Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3

This AMENDMENT NO. 3, dated as of December 4, 2015 (together with all exhibits and schedules hereto, this “Amendment”) to that certain Amended and Restated Credit Agreement, dated as of October 19, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Existing Credit Agreement”) among Tenet Healthcare Corporation, a Nevada corporation (the “Borrower”), the Lenders and Issuers party thereto, Citicorp USA, Inc., as agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Existing Credit Agreement; provided however, that all capitalized terms used in Section 4 herein and not otherwise defined herein, shall have the meaning ascribed to such terms in the Amended Credit Agreement (as defined below).

WHEREAS, pursuant to Section 11.1 of the Existing Credit Agreement, the Borrower has requested that the Administrative Agent and the Lenders consent to the amendments to the Existing Credit Agreement set forth herein.

WHEREAS, each Lender party hereto has agreed to consent to this Amendment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree to amend the Existing Credit Agreement on the terms and subject to the conditions set forth in this Amendment as follows:

SECTION 1. Amendments to the Credit Agreement. Effective as of the Amendment Effective Date (as defined below) and subject to the satisfaction of the terms and conditions set forth herein:

(a) the Existing Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit A attached hereto (as amended, the “Amended Credit Agreement”).

(b) The Schedules to the Existing Credit Agreement are hereby amended and restated in its entirety to be in the form of Exhibit B attached hereto.

(c) Exhibits C, E, F and J to the Existing Credit Agreement are hereby amended and restated in their entirety to be in the forms of Exhibit C, E, F and J attached hereto.

SECTION 2. Conditions to Effectiveness. This Amendment shall become effective on the first date when each of the following conditions precedent have been satisfied (the “Amendment Effective Date”):

(a) the Administrative Agent shall have received (i) this Amendment, duly executed and delivered by the Borrower, the Issuers, the Swing Loan Lender and the Administrative Agent, (ii) (A) New Revolving Credit Lender Addenda (if any), in the form attached hereto as Annex A (the “New Revolving Credit Lender Addendum”) and (B) Extending Revolving Credit Lender Consents, in the form attached hereto as Annex B (the “Extending Revolving Credit Lender Consents”), in each case, duly executed and delivered by a combination of new and existing Lenders (the “Consenting Lenders”) whose aggregate Revolving Credit Commitments is equal to $1,000,000,000 and (iii) a Reaffirmation Agreement, in the form attached hereto as Annex C, duly executed and delivered by the Borrower and each Guarantor;

(b) the Administrative Agent shall have received legal opinions with respect to each Loan Party, dated as of Amendment Effective Date and addressed to the Administrative Agent, the Lenders and the Issuers, in form and substance reasonably acceptable to the Administrative Agent;

(c) the Administrative Agent shall have received (i) a copy of a certificate from the Secretary of State or other applicable office in the jurisdiction of incorporation or organization of each Loan Party attesting to the good standing (or equivalent) of such Loan Party (where such concept is applicable) and (ii) a certificate from the Secretary or Assistant Secretary of each Loan Party, dated as of the Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver the Amendment and any other document required to be delivered by or on behalf of such Loan Party, (B) the articles of incorporation or other equivalent Constituent Document of such Loan Party as in effect on the date of such certification (or, alternatively, certifying that there have been no amendments or other modifications made to such Constituent Document since November 29, 2011), (C) the bylaws or other equivalent Constituent Document of such Loan Party as in effect on the date of such certification (or, alternatively, certifying that there have been no amendments or other modifications made to such Constituent Document since the November 29, 2011), (D) resolutions of such Loan Party’s Board of Directors, sole member, managing member, general partner, or other approving body, as applicable, authorizing the execution, delivery and performance of this Amendment and any other document required to be delivered by, or on behalf of, such Loan Party, in each case as of the Amendment Effective Date;

(d) all fees and expenses (including, to the extent invoiced, the reasonable and documented fees and expenses of Weil, Gotshal & Manges LLP) payable in connection with this Amendment or otherwise required to be paid pursuant to the Existing Credit Agreement shall have been paid in full;

(e) each Non-Consenting Lender (as defined below) shall have received payments of all Loans held by it and all accrued and unpaid interest and fees with respect thereto through the date of this Amendment as contemplated by Section 3(c) below;

(f) the Borrower shall have paid to the Administrative Agent, (i) for the ratable benefit of each Consenting Lender that has delivered an unconditioned Extending Revolving Credit Lender Consent to the Administrative Agent on or prior to 10:00 am (New York City time) on December 3, 2015, an amendment fee in an amount equal to 0.15% of the aggregate amount of such Consenting Lender’s Revolving Credit Commitments on the Amendment Effective Date (outstanding immediately after giving effect to Amendment Effective Date) and (ii) for the ratable benefit of each Lender (each, a “New Money Lender”) that, either by executing an Extending Revolving Credit Lender Consent or a New Revolving Credit Lender Addendum, will hold, Revolving Credit Commitments immediately after giving effect to the Amendment Effective Date, in in excess of the amount of such Lender’s Revolving Credit Commitments as in effect immediately prior to the Amendment Effective Date (the amount of such excess, the “New Commitment Amount”), a closing fee in an amount equal to 0.25% of the aggregate amount of such New Money Lender’s New Commitment Amount on the Amendment Effective Date (outstanding immediately after giving effect to Amendment Effective Date);

(g) each of the representations and warranties set forth in Section 4 hereof shall be true and correct as of the Amendment Effective Date; and

(h) no Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date.

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SECTION 3. Construction with the Loan Documents.

(a) On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference in the other Loan Documents to the Existing Credit Agreement, shall mean, and be a reference to, the Amended Credit Agreement.

(b) The amendment of the Existing Credit Agreement as contemplated hereby shall not be construed to discharge or otherwise affect the Loans or any other obligations of the Borrower accrued or otherwise owing under the Existing Credit Agreement, it being understood that such Loans and obligations will constitute Loans and obligations under the Amended Credit Agreement.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Arrangers, the other Indemnitees, the other agents, the bookrunners or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents or for any purpose except as expressly set forth herein. Notwithstanding anything to the contrary in the Existing Credit Agreement or other Loan Documents, each of the Consenting Lenders acknowledges and agrees that (i) commencing on the Amendment Effective Date, the respective Revolving Credit Commitment of such Lender shall be as set forth on the new Schedule I (Revolving Credit Commitments) referenced in Section 1(a) of this Amendment and (ii) the respective Commitments of each Lender under the Existing Credit Agreement prior to giving effect to this Amendment that is not a party to this Amendment (each a “Non-Consenting Lender”) shall be assigned or deemed assigned pursuant to Section 11.1(c) of the Existing Credit Agreement and such assignment or deemed assignment shall be reflected on the new Schedule I (Revolving Credit Commitments).

(d) This Amendment is a Loan Document.

SECTION 4. Representations And Warranties.

(a) (i) each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by each Loan Party, (iii) this Amendment is a legal, valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and (iv) such execution, delivery and performance will not (A) contravene or violate any Loan Party’s Constituent Documents, (B) violate any other Requirement of Law applicable to any Loan Party or any order or decree of any Governmental Authority or arbitrator applicable to the Borrower or (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Related Document or any other material Contractual Obligation of any Loan Party.

(b) Each of the representations and warranties made by any Loan Party in the Amended Credit Agreement, and the other Loan Documents to which it respectively is a party or by which it is bound, is true and correct in all material respects on and as of the date hereof (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date).

(c) No Default or Event of Default has occurred and is continuing.

SECTION 5. Incorporation by Reference. The following sections of the Existing Credit Agreement shall be incorporated by reference mutatis mutandis: Sections 11.3, 11.4, 11.10, 11.12, 11.13, 11.16 and 11.17

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SECTION 6. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TENET HEALTHCARE CORPORATION as Borrower

By:	/s/ Tyler C. Murphy
Name:	Tyler C. Murphy
Title:	Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT]

CITICORP USA, INC. as Administrative Agent

By:	/s/ Christopher Marino
Name:	Christopher Marino
Title:	Vice President and Director

CITIBANK, N.A.
as Swing Loan Lender and Issuer

By:	/s/ Christopher Marino
Name:	Christopher Marino
Title:	Vice President and Director

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A.
as Issuer

By:	/s/ Lauren Trussell
Name:	Lauren Trussell
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT]

ANNEX A

NEW REVOLVING CREDIT LENDER ADDENDUM

Reference is made to (i) the Amended and Restated Credit Agreement, dated as of October 19, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Existing Credit Agreement”) among Tenet Healthcare Corporation, a Nevada corporation (the “Borrower”), the Lenders and Issuers party thereto, Citicorp USA, Inc., as agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”) and (ii) Amendment No. 3 to the Credit Agreement, dated as of December 4, 2015 (the “Amendment”), to which this New Revolving Lender Addendum (the “Addendum”) is attached. Unless otherwise defined herein, capitalized terms used herein and defined in the Existing Credit Agreement or the Amendment, as applicable, are used herein as therein defined.

Upon execution and delivery of this Addendum by the parties hereto, the undersigned hereby becomes a Revolving Credit Lender under the Amended Credit Agreement having the Revolving Credit Commitment set forth in Schedule I (Revolving Credit Commitments) to the Amended Credit Agreement, effective as of the Amendment Effective Date.

This Addendum and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with the provision of the Amendment and the Amended Credit Agreement.

This Addendum may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Addendum by facsimile or e-mail shall be effective as delivery of a manually executed counterpart hereof or thereof.

IN WITNESS WHEREOF, the undersigned has caused this Addendum to be duly executed and delivered by its proper and duly authorized officers as of the Amendment Effective Date.

[NAME OF NEW REVOLVING CREDIT LENDER]

By:
Name:
Title:

[SIGNATURE PAGE TO EXTENDING REVOLVING CREDIT LENDER CONSENT]

ANNEX B

EXTENDING REVOLVING CREDIT LENDER CONSENT

Reference is made to (i) Amended and Restated Credit Agreement, dated as of October 19, 2010 (as be amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Existing Credit Agreement”) among Tenet Healthcare Corporation, a Nevada corporation (the “Borrower”), the Lenders and Issuers party thereto, Citicorp USA, Inc., as agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”) and (ii) Amendment No. 3 to the Credit Agreement, dated as of December 4, 2015 (the “Amendment”), to which this Extending Lender Consent is attached. Unless otherwise defined herein, capitalized terms used herein and defined in the Existing Credit Agreement or the Amendment, as applicable, are used herein as therein defined.

Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Existing Credit Agreement, the undersigned Lender hereby consents to the Amendment and authorizes the Administrative Agent to execute the Amendment on its behalf.

The undersigned Lender hereby confirms and agrees that, as of the Amendment Effective Date, its Revolving Credit Commitment with respect to the Amended Credit Agreement is as set forth in Schedule I (Revolving Credit Commitments) to the Amended Credit Agreement, as amended by the Amendment and agrees to any upsize thereof as set forth therein.

IN WITNESS WHEREOF, the undersigned has caused this Addendum to be duly executed and delivered by its proper and duly authorized officers as of the Amendment Effective Date.

[NAME OF EXTENDING REVOLVING LENDER]

By:
Name:
Title:

[SIGNATURE PAGE TO EXTENDING REVOLVING CREDIT LENDER CONSENT]

ANNEX C

REAFFIRMATION AGREEMENT

This REAFFIRMATION AGREEMENT, dated as of December 4, 2015 (this “Reaffirmation Agreement”), is made by each Person listed on the signature pages hereto as a Reaffirming Party (each a “Reaffirming Party” and collectively the “Reaffirming Parties”) in connection with AMENDMENT NO. 3, dated as of December 4, 2015 (the “Amendment”) to that certain Amended and Restated Credit Agreement, dated as of October 19, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Existing Credit Agreement”) among Tenet Healthcare Corporation, a Nevada corporation (the “Borrower”), the Lenders and Issuers party thereto, Citicorp USA, Inc., as agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower proposes to enter into the Amendment in order to make certain modifications to the Existing Credit Agreement;

WHEREAS, each Guarantor is party to the Amended and Restated Guaranty, dated as of October 19, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Guaranty”), pursuant to which each Guarantor has guaranteed the Obligations;

WHEREAS, the Borrower, as a grantor, and the Guarantors are parties to that certain Amended and Restated Pledge and Security Agreement, dated as of October 19, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Security Agreement”), pursuant to which each such party granted a security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in certain of their assets to secure the Secured Obligations under the Credit Agreement;

WHEREAS, the Borrower and certain Guarantors are parties to various additional Collateral Documents, including, without limitation, certain Deposit Account Control Agreements and Joinder Agreements, in connection with the Existing Credit Agreement, pursuant to which each such party granted a security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in certain of their assets to secure the Secured Obligations under the Credit Agreement (the “Additional Collateral Documents”; the Additional Collateral Documents, the Security Agreement and the Guaranty, collectively, the “Reaffirmed Documents” and, each a “Reaffirmed Document”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Borrower will enter into the Amendment which will amend and restate the Existing Credit Agreement in its entirety (the Existing Credit Agreement as so amended and restated, the “Amended Credit Agreement”);

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Borrower and the Guarantors shall have ratified and confirmed (i) their respective obligations under the Reaffirmed Documents in respect of the Secured Obligations under, and as defined in, the Amended Credit Agreement, (ii) the Liens granted in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of such Secured Obligations and (iii) the guaranties made in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of the Obligations under, and as defined in, the Amended Credit Agreement.

NOW, THEREFORE, in consideration of the above premises, the Reaffirming Parties agree as follows:

Section 1.	Definitions

Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Amended Credit Agreement.

Section 2.	Reaffirmation of Loan Documents

Each Reaffirming Party hereby consents to the execution, delivery and performance of this Reaffirmation Agreement, the Amendment and all of the other Loan Documents (if any) to be executed in connection therewith.

Section 3.	Reaffirmation of Obligations and Liabilities

Each Reaffirming Party hereby acknowledges and agrees that, after giving effect to the Amendment, all of its respective obligations under the Reaffirmed Documents and the other Loan Documents to which it is a party are reaffirmed, and remain in full force and effect on a continuous basis. Each Reaffirming Party acknowledges that the obligations and liabilities of the Borrower under the Existing Credit Agreement continue in full force and effect on a continuous basis, unpaid and undischarged.

Section 4.	Reaffirmation of Liens and Guaranties

As of the Amendment No. 3 Effective Date, each Reaffirming Party reaffirms each Lien it granted to each Secured Party, and any Liens that were otherwise created or arose under each of the Reaffirmed Documents to which such Reaffirming Party is party to and reaffirms the guaranties made in favor of each Secured Party under each of the Reaffirmed Documents to which such Reaffirming Party is party, which Liens and guaranties shall continue in full force and effect during the term of the Amended Credit Agreement and any amendments, amendments and restatements, supplements or other modifications thereof and shall continue to secure the Secured Obligations of the Borrower and the Guarantors, and secure the obligations of the other Reaffirming Parties under any Reaffirmed Document or other Loan Document, in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the Reaffirmed Documents.

Section 5.	Representations and Warranties

This Reaffirmation Agreement has been duly authorized, executed and delivered by each Reaffirming Party and each Reaffirmed Document constitutes a valid and binding agreement of each Reaffirming Party, enforceable against such Reaffirming Party in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and (iii) as limited by legal or equitable principles of reasonableness, good faith and fair dealing.

Section 6.	Incorporation by Reference.

The following sections of the Credit Agreement shall be incorporated by reference mutatis mutandis: Sections 11.3, 11.4, 11.10, 11.12, 11.13, 11.16 and 11.17.

Section 7.	Governing Law.

This Reaffirmation Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with the laws of the State of New York.

[SIGNATURE PAGE TO REAFFIRMATION AGREEMENT]

IN WITNESS WHEREOF, this Reaffirmation Agreement has been duly executed as of the date first written above.

TENET HEALTHCARE CORPORATION
AMISUB (SFH), INC.
AMISUB OF SOUTH CAROLINA, INC.
ATLANTA MEDICAL CENTER, INC. (F/K/A TENET HEALTHSYSTEM GB, INC.)
CGH HOSPITAL, LTD.
By:	Coral Gables Hospital, Inc., as
General Partner
COASTAL CAROLINA MEDICAL CENTER, INC.
DELRAY MEDICAL CENTER, INC.
DESERT REGIONAL MEDICAL CENTER, INC. (F/K/A TENET HEALTHSYSTEM DESERT, INC.)
DES PERES HOSPITAL, INC. (F/K/A TENET HEALTHSYSTEM DI, INC.)
DOCTORS HOSPITAL OF MANTECA, INC.
DOCTORS MEDICAL CENTER OF MODESTO, INC.
EAST COOPER COMMUNITY HOSPITAL, INC.
FOUNTAIN VALLEY REGIONAL HOSPITAL AND MEDICAL CENTER
GOOD SAMARITAN MEDICAL CENTER, INC. (F/K/A TENET GOOD SAMARITAN, INC.)
HILTON HEAD HEALTH SYSTEM, LP.
By:	Tenet Physician Services – Hilton Head, Inc., as General Partner
HIALEAH HOSPITAL, INC. (F/K/A TENET HIALEAH HEALTHSYSTEM, INC.)
HOSPITAL DEVELOPMENT OF WEST PHOENIX, INC.
HOUSTON SPECIALTY HOSPITAL, INC.
JFK MEMORIAL HOSPITAL, INC.
LAKEWOOD REGIONAL MEDICAL CENTER, INC.
LIFEMARK HOSPITALS OF FLORIDA, INC.
LOS ALAMITOS MEDICAL CENTER, INC.
NEW MEDICAL HORIZONS, II, LTD.
By:	Cypress Fairbanks Medical Center Inc., as General Partner
NORTH FULTON MEDICAL CENTER, INC. as Reaffirming Parties

By:
Name:
Title:

[SIGNATURE PAGE TO REAFFIRMATION AGREEMENT]

NORTH SHORE MEDICAL CENTER, INC. (F/K/A TENET HEALTHSYSTEM NORTH SHORE, INC.)
PALM BEACH GARDENS COMMUNITY HOSPITAL, INC.
PLACENTIA-LINDA HOSPITAL, INC.
SAINT FRANCIS HOSPITAL – BARTLETT, INC. (F/K/A TENET HEALTHSYSTEM BARTLETT, INC.)
SIERRA VISTA HOSPITAL, INC.
SPALDING REGIONAL MEDICAL CENTER, INC. (F/K/A TENET HEALTHSYSTEM SPALDING, INC.)
ST. MARY’S MEDICAL CENTER, INC. (F/K/A TENET ST. MARY’S, INC.)
SYLVAN GROVE HOSPITAL, INC. (F/K/A TENET HEALTHSYSTEM SGH, INC.)
TENET HEALTHSYSTEM HAHNEMANN, L.L.C.
By:	Tenet HealthSystem Philadelphia, Inc., as Sole Member
TENET HEALTHSYSTEM ST. CHRISTOPHER’S HOSPITAL FOR CHILDREN, L.L.C.
By:	Tenet HealthSystem Philadelphia, Inc., as Sole Member
TENET HOSPITALS LIMITED
By:	Tenet Texas, Inc., as General Partner
TH HEALTHCARE, LTD.
By:	Lifemark Hospitals, Inc., as General Partner
TWIN CITIES COMMUNITY HOSPITAL, INC.
VHS ACQUISITION CORPORATION
VHS ACQUISITION SUBSIDIARY NUMBER 1, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 7, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 9, INC.
VHS CHILDREN’S HOSPITAL OF MICHIGAN, INC.
VHS DETROIT RECEIVING HOSPITAL, INC.
VHS HARPER-HUTZEL HOSPITAL, INC.
VHS HURON VALLEY-SINAI HOSPITAL, INC.
VHS OF ARROWHEAD, INC.
VHS OF ILLINOIS, INC.
VHS OF PHOENIX, INC. as Reaffirming Parties

By:
Name:
Title:

VHS REHABILITATION INSTITUTE OF MICHIGAN, INC.
VHS SAN ANTONIO PARTNERS, LLC
VHS SINAI-GRACE HOSPITAL, INC.
VHS WEST SUBURBAN MEDICAL CENTER, INC.
VHS WESTLAKE HOSPITAL, INC.
WEST BOCA MEDICAL CENTER, INC.
HDMC HOLDINGS, L.L.C.

[SIGNATURE PAGE TO REAFFIRMATION AGREEMENT]

RESOLUTE HOSPITAL COMPANY, LLC
VHS ACQUISITION SUBSIDIARY NUMBER 3, INC.
VHS BROWNSVILLE HOSPITAL COMPANY, LLC
VHS HARLINGEN HOSPITAL COMPANY, LLC as Reaffirming Parties

By:
Name:
Title:

[SIGNATURE PAGE TO REAFFIRMATION AGREEMENT]

ACCEPTED AND AGREED
as of the date first above written:

CITICORP USA, INC., as Administrative Agent

By:
Name:
Title:

[SIGNATURE PAGE TO REAFFIRMATION AGREEMENT]

EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT

EXECUTION COPY

$1,000,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 19, 2010

As Amended by Amendment No. 1, dated as of November 29, 2011,

Incremental Amendment, dated as of October 15, 2013,

Amendment No. 2, dated as of January 23, 2014 and

Amendment No. 3, dated as of December 4, 2015

among

TENET HEALTHCARE CORPORATION,

as Borrower

and

THE LENDERS AND ISSUERS PARTY HERETO

and

CITICORP USA, INC.,

as Administrative Agent

BANK OF AMERICA, N.A.,

as Syndication Agent

CITIGROUP GLOBAL MARKETS INC. and

BANK OF AMERICA, N.A.,

as Joint Lead Arrangers

CITIGROUP GLOBAL MARKETS INC.,

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC,

CAPITAL ONE, N.A.,

GOLDMAN SACHS BANK USA,

RBC CAPITAL MARKETS1,

SUNTRUST ROBINSON HUMPHREY, INC.,

THE BANK OF NOVA SCOTIA, AND

WELLS FARGO CAPITAL FINANCE, LLC,

as Joint Bookrunners

BARCLAYS BANK PLC,

GOLDMAN SACHS BANK USA,

HEALTHCARE FINANCIAL SOLUTIONS, LLC

ROYAL BANK OF CANADA,

SUNTRUST BANK.,

THE BANK OF NOVA SCOTIA, AND

WELLS FARGO CAPITAL FINANCE, LLC,

as Co-Documentation Agents

WEIL, GOTSHAL & MANGES LLP

767 FIFTH AVENUE

NEW YORK, NEW YORK 10153-0119

[1]	RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

(CONTINUED)

(CONTINUED)

(CONTINUED)

(CONTINUED)

(CONTINUED)

PAGE
SCHEDULES

Schedule I	-	Revolving Credit Commitments
Schedule II	-	Issuers and L/C Commitments
Schedule III	-	Applicable Lending Offices and Addresses for Notices
Schedule 1.1(a)	-	Excluded Subsidiaries
Schedule 4.2	-	Consents
Schedule 4.3(a)	-	Ownership of Subsidiaries
Schedule 4.3(b)		Borrower Information
Schedule 4.7	-	Litigation
Schedule 4.8	-	Taxes
Schedule 4.13(a)		Compliance with Health Care Laws
Schedule 4.13(b)		Health Care Programs
Schedule 4.13(c)		Exclusion From Government Health Care Programs
Schedule 4.13(d)		Integrity Agreements, Settlement Agreements, Etc.
Schedule 4.16	-	Labor Matters
Schedule 4.17	-	List of Plans
Schedule 4.18	-	Environmental Matters
Schedule 4.20	-	Eligible Obligations
Schedule 8.1	-	Existing Indebtedness
Schedule 8.2	-	Existing Liens
Schedule 8.3	-	Existing Investments
Schedule 8.4	-	Asset Sales

EXHIBITS

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Revolving Credit Note
Exhibit C	-	Form of Notice of Borrowing
Exhibit D	-	Form of Swing Loan Request
Exhibit E	-	Form of Letter of Credit Request
Exhibit F	-	Form of Notice of Conversion or Continuation
Exhibit G	-	[Reserved]
Exhibit H	-	Form of Guaranty
Exhibit I	-	Form of Security Agreement
Exhibit J	-	Form of Borrowing Base Certificate
Exhibit K	-	Form of Collection Deposit Account Agreement
Exhibit L	-	Forms of Tax Compliance Certificates

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 19, 2010, among TENET HEALTHCARE CORPORATION, a Nevada corporation (the “Borrower”), the Lenders (as defined below), the Issuers (as defined below), and CITICORP USA, INC. (“Citi”), as agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower entered into the $1,000,000,000 Credit Agreement, dated as of November 16, 2006, among the Borrower, the lenders and Issuers party thereto, and Citi, as agent for such lenders and Issuers (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, (a) this Agreement, on the terms and subject to the conditions set forth herein, shall amend and restate the Existing Credit Agreement in its entirety as of the Effective Date (as defined below), (b) this Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities and (c) from and after the Effective Date, the Existing Credit Agreement shall be of no further force or effect, except to evidence the payment obligations incurred thereunder, the representations and warranties made and the actions or omissions performed or required to be performed thereunder prior to the Effective Date.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1 Defined Terms

As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account” means, collectively and without duplication: (a) any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold), any “health-care insurance receivables” (as defined in the UCC), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (b) all books and records pertaining to the foregoing, (c) all “supporting obligations” (as defined in the UCC) in respect of the foregoing and (d) all Proceeds of any of the foregoing; provided, however, that “Accounts” shall not include (i) rights to payment in respect of (A) medical office building leases to physicians, (B) physician income guarantees, or (C) Medicaid disproportionate share receivables, (ii) any notes owed to the Borrower or any of the Guarantors, which evidences indebtedness other than for services rendered or goods sold and (iii) proceeds of assets described in clause (i) or (ii) above.

“Account Debtor” has the meaning given to such term in the UCC.

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“Acquisition” means any acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets or Stock of any Acquisition Target, or the merger of any Acquisition Target with or into the Borrower or any Subsidiary of the Borrower (and, in the case of a merger with (a) any Guarantor, with such Guarantor being the surviving corporation and (b) the Borrower, with the Borrower being the surviving corporation).

“Acquisition Target” means any Person or any operating division thereof subject to an Acquisition.

“Administrative Agent” has the meaning specified in the preamble to this Agreement.

“Advance Rate” means 85%.

“Affected Lender” has the meaning specified in Section 2.17 (Substitution of Lenders).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent Affiliate” has the meaning specified in Section 10.3(c) (Posting of Approved Electronic Communications).

“Agreement” means this Amended and Restated Credit Agreement.

“Alternative Currency” means Euros or Sterling, as applicable.

“Amendment No. 3” means Amendment No. 3 dated as of December 4, 2015 to the Agreement, among the Borrower, the Administrative Agent and the Lenders listed on the signature pages thereof.

“Amendment No. 3 Effective Date” has the meaning ascribed to “Amendment Effective Date” in Amendment No. 3.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq.

“Anti-Money Laundering Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to money laundering, including, without limitation, the Patriot Act.

“Applicable Lending Office” means, with respect to each Revolving Credit Lender, its Domestic Lending Office in the case of a Base Rate Loan, its Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan and its EURIBOR Lending Office in the case of a EURIBOR Rate Loan.

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“Applicable Margin” means, (a) prior to the delivery of the first Borrowing Base Certificate after the Amendment No. 3 Effective Date, (i) 0.50% per annum in the case of Base Rate Loans and (ii) 1.50% per annum in the case of Eurocurrency Rate Loans and EURIBOR Rate Loans, and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the applicable Available Credit set forth below:

AVAILABLE CREDIT	BASE RATE LOANS	EUROCURRENCY RATE LOANS/EURIBOR RATE LOANS
Greater than or equal to $666,666,667	0.25%	1.25%
Less than $666,666,667 and greater than or equal to $333,333,333	0.50%	1.50%
Less than $333,333,333	0.75%	1.75%

Changes in the Applicable Margin resulting from a change in the Available Credit shall become effective as to all Revolving Loans and Swing Loans upon delivery by the Borrower to the Administrative Agent of a new Borrowing Base Certificate pursuant to Section 6.9(a) (Borrowing Base Determination). Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Available Credit), if the Borrower shall fail to deliver such Borrowing Base Certificate within any of the time periods specified in Section 6.9(a) (Borrowing Base Determination), the Applicable Margin from and including the 20th day after the end of such fiscal month or, during a Liquidity Event Period, the 5th Business Day after the end of such week, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Borrowing Base Certificate shall equal the highest possible Applicable Margin provided for by this definition.

“Applicable Period” has the meaning specified in Section 2.13(j) (Payments and Computations).

“Applicable Series” shall have the meaning assigned to such term in the definition of “Revolving Credit Termination Date”.

“Approved Deposit Account” means a Deposit Account that is the subject of an effective Deposit Account Control Agreement and that is maintained by any Loan Party with a Deposit Account Bank. “Approved Deposit Account” includes all monies on deposit in a Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.

“Approved Electronic Communications” means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement to the Guaranty, any joinder to the Security Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any Financial Statement, financial and other report, notice, request, certificate and other information material; provided, however, that, “Approved Electronic Communication” shall exclude (i) any

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Notice of Borrowing, Letter of Credit Request, Swing Loan Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.8 (Optional Prepayments) and Section 2.9 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III (Conditions Precedent) or Section 2.4(a) (Letters of Credit) or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

“Approved Electronic Platform” has the meaning specified in Section 10.3(a) (Posting of Approved Electronic Communications).

“Approved Fund” means any Fund engaged in investing in commercial loans that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of Citigroup Global Markets Inc. and Bank of America, N.A., in their capacity as joint lead arrangers and joint book runners.

“Asset Sale” has the meaning specified in Section 8.4 (Sale of Assets).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Revolving Credit Lender and an Eligible Assignee, and accepted by the Administrative Agent and, to the extent required by Section 11.2 (Assignments and Participations), the Borrower, in substantially the form of Exhibit A (Form of Assignment and Acceptance).

“Availability Reserve” means, as of five Business Days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such amounts as the Administrative Agent deems necessary from time to time, in the Administrative Agent’s Permitted Discretion, to establish against the Facility in order to preserve the ability of the Administrative Agent to collect Eligible Accounts comprising a material portion of the Collateral and the ability of the Secured Parties to realize the value of such Collateral; provided, that, for the avoidance of doubt, no Availability Reserve shall be established for any Last-Out Eligible Obligations.

“Available Contributions Amount” means, as of any date of determination, the sum, without duplication, of:

(a) cash received by the Borrower after the Amendment No. 3 Effective Date and prior to or on such date as Capital Contributions; minus

(b) the amount of fees and commissions (including investment banking fees), tax expenses and other costs and expenses that are paid or payable in connection with any such Capital Contributions; minus

(c) the sum of the aggregate amount, as of such date of determination, of all (i) Investments made after the Amendment No. 3 Effective Date pursuant to Section 8.3(j) (Investments); (ii) Restricted Payments made after the Amendment No. 3 Effective

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Date pursuant to Section 8.5(f) (Restricted Payments); and (iii) prepayments, redemptions, repurchases, defeasances or other satisfactions of Indebtedness made after the Amendment No. 3 Effective Date pursuant to Section 8.6(viii) (Prepayments and Cancellation of Indebtedness).

“Available Credit” means, at any time, (a) the lesser of (i) the then effective Revolving Credit Commitments minus the Availability Reserve and (ii) the Borrowing Base at such time, minus (b) the sum of (i) the aggregate Revolving Credit Outstandings at such time, (ii) any Eligible Obligations Reserve in effect at such time, unless Available Credit as calculated without deducting therefrom the amount of Eligible Obligations Reserve as set forth in this clause (ii) shall be greater than $300,000,000 and (iii) any Maturity Reserve in effect at such time.

“Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

(a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate; and

(b) 0.5% per annum plus the Federal Funds Rate.

“Base Rate Loan” means any Swing Loan or any other Loan during any period in which it bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Group Member incurs or otherwise has any obligation or liability, contingent or otherwise.

“Blockage Notice” has the meaning specified in each Deposit Account Control Agreement.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

“Borrowing Base” means, on any date of determination, the Gross Borrowing Base as of such date, minus (a) an amount of Self-Pay Accounts included in such Gross Borrowing Base equal to the amount by which such amount exceeds the least of (i) $100,000,000, (ii) the aggregate amount of payments (net of collection fees and expenses) received by the Borrower and the Guarantors with respect to Self-Pay Accounts during the three (3) consecutive calendar months then most recently ended, (iii) 10.0% of such Gross Borrowing Base and (iv) an amount equal to 85% of Net Self-Pay Accounts as of such date, minus (b) an amount of Unbilled Accounts included in such Gross Borrowing Base equal to the amount by which such amount exceeds $75,000,000.

“Borrowing Base Certificate” means a certificate of the Borrower substantially in the form of Exhibit J (Form of Borrowing Base Certificate).

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“Business Day” means:

(a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close in New York City or, with respect to Obligations denominated in Dollars, in any other jurisdiction where the Administrative Agent’s office is located;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan that is a Dollar Loan, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(c) if such day relates to any interest rate settings as to a EURIBOR Rate Loan, any fundings, disbursements, settlements and payments in Euros in respect of any such EURIBOR Rate Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such EURIBOR Rate Loan, a TARGET Day;

(d) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Sterling, any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London interbank market for Sterling; and

(e) if such day relates to any fundings, disbursements, settlements and payments in Sterling in respect of any such Eurocurrency Rate Loan, or any other dealings in Sterling to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than interest rate settings), any such day on which banks are open for foreign exchange business in London.

“Capital Contribution” means the receipt by the Borrower of cash proceeds as consideration for Stock or Stock Equivalents of the Borrower received from a Person other than any Group Member; provided, that such Stock or Stock Equivalent shall not, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) mature or become mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) become exchangeable for Indebtedness of the Borrower, (c) become redeemable at the option of the holder thereof, in whole or in part, or (d) provides for any mandatory payments, dividends or other distributions in cash, in the case of each of clauses (a), (b), (c) and (d) above, at any time prior to one year after the Scheduled Termination Date.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

“Capital Lease Obligations” means, with respect to any Person, the capitalized amount of all Consolidated obligations of such Person or any of its Subsidiaries under Capital Leases.

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“Cash Collateral Account” means any Deposit Account that is (a) established by the Administrative Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Loan Parties or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and as the Administrative Agent may determine in its sole discretion, (c) in the name of the Administrative Agent (although such account may also have words referring to the Borrower and the account’s purpose), (d) under the control of the Administrative Agent and (e) in the case of a Securities Account, with respect to which the Administrative Agent shall be the Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto.

“Cash Collateralize” means, with respect of an Obligation, provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” has a corresponding meaning).

“Cash Equivalents” means (a) securities issued or fully guaranteed or insured by the United States federal government or any agency thereof, (b) demand deposits, certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of any Lender or any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least “A-1” by S&P or “P-1” by Moody’s, (c) commercial paper of an issuer rated at least “A-1” by S&P or “P-1” by Moody’s and (d) marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least “A-2” by S&P or “P-2” by Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 365 days.

“Cash Interest Expense” means, with respect to the Group Members on a Consolidated basis, Interest Expense for such period less the Non-Cash Interest Expense for such period.

“Cash Management Document” means any certificate, agreement or other document executed by any Loan Party in respect of the Cash Management Obligations of any Loan Party.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided after the Effective Date (regardless of whether these or similar services were provided prior to the Effective Date by the Administrative Agent, any Lender or any Affiliate of any of them) by the Administrative Agent, any Lender or any Affiliate of any of them in connection with this Agreement or any Loan Document (other than Cash Management Documents), including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

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“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence, after the Amendment No. 3 Effective Date, of any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 35% or more of the issued and outstanding Voting Stock of the Borrower or (b) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

“Citi” has the meaning specified in the preamble to this Agreement.

“Citibank” means Citibank, N.A., a national banking association.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

“Collateral Documents” means the Security Agreement, the Deposit Account Control Agreements and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

“Collection Deposit Account” means (a) any Program Deposit Account and (b) any other Deposit Account that is not an Approved Deposit Account to which Accounts or the Proceeds thereof are paid or credited and, in each case of clauses (a) and (b) above, that is maintained by any Loan Party with a Deposit Account Bank. “Collection Deposit Account” includes all monies on deposit in a Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.

“Collection Deposit Account Agreement” means an agreement, substantially in the form of Exhibit K (Form of Collection Deposit Account Agreement) or otherwise in form and substance reasonably satisfactory to the Administrative Agent, executed by the relevant Loan Party, the Administrative Agent and the relevant financial institution.

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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning specified in Section 6.1(c) (Financial Statements).

“Concentration Account” means any Deposit Account that is (a) established by the Administrative Agent from time to time in its sole discretion to receive cash from the Approved Deposit Accounts during a Liquidity Event Period pursuant to the Loan Documents, (b) with such depositaries as the Administrative Agent may determine in its sole discretion, (c) in the name of the Administrative Agent (although such account may also have words referring to the Borrower and the account’s purpose) and (d) under the control of the Administrative Agent.

“Consolidated” means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

“Consolidated Net Income” means, with respect to the Group Members on a Consolidated basis, the Consolidated net income (or loss) of the Group Members for such period determined in accordance with GAAP, but excluding any amounts attributable to Investments in any Unrestricted Subsidiary to the extent that such amounts have not been distributed in cash or Cash Equivalents to such Group Members during such applicable period.

“Consolidated Total Assets” means, the consolidated total assets of the Borrower and the Restricted Subsidiaries as set forth on the consolidated balance sheet of the Borrower as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements).

“Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws or operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election or duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Stock.

“Contaminant” means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

“Contractual Obligation” means, with respect to any Person, any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

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“Corporate Chart” means a corporate organizational chart, list or other similar document, in each case in form reasonably acceptable to the Administrative Agent and setting forth, for each Person that is a Loan Party, that is subject to Section 7.10 (Additional Collateral and Guaranties) or that is a Subsidiary of any of them, (a) the full legal name of such Loan Party, (b) the jurisdiction of organization, the organizational number (if any) and the tax identification number (if any) of such Loan Party, (c) the location of such Loan Party’s chief executive office (or sole place of business) and (d) the percentage of shares outstanding of each class of such Person’s Stock owned (directly or indirectly) by any Loan Party or any Subsidiary of any of them.

“Customary Permitted Liens” means, with respect to any Person, any of the following Liens:

(a) Liens with respect to the payment of taxes, assessments or governmental charges, in each case (i) that are not delinquent or (ii) that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

(b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens, in each case so long as such Liens (i) are imposed by law or arising in the ordinary course of business and (ii) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Subsidiaries or under self-insurance arrangements in respect of such obligations, (ii) to secure the performance of statutory obligations, trade contracts, governmental contracts, bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, stay, appeal, customs or performance bonds and (iii) to secure obligations in respect of letters of credit that have been posted by the Borrower or any of its Subsidiaries to support the payment of items set forth in clauses (i) and (ii);

(d) restrictions (including encumbrances arising by reason of zoning), easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property and title defects affecting real property not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(e) encumbrances arising under leases or subleases of real property not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(f) leases, licenses, subleases, sublicenses, occupancy agreements or assignments granted to others (i) in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located or (ii) secured by a lessor’s, licensee’s, licensor’s, sublessor’s sublicensee’s or sublicensor’s interest under such agreement to the extent permitted otherwise under this Agreement (including software and other technology licenses);

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(g) financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business other than through a Capital Lease;

(h) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(i) Liens securing judgments or orders for the payment of money not constituting an Event of Default under Section 9.1(g) (Events of Default);

(j) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and

(k) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes.

“Default” means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Defaulting Lender” means, at any time, a Lender as to which the Administrative Agent has notified the Borrower or has received a notice from the Borrower pursuant to clause (b) below that (a) such Lender has failed within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective obligations under this Agreement to make a Loan, make a payment to the Issuer in respect of a Letter of Credit and/or make a payment to the Swing Loan Lender in respect of a Swing Loan (each a “Funding Obligation”) (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied); provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (a) upon receipt of such written confirmation by the Administrative Agent and the Borrower, (b) such Lender has notified the Administrative Agent or Borrower in writing (and Borrower has notified the Administrative Agent thereof in writing), or has stated publicly, that it will not comply with any such Funding Obligations hereunder (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding

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(each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied), (c) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent or the Borrower, that it will comply with its Funding Obligations hereunder, or (d) a Lender Insolvency Event has occurred and is continuing with respect to such Lender (provided, that neither the reallocation of Funding Obligations provided for in Section 2.19 (Defaulting Lender) as a result of a Lender being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated Funding Obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender).

“Deposit Account” has the meaning given to such term in the UCC.

“Deposit Account Bank” means a financial institution reasonably acceptable to the Administrative Agent that maintains a Deposit Account for a Loan Party.

“Deposit Account Control Agreement” has the meaning specified in the Security Agreement.

“Designated Excess Availability” means (a) Available Credit, plus (b) the excess, if positive, of (i) the Borrowing Base over (ii) the then effective Revolving Credit Commitments. Notwithstanding the foregoing, to the extent that, on any date of determination Available Credit is less than the greater of (i) $50,000,000 and (ii) 5.0% of the Maximum Borrowing Amount, “Designated Excess Availability” shall instead equal Available Credit.

“Discharge Date” means, (a) with respect to services rendered or goods sold to any inpatient, the date such inpatient is discharged and (b) with respect to services rendered or goods sold to any outpatient, the date on which such services are rendered or goods are sold.

“Documentary Letter of Credit” means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by any Group Member in the ordinary course of its business.

“Dollar Equivalent” means, with respect to any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange quoted (i) in the case of any Letter of Credit, by the applicable Issuer and (ii) otherwise, by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate.

“Dollar Loan” means a Loan denominated in Dollars.

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Domestic Lending Office” means, with respect to any Revolving Credit Lender, the office of such Revolving Credit Lender specified as its “Domestic Lending Office” opposite

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its name on Schedule III (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Revolving Credit Lender or such other office of such Revolving Credit Lender as such Revolving Credit Lender may from time to time specify to the Borrower and the Administrative Agent.

“Domestic Person” means any “United States person” under and as defined in Section 7701(a)(30) of the Code.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Borrower organized under the laws of any state of the United States of America or the District of Columbia.

“EBITDA” means, for any period, with respect to the Group Members on a Consolidated basis, (a) Consolidated Net Income plus (b) the sum of, in each case, to the extent included in the calculation of such Consolidated Net Income, but without duplication, (i) losses from discontinued operations of such Person, (ii) any provision for income taxes, (iii) any loss from the sale of such Person’s facilities and long term investments, (iv) Interest Expense, (v) litigation expenses and expenses in connection with the catastrophic events, (vi) losses from extraordinary items or from the early extinguishment of Debt, (vii) impairments of long-lived assets and goodwill and restructuring charges, (viii) depreciation and amortization expenses, (ix) stock based compensation expense and (x) without duplication, the amount of “run rate” cost savings, operating expense reductions, special items and other operating improvements and synergies related to any Specified Transaction, any restructuring, cost saving initiative or other initiative projected by the Borrower in good faith to be realized as a result of, or in connection with, actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Borrower), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any of the Restricted Subsidiaries with respect to any Specified Transaction, any restructuring, cost saving initiative or other initiative, within 24 months after the consummation or implementation of such Specified Transaction, restructuring, cost saving initiative or other initiative (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized during such period from such actions; provided, that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent certifying that such cost savings are factually supportable and, as determined in good faith by the Borrower, are reasonably anticipated to be realized within 24 months after the consummation or implementation of the Specified Transaction, restructuring, cost saving initiative or other initiative which is expected to result in such cost savings, expense reductions, operating improvements or synergies, (B) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this clause (b)(x) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period, and (C) the aggregate amount of the addback permitted by this clause (b)(x) shall not exceed 20% of EBITDA (prior to giving effect to any increase pursuant to this clause (b)(x)) and minus (c) the sum of, in each case, to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) the cumulative effect (positive or negative, as the case may be) of changes in accounting principles, (ii) income from discontinued operations of such Person, (iii) any net credit for taxes (iv) any income from the sale of such Person’s facilities and long term investments, and (v) income from extraordinary items or from the early extinguishment of Debt.

“Effective Date” means October 19, 2010.

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“Eligibility Reserves” means (a) amounts reasonably determined by the Administrative Agent in its Permitted Discretion after consultation with the Borrower constituting (i) contractual allowances in respect of billed and unbilled Accounts and (ii) Medicare and Medicaid cost report liability and Program Accounts and (b) effective as of five Business Days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such amounts as the Administrative Agent, in its Permitted Discretion, deems appropriate in order to reflect risks or contingencies that may affect the ability to collect Eligible Accounts or the ability of the Secured Parties to realize the value thereof and that have not already been taken into account in the calculation of the Borrowing Base.

“Eligible Accounts” means the gross outstanding balance of each Account (including any Program Account), of the Borrower and the Guarantors arising out of the services rendered or goods sold in the ordinary course of business, that is provided by the Borrower or any Guarantor at their respective acute-care hospitals or specialty hospitals to a Person that is not an affiliate of the Borrower or any Guarantors and that constitutes Collateral in which the Administrative Agent has a fully perfected first priority lien; provided, however, that an Account shall not be an “Eligible Account” if any of the following shall be true:

(a) (i) Accounts more than 180 days (and less than 360 days) past the Discharge Date in excess of the lesser of (x) $50,000,000 and (y) the aggregate amount of cash collections received in the most-recent 120-day period for the applicable category of Accounts and (ii) Accounts more than 360 days past the Discharge Date;

(b) any warranty contained in the Loan Documents with respect to such specific Account is not true and correct with respect to such Account; or

(c) the Account Debtor on such Account has (i) filed a petition for bankruptcy or any other relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) made an assignment for the benefit of creditors, (iii) had filed against it any petition or other application for relief under any such law, (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs unless in each case, (x) such Account is supported by a letter of credit satisfactory to the Administrative Agent, in its Permitted Discretion or (y) such Account Debtor has received debtor-in-possession financing sufficient, as determined by the Administrative Agent in its Permitted Discretion to finance its ongoing business activities; or

(d) the services rendered or the goods sold represented by such Account were rendered or sold to an Account Debtor that is located outside the United States unless such Account is supported by a letter of credit satisfactory to the Administrative Agent, in its Permitted Discretion; or

(e) such Account is subject to a lien in favor of any Person other than (i) the Administrative Agent for the benefit of the Secured Parties or (ii) any other Person to the extent such Lien is permitted under the Loan Documents and is subordinated (on terms acceptable to the Administrative Agent) to the Administrative Agent’s Lien thereon; or

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(f) such Account is not genuine, is evidenced by a judgment or is subject to any, defense, deduction or counterclaim that has been asserted by the applicable Account Debtor; provided, that such Account shall be ineligible pursuant to this clause (f) only to the extent of such defense, deduction or counterclaim; or

(g) if such Account arises from the rendering of services, such services have not actually been performed or were undertaken in material violation of any applicable law; or

(h) such Account was generated by the Borrower or any Guarantor from a facility with respect to which any applicable Governmental Authority: (i) has revoked or suspended the applicable Medicaid, Medicare or similar governmental program qualification pertaining to such facility, or (ii) has revoked or suspended any material healthcare permit pertaining to such facility, and, in each case, to the extent that such Account arose after the date of such Governmental Authority action and such Governmental Authority action has not been reversed or rescinded; or

(i) the Account Debtor on such Account is located in any State of the United States requiring the holder of such Account, as a precondition to commencing or maintaining any action in the courts of such State, either to (i) receive a certificate of authorization to do business in such State or be in good standing in such State or (ii) file a Notice of Business Activities Report with the appropriate office or agency of such State, in each case unless (A) the holder of such Account has received such a certificate of authority to do business, is in good standing or, as the case may be, has duly filed such a notice in such State or (B) the failure to take one of the actions described in clause (i) or (ii) may be cured retrospectively by the holder of such Account; or

(j) the sale represented by such Account is denominated in a currency other than Dollars or Alternative Currency; or

(k) such Account is not evidenced by an invoice or other writing in form acceptable to the Administrative Agent, in its Permitted Discretion; or

(l) the Borrower or the applicable Guarantor, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

(m) the total Accounts (except in the case of Program Accounts) of such Account Debtor to the Borrower and the Guarantors represent more than 25% of the Eligible Accounts of the Borrower and the Guarantors at such time, but only to the extent of such excess;

“Eligible Assignee” means (a) a Lender or an Affiliate or Approved Fund of any Lender, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agent and the Borrower) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000.

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“Eligible Obligations” means, as of any date of determination, (a) the aggregate net obligations of the Loan Parties in respect of the termination values of all Hedging Contracts between a Loan Party and any Person that was a Lender or an Affiliate of a Lender at the time it entered into any such Hedging Contract and (b) the Cash Management Obligation, in each case of (a) and (b) above, designated by the Borrower as “Eligible Obligations” in a written notice to the Administrative Agent received by the Administrative Agent on or prior to such date of determination.

“Eligible Obligations Reserve” means as of five Business Days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such amounts as the Administrative Agent may establish against the Facility, in the Administrative Agent’s Permitted Discretion, in respect of the Qualified Eligible Obligations other than any Last-Out Eligible Obligations.

“Entitlement Holder” has the meaning given to such term in the UCC.

“Entitlement Order” has the meaning given to such term in the UCC.

“Environmental Laws” means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human or animal health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. § 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. § 13:1K-6 et seq.).

“Environmental Liabilities and Costs” means, with respect to any Group Member, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Group Member.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

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“Equipment” has the meaning given to such term in the UCC.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Group Member, and any Person under common control or treated as a single employer. with any Group Member, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a reportable event described in Section 4043(b) (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or the treatment of a plan amendment as termination) under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (i) the failure of a Benefit Plan or any trust thereunder to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirement of Law to qualify thereunder or (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“EURIBOR Lending Office” means, with respect to any Revolving Credit Lender, the office of such Revolving Credit Lender specified as its “EURIBOR Lending Office” opposite its name on Schedule III (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Revolving Credit Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Revolving Credit Lender as such Revolving Credit Lender may from time to time specify to the Borrower and the Administrative Agent.

“EURIBOR Rate” means, for any Interest Period with respect to any EURIBOR Rate Loan, (a) the rate per annum equal to the Screen Rate for delivery on the first day of such Interest Period with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, (b) if the rate referenced in the preceding clause (a) is not available at such time for such Interest Period, the rate per annum equal to the Interpolated Screen Rate for delivery on the first day of such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (c) if the rates referenced in the preceding clauses (a) and (b) are not available at such time for such Interest Period, the rate per annum equal to (i) the Screen Rate or (ii) if the rate referenced in the preceding clause (i) is not available at such time for such Interest Period, the Interpolated Screen Rate, in each case with a term equivalent to such Interest Period quoted for delivery on the most recent Business Day preceding the first day of such Interest Period for which such rate is available (which Business Day shall be

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no more than seven (7) Business Days prior to the first day of such Interest Period), and in the case of clauses (a) through (c), if any such rate is below zero, the EURIBOR Rate shall be deemed to be zero.

“EURIBOR Rate Loan” means a Loan denominated in Euro that bears interest based on the applicable EURIBOR Rate.

“Euro” and “€” each means the single currency of the participating member states of the European Union.

“Eurocurrency Lending Office” means, with respect to any Revolving Credit Lender, the office of such Revolving Credit Lender specified as its “Eurocurrency Lending Office” opposite its name on Schedule III (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Revolving Credit Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Revolving Credit Lender as such Revolving Credit Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurocurrency Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan, (a) the rate per annum equal to the Screen Rate for delivery on the first day of such Interest Period with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, (b) if the rate referenced in the preceding clause (a) is not available at such time for such Interest Period, the rate per annum equal to the Interpolated Screen Rate for delivery on the first day of such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (c) if the rates referenced in the preceding clauses (a) and (b) are not available at such time for such Interest Period, the rate per annum equal to (i) the Screen Rate or (ii) if the rate referenced in the preceding clause (i) is not available at such time for such Interest Period, the Interpolated Screen Rate, in each case with a term equivalent to such Interest Period quoted for delivery on the most recent Business Day preceding the first day of such Interest Period for which such rate is available (which Business Day shall be no more than seven (7) Business Days prior to the first day of such Interest Period), and in the case of clauses (a) through (c), if any such rate is below zero, the Eurocurrency Rate shall be deemed to be zero.

“Eurocurrency Rate Loan” means any Loan, for an Interest Period, whether denominated in Dollars or Sterling, that bears interest based on the Eurocurrency Rate.

“Euro Loan” means a Loan denominated in Euro.

“Euro Outstandings” means, at any particular time, the Dollar Equivalent of the sum of (a) the principal amount of the Revolving Loans outstanding at such time and (b) the Letter of Credit Obligations outstanding at such time, in each case, denominated in Euros.

“Euro Sublimit” means the Dollar Equivalent of Euros in an amount not to exceed $100,000,000.

“Event of Default” has the meaning specified in Section 9.1 (Events of Default).

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“Excess Availability Condition” means as of any date of determination, after giving effect to the applicable (a) Indebtedness incurred pursuant to Section 8.1(d) (Indebtedness), (b) Investments made pursuant to Section 8.3(h)(iv)(Investments), (c) Restricted Payments made pursuant to Section 8.5 (g) (Restricted Payments), (d) sales or dispositions pursuant to Section 8.4(k) (Sale of Assets), (e) prepayments, redemptions, repurchases, defeasances or other satisfactions of Indebtedness made pursuant to Section 8.6(vii), or (f) the repayment of Indebtedness contemplated by the definition of “Revolving Credit Termination Date”, the satisfaction of each of the following: (i)(A) Designated Excess Availability is at least the greater of (x) $175,000,000 and (y) 17.5% of the Maximum Borrowing Amount or (B) Designated Excess Availability is less than the greater of (w) $175,000,000 and (x) 17.5% of the Maximum Borrowing Amount but greater than or equal to the greater of (y) $125,000,000 and (z) 12.5% of the Maximum Borrowing Amount and, in the case of this clause (B), the Borrower is in pro forma compliance with the financial covenant contained in Section 5.1 (Minimum Fixed Charge Coverage Ratio) (whether or not then tested) for the most recently ended Fiscal Quarter, determined on a Pro Forma Basis after giving effect to such Investments, Restricted Payments or prepayments, redemptions, repurchases, defeasances or other satisfactions of Indebtedness, as the case may be, as if such transaction had been consummated on the first day of such Fiscal Quarter, and (ii) no Event of Default has occurred and is continuing, or would result therefrom.

“Excluded Subsidiary” means, (a) as of the Effective Date, each of the Subsidiaries of the Borrower listed on Schedule 1.1(a), (b) any Subsidiary that is not a Wholly-Owned direct or indirect Subsidiary of the Borrower, (c) any Subsidiary that (i) does not own any of the Eligible Accounts included in the most recently delivered Borrowing Base (in each case, subject to the option of the Borrower to designate such Subsidiary as not an “Excluded Subsidiary”) from time to time and (ii) does not guarantee any Indebtedness of the Borrower or its Restricted Subsidiaries for borrowed money having a principal or committed amount of $50,000,000 or more, (d) each Unrestricted Subsidiary, (e) any Subsidiary that is prohibited by (i) applicable Requirements of Law or (ii) any contractual obligation existing on the Amendment No. 3 Effective Date or on the date any such Subsidiary is acquired (so long in respect of any such contractual obligation such obligation is not incurred in contemplation of such acquisition), in each case from guaranteeing the Obligations (but only for so long as such prohibition is continuing) or which would require a governmental (including regulatory) consent, approval, license or authorization to provide the Guaranty, or for which the execution of the Guaranty would result in a material adverse tax consequence to the Borrower (as reasonably determined by the Borrower in consultation with the Administrative Agent), (f) any Foreign Subsidiary, (g) any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of Borrower, (h) any FSHCO, (i) any Immaterial Subsidiary, (j) any not-for-profit Subsidiary, (k) any Subsidiary that is a captive insurance company, (l) any other Subsidiary as may be agreed by the Administrative Agent in its sole discretion and (m) each of Tenet Frisco, Ltd., Amisub of North Carolina, Inc. and Frye Regional Medical Center, Inc. (collectively, the “Designated Subsidiaries”); provided, that (i) no such Designated Subsidiary shall have any Eligible Accounts included in the most recently delivered Borrowing Base and (ii) to the extent that any Designated Subsidiary remains a Wholly-Owned Subsidiary of any Loan Party on the 90th day following the Amendment No. 3 Effective Date (or such later date agreed to by the Administrative Agent), such Designated Subsidiary shall cease to be an “Excluded Subsidiary” and shall immediately comply with the requirements set forth in Section 7.10 (Additional Collateral and Guaranties).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the

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grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell”, support or other similar agreement, if any, for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Credit Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17 (Substitution of Lenders) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16 (Taxes), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g) (Status of Lenders) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Facility” means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

“Fair Market Value” means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the senior management of the Borrower or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in Securities of such type and selected by the Administrative Agent.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the Amendment No. 3 Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements implementing any of the foregoing.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Fee Letter” shall mean the letter dated November 18, 2015 between the Borrower and Citigroup Global Markets Inc.

“Financial Asset” has the meaning given to such term in the UCC.

“Financial Covenant Debt” means Indebtedness of the type specified in clauses (a), (b), (d), (e), (f) and (h) of the definition of “Indebtedness” and non-contingent obligations of the type specified in clause (c) of such definition, in each case, of the Group Members on a Consolidated basis.

“Financial Statements” means the financial statements of the Borrower and its Subsidiaries delivered pursuant to, and in accordance with, Section 6.1 (Financial Statements).

“Fiscal Quarter” means each of the three month periods ending on March 31, June 30, September 30 and December 31.

“Fiscal Year” means the twelve month period ending on December 31.

“Fixed Charge Coverage Ratio” means, for any period, with respect to the Group Members on a Consolidated basis, the ratio of (a) EBITDA for such period to (b) the Fixed Charges for such period.

“Fixed Charges” means, the sum, with respect to the Group Members on a Consolidated basis, of (a) the Cash Interest Expense for such period, (b) the principal amount of Consolidated Financial Covenant Debt having a scheduled due date during such period (other any principal amount that has been repaid, including with proceeds of Indebtedness permitted under Section 8.1 (Indebtedness) at any time prior to the first day of the Fiscal Quarter in which such principal amount was due), and (c) all cash dividends payable on Stock in respect of such period to Persons other than the Group Members.

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“Foreign Lender” means a Lender that is not a Domestic Person.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FSHCO” means any direct or indirect Domestic Subsidiary of the Borrower that (a) substantially all of the assets of which consist, directly or indirectly, of Stock in, or Indebtedness of, one or more direct or indirect subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code and (b) any subsidiary of an entity described in clause (a) of this definition.

“Fund” means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Obligation” has the meaning specified in the definition of “Defaulting Lenders”.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination, subject to Section 1.3.

“General Intangible” has the meaning given to such term in the UCC.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange.

“Group Member” means, collectively, the Borrower and each of its Restricted Subsidiaries.

“Group Members’ Accountants” means Deloitte & Touche LLP or other independent nationally-recognized public accountants reasonably acceptable to the Administrative Agent.

“Gross Borrowing Base” means, at any time, the products of (a)(i) the Dollar value of each class of Eligible Accounts of the Borrower and the Guarantors, minus (ii) any Eligibility Reserve then in effect, multiplied by (b) the Advance Rate; provided, however, the amount of Gross Borrowing Base attributable to Eligible Accounts that are more than 120 days, but not more than 180 days, past the Discharge Date shall not exceed $250,000,000 at any time.

Notwithstanding to the foregoing, to the extent acquired in a Permitted Acquisition, Eligible Accounts (“Acquired Accounts”) in an amount not to exceed $500,000,000 shall, upon the request of the Borrower, on the date of consummation of such Permitted Acquisition, subject to the application of the Advance Rate and the establishment by the

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Administrative Agent of Availability Reserves in its Permitted Discretion, be included in the Gross Borrowing Base prior to completion of a field examination with respect to such Acquired Accounts (the “Requisite Field Exam”); provided, that (i) to the extent that the Requisite Field Exam has not been completed within 60 days (or, with the consent of the Administrative Agent, up to 90 days) following the consummation of such Permitted Acquisition, such Acquired Accounts shall automatically be excluded from the Gross Borrowing Base (without the need for delivery of an updated Borrowing Base Certificate) on the 61st (or such later day agreed to by the Administrative Agent as described above) day after the consummation of the Permitted Acquisition until the Requisite Field Exam has been completed, (ii) the Requisite Field Exam shall not be counted against any annual caps with respect to such examinations set forth in Section 7.6 (Access), (iii) the Administrative Agent shall have a perfected first priority security interest in such Acquired Accounts at all times and (iv) the Borrower shall provide a reasonably detailed summary of such Acquired Accounts at least five Business Days prior to such Permitted Acquisition. Notwithstanding the foregoing, Acquired Accounts shall not constitute more than 20.0% of the Borrowing Base (giving pro forma effect to the inclusion of such Acquired Accounts therein) prior to the delivery of the Requisite Field Exam.

“Guarantor” means each of the Borrower’s direct and indirect Domestic Subsidiaries other than any such Subsidiary that is an Excluded Subsidiary.

“Guaranty” means an amended and restated guaranty, in substantially the form of Exhibit H (Form of Guaranty), executed by the Guarantors.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the primary purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to provide funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if, in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above, the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof; provided, however, that the term “Guaranty Obligation” shall not include any liability by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business or any customary and reasonable

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indemnity obligations in effect on the Amendment No. 3 Effective Date or otherwise entered into in the ordinary course of business, including in connection with any acquisition, sale or disposition or the incurrence of Indebtedness or the issuance of Stock, in any case to the extent the subject transaction is otherwise permitted hereby. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

“Health Care Laws” means all relevant federal and state laws regulating health services or payment, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalty laws (42 U.S.C. § 1320a-7a), the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d-1320d-8), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and any other state or federal law, regulation, guidance document, manual provision, program memorandum, opinion letter, or other issuance which regulates kickbacks, patient or program charges, recordkeeping, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation, or any other aspect of providing health care.

“Health Care Reportable Event” means (a) any Group Member becomes subject to any civil or criminal investigations, or any material inquiries, validation reviews, program integrity reviews, reimbursement audits or statements of deficiencies, involving and/or related to its compliance with Health Care Laws; (b) any material exclusion, voluntary disclosure, notice of claim to recover material overpayments, revocation, suspension, termination, probation, restriction, limitation, denial, or non-renewal affecting any Group Member with respect to any material Program; or (c) the occurrence of any reportable event under any settlement agreement or corporate integrity agreement involving and/or related to its compliance with Health Care Laws entered into with any Governmental Authority.

“Hedging Contracts” means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

“Immaterial Subsidiary” means any Subsidiary of the Borrower that, as of the date of the designation of such Subsidiary as an “Immaterial Subsidiary” by the Borrower, does not have (a) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Consolidated Total Assets or (b) revenues (when combined with the revenues of all other Immaterial Subsidiaries, after eliminating intercompany obligations) for the period of four consecutive fiscal quarters most recently ended on or prior to the date of such designation for which Financial Statements have been delivered pursuant to Section 6.1(a) or (b) (Financial Statements) in excess of 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period.

“Incremental Credit Extension Date” has the meaning specified in Section 2.18 (Incremental Facility).

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“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers’ acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services in each case that are not overdue (other than trade payables incurred in the ordinary course of business and deferred compensation payable to employees of such Person), (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person in respect of Indebtedness of the types described in clauses (a) through (f), (h) all obligations of such Person to mandatorily purchase, redeem, retire, defease or otherwise acquire for value at any time prior to six months after the Scheduled Termination Date any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Indemnified Matter” has the meaning specified in Section 11.4 (Indemnities).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.4 (Indemnities).

“Indentures” means, collectively, (a) the Indenture, dated as of November 6, 2001 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), between the Borrower and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee with respect to each of the Borrower’s 6.25% Senior Secured Notes due 2018, 5.0% Senior Notes due 2019, 5.5% Senior Notes due 2019, 4.75% Senior Secured Notes due 2020, 6.75% Senior Notes due 2020, 8.0% Senior Notes due 2020, 4.50% Senior Secured Notes due 2021, 4.375% Senior Secured Notes due 2021, 6.75% Senior Notes due 2023 and 6.875% Senior Notes due 2031, (b) the Indenture, dated as of September 27, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), between THC Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee with respect to each of the Borrower’s 6.0% Senior Secured Notes due 2020 and 8.125% Senior Notes due 2022 and (c) the Indenture, dated as of June 16, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), between THC Escrow Corporation II and The Bank of New York Mellon Trust Company, N.A., as Trustee with respect to the Borrower’s Floating Rate Senior Secured Notes due 2020.

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“Interest Expense” means, for any period, with respect to the Group Members on a Consolidated basis, Consolidated total interest expense for such period plus interest capitalized during such period.

“Interest Period” means, in the case of any Eurocurrency Rate Loan and each EURIBOR Rate Loan, (a) initially, the period commencing on the date such Eurocurrency Rate Loan or EURIBOR Rate Loan is made or on the date of conversion or continuation as a Eurocurrency Rate Loan or EURIBOR Rate Loan, as applicable, and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or 2.11 (Conversion/Continuation Option) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurocurrency Rate Loan or EURIBOR Rate Loan pursuant to Section 2.11 (Conversion/Continuation Option), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.11 (Conversion/Continuation Option); provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurocurrency Rate Loans and EURIBOR Rate Loans are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iii) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II (The Facility) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

(iv) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $1,000,000; and

(v) there shall be outstanding at any one time no more than twenty (20) Interest Periods in the aggregate.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Interpolated Screen Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan or a EURIBOR Rate Loan, the rate which results from interpolating on a linear basis between (a) the applicable Screen Rate for the period next longer than the length of such Interest Period and (b) the applicable Screen Rate for the period next shorter than the length of such Interest Period.

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“Inventory” has the meaning given to such term in the UCC.

“Investment” means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all of the assets constituting the business of a Person or division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person.

“Interbank Rate” means, for any period, (a) the Federal Funds Rate for such period in the case of Loans denominated in Dollars and (b) the Administrative Agent’s cost of funds for such period in the case of Loans denominated in any Alternative Currency.

“IRS” means the Internal Revenue Service of the United States or any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue (including any deemed issuance pursuant to Section 2.4(k) (Letters of Credit)), extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms “Issued” and “Issuance” shall have a corresponding meaning.

“Issuer” means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an “Issuer” or (b) hereafter becomes an Issuer with the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed) and the Borrower by agreeing pursuant to an agreement with and in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and such Lender to be bound by the terms hereof applicable to Issuers.

“Land” of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent Financial Statements) by such Person.

“Last-Out Eligible Obligations” means, at any date of determination, Eligible Obligations under any Hedging Contracts designated by the Borrower as “Last-Out Eligible Obligations” in a written notice to the Administrative Agent received by the Administrative Agent on or prior to such date of determination; provided, that the Administrative Agent has received written acknowledgment, in form and substance reasonably satisfactory to the Administrative Agent, from each counterparty to such Hedging Contract that any right of payment thereunder in relation to the other Secured Obligations shall be in accordance with Section 2.13(g) (Payments and Computations).

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“L/C Commitment” means, with respect to each Issuer, the commitment of such Issuer to Issue Letters of Credit as set forth in this Agreement in the aggregate face amount not to exceed the amount set forth opposite such Issuer’s name on Schedule II (Issuers and L/C Commitments) or in the agreement by which such Issuer agrees to become an Issuer hereunder and to be bound by the terms hereof applicable to Issuers.

“Leases” means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

“Lender” means the Swing Loan Lender and each other financial institution or other entity that (a) is listed on the signature pages hereof as a “Lender”, (b) has delivered a New Revolving Credit Lender Addendum (as defined in Amendment No. 3), dated as of the Amendment No. 3 Effective Date, or (c) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

“Lender Insolvency Event” shall mean that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company. Notwithstanding anything to the contrary above, a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Stock in such Lender or its Parent Company by any Governmental Authority.

“Letter of Credit” means any letter of credit Issued pursuant to Section 2.4 (Letters of Credit).

“Letter of Credit Obligations” means, at any time, the Dollar Equivalent of the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

“Letter of Credit Reimbursement Agreement” has the meaning specified in Section 2.4(a)(vi) (Letters of Credit).

“Letter of Credit Request” has the meaning specified in Section 2.4(c) (Letters of Credit).

“Letter of Credit Sublimit” means $300,000,000.

“Letter of Credit Undrawn Amounts” means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other

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obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement authorized to be filed by the Borrower or any of its Subsidiaries under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

“Liquidity Event Period” means any period (a)(i) beginning on the third consecutive Business Day on which the Designated Excess Availability is equal to or less than the greater of (x) $100,000,000 and (y) 10.0% of the Maximum Borrowing Amount and (ii) ending on the first Business Day on which the Designated Excess Availability is greater than the greater of (x) $100,000,000 and (y) 10.0% of the Maximum Borrowing Amount, in either case, for more than 30 consecutive days or (b) during which a Specified Event of Default shall have occurred and is continuing.

“Loan” means any loan made by any Lender pursuant to this Agreement.

“Loan Documents” means, collectively, this Agreement, Amendment No. 3, the Revolving Credit Notes (if any), the Guaranty, any post-closing letter entered into pursuant to Section 7.11(j) (Cash Management), the Fee Letter, each Letter of Credit Reimbursement Agreement, each Hedging Contract between any Loan Party and any Person that was a Lender or an Affiliate of a Lender at the time it entered into such Hedging Contract, each Cash Management Document, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

“Loan Party” means each of the Borrower, each Guarantor and each other Restricted Subsidiary of the Borrower that executes and delivers a Loan Document (other than any such Subsidiary that subsequently becomes an Excluded Subsidiary or is otherwise released from its obligations under all such Loan Documents in accordance with the terms hereof or thereof).

“Material Adverse Change” means a material adverse change in any of (a) the business, operations or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document or any Related Document, (c) the ability of the Borrower to repay the Obligations or of the other Loan Parties to perform their respective obligations under the Loan Documents or (d) the rights and remedies of the Administrative Agent, the Lenders or the Issuers under the Loan Documents.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

“Maturity Reserve” means, at any time, a reserve in an amount equal to the aggregate principal amount of each Applicable Series outstanding at such time.

“Maximum Borrowing Amount” means, at any time, the lesser of (a) the then effective Revolving Credit Commitments minus the Availability Reserve and (b) the Borrowing Base at such time.

“Maximum Credit” means, at any time, (a) the lesser of (i) the Revolving Credit Commitments in effect at such time minus any Availability Reserve in effect at such time and

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(ii) the Borrowing Base at such time minus (b) the aggregate amount of any (i) Eligible Obligations Reserve in effect at such time, unless Maximum Credit as calculated without deducting therefrom the amount of Eligible Obligations Reserve as set forth in this clause (b) shall be greater than $300,000,000 and (ii) any Maturity Reserve in effect at such time.

“Medicaid Accounts” means Accounts for which Medicaid is the Account Debtor.

“Medicare Accounts” means Accounts for which Medicare is the Account Debtor.

“Minimum Threshold” shall mean (a) $5,000,000, or a whole multiple of $100,000, in excess thereof in the case of Revolving Loans denominated in Dollars, (b) £5,000,000, or a whole multiple of £1,000,000, in excess thereof for Revolving Loans denominated in Sterling and (c) €5,000,000, or a whole multiple of €1,000,000, in excess thereof in the case of Revolving Loans denominated in Euros.

“Moody’s” means Moody’s Investors Services, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Group Member or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

“Net Cash Proceeds” means proceeds received by the Borrower or any of its Subsidiaries after the Effective Date in cash or Cash Equivalents from any Asset Sale consisting of Collateral, net of (a) the reasonable cash costs of sale, assignment or other disposition, (b) taxes paid or reasonably estimated to be payable as a result thereof and (c) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale, provided, however, that evidence of each of clauses (a), (b and (c) above is provided to the Administrative Agent in form and substance satisfactory to it.

“Net Self-Pay Accounts” at any time of determination, the lesser of (a) the product of (i) the aggregate outstanding amount of Self-Pay Accounts that are Eligible Accounts as of such time, multiplied by (ii) the Self-Pay Accounts Collection Rate as of the most recently ended calendar month for which a Self-Pay Accounts Collection Analysis has been delivered pursuant to Section 6.14 (Net Self-Pay Accounts Collection Analysis), and (b) the sum of (i) the aggregate outstanding amount of Self-Pay Accounts that are Eligible Accounts as of such time, minus (ii) the aggregate amount of allowances and reserves established or maintained by any Group Member (in accordance with a Self-Pay Accounts Collection Analysis or otherwise) with respect to such Self-Pay Accounts.

“Non-Cash Interest Expense” means, with respect to the Group Members on a Consolidated basis, the sum of the following amounts to the extent included in the definition of Interest Expense; (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

“Non-Consenting Lender” has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

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“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-U.S. Lender” means each Lender or Issuer (or the Administrative Agent) that is a Non-U.S. Person.

“Non-U.S. Person” means any Person that is not a Domestic Person.

“Notice of Borrowing” has the meaning specified in Section 2.2(a) (Borrowing Procedures).

“Notice of Conversion or Continuation” has the meaning specified in Section 2.11 (Conversion/Continuation Option).

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“Obligations” means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn or other payment thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents; provided, that the obligations of the Borrower or any Loan Party under any such Cash Management Document or Hedging Contract shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and, in the case of obligations under Hedging Contracts, Obligations of a Loan Party shall not include its Excluded Swap Obligations), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys’ fees and disbursements, Cash Management Obligations and other sums chargeable to the Borrower under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents) and all obligations of the Borrower under any Loan Document to provide cash collateral for any Letter of Credit Obligation.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17 (Substitution of Lenders).

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“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, that is the direct or indirect parent of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the Stock of such Lender.

“Participant Register” has the meaning specified in Section 2.7(a) (Evidence of Debt).

“Patriot Act” means the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permit” means any permit, approval, authorization, license, variance, accreditation or permission required from a Governmental Authority under an applicable Requirement of Law or any accrediting organization.

“Permitted Discretion” means the reasonable credit judgment (from the perspective of a secured asset-based lender), exercised in good faith in accordance with customary business practices, of the Administrative Agent for comparable asset-based lending transactions, as to any factor, event, condition or other circumstance arising after the Amendment No. 3 Effective Date or based on facts not known to the Administrative Agent as of the Amendment No. 3 Effective Date, which the Administrative Agent reasonably determines: (a) will or reasonably could be expected to adversely affect in any material respect the value of any Eligible Accounts, the enforceability or priority of the Administrative Agent’s Liens thereon or the amount which the Administrative Agent, the Lenders or the Issuer would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Eligible Accounts or (b) evidences that any collateral report or financial information delivered to the Administrative Agent by any Person on behalf of the Borrower is incomplete, inaccurate or misleading in any material respect. In exercising such judgment, the Administrative Agent may consider, without duplication, factors already included in or tested by the definition of Eligible Accounts, and any of the following: (i) changes after the Amendment No. 3 Effective Date in any material respect in any concentration of risk with respect to Eligible Accounts and (ii) any other factors arising after the Closing Date that change in any material respect the credit risk of lending to the Borrower on the security of the Eligible Accounts.

“Permitted Refinancing” means amendment to, or renewals, extensions, refinancings and refundings of, Indebtedness permitted by Sections 8.1(b), (i), (j), (k), (n), (o), (p) or (q) (Indebtedness) that (a) are in an aggregate principal amount not greater than the principal amount of such Indebtedness then outstanding plus a reasonable premium or other reasonable amount paid, and fees and expenses, including in the form of original issue discounts, reasonably incurred, in connection with any of the foregoing, (b) have a weighted average maturity and final maturity (measured as of the date of such renewal, refinancing, extension or refunding) no shorter than that of the Indebtedness being refinanced, (c) with respect to any guarantee, security or subordination provisions, shall have such provisions which are not materially less favorable to the Lenders than those under the Indebtedness being refinanced, and (d) in the case of any renewals, extensions, refinancings and refundings of any such Secured Indebtedness, such Permitted Refinancing Indebtedness may be secured only by assets securing such Secured Indebtedness being refinanced.

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“Person” means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

“Pro Forma Basis” means, with respect to any determination for any period, that such determination shall be made giving pro forma effect to each acquisition consummated during such period, together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such acquisition and related transactions had been consummated on the first day of such period, in each case based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in details in the relevant Compliance Certificate, Financial Statement or other document provided to the Administrative Agent or any Lender in connection herewith in accordance with Regulation S-X of the Securities Act of 1933.

“Proceeds” has the meaning given to such term in the UCC.

“Program” has the meaning specified in Section 4.13(b).

“Program Accounts” shall mean Medicare Accounts, Medicaid Accounts and any other Account with respect to which the obligor is the United States or any state of the United States (or any agency thereof).

“Program Deposit Account” means a Deposit Account into which any Program Accounts or the Proceeds thereof are paid or credited other than all Deposit Accounts the close-of-day balance of which, in the aggregate, does not exceed $10,000,000.

“Protective Advances” means all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default that the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Obligations.

“Purchasing Lender” has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

“Qualified Eligible Obligations” means Eligible Obligations other than Last-Out Eligible Obligations.

“Qualified Preferred Stock” means preferred Stock of the Borrower the proceeds of the issuance and sale of which (net of brokers’ and advisors’ fees and other costs incurred in connection with such transaction) are used solely to repay, redeem, repurchase, defease or otherwise refinance outstanding Senior Notes; provided, however, that, until any such proceeds are so used in full, (a) such proceeds are held in cash and Cash Equivalents in a segregated Approved Deposit Account and (b) the Borrower reports in each Compliance Certificate delivered pursuant to Section 6.1(c) (Financial Statements) the aggregate amount of such proceeds remaining unused on the last day of the period covered by the Financial Statements delivered pursuant to Section 6.1(a) or (b) together with such Compliance Certificate.

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“Qualified Refinancing Indebtedness” means unsecured Indebtedness, the proceeds of the issuance and sale of which (net of brokers’ and advisors’ fees and other costs incurred in connection with such transaction) are used solely to repay, redeem, repurchase, defease or otherwise refinance outstanding Senior Notes that (a) has a weighted average maturity and final maturity (measured as of the date of such renewal, refinancing, extension or refunding) no shorter than that of such Senior Notes, (b) with respect to any guarantee or subordination provisions, shall have such provisions which are not materially less favorable to the Lenders than such Senior Notes and (c) the stated final maturity of such Indebtedness shall not be prior to one year after the Scheduled Termination Date; provided, however, that (i) any such proceeds in an aggregate amount in excess of $50,000,000 that have not been used to repay, redeem, repurchase, defease or otherwise refinance outstanding Senior Notes within sixty (60) Business Days after receipt thereof shall be held in cash and Cash Equivalents in a segregated Approved Deposit Account and (ii) the Borrower shall report in each Compliance Certificate delivered pursuant to Section 6.1(c) (Financial Statements) the aggregate amount of such proceeds remaining so unused on the last day of the period covered by the Financial Statements delivered pursuant to Section 6.1(a) or (b) together with such Compliance Certificate.

“Qualified Secured Refinancing Indebtedness” means Secured Indebtedness, secured by assets other than Collateral, the proceeds of the issuance and sale of which (net of brokers’ and advisors’ fees and other costs incurred in connection with such transaction) are used solely to repay, redeem, repurchase, defease or otherwise refinance outstanding Senior Notes that (a) has a weighted average maturity and final maturity (measured as of the date of such renewal, refinancing, extension or refunding) no shorter than that of such Senior Notes, (b) the stated final maturity of such Indebtedness shall not be prior to one year after the Scheduled Termination Date; provided, however, that (i) any such proceeds in an aggregate amount in excess of $50,000,000 that have not been used to repay, redeem, repurchase, defease or otherwise refinance outstanding Senior Notes within sixty (60) Business Days after receipt thereof shall be held in cash and Cash Equivalents in a segregated Approved Deposit Account and (ii) the Borrower shall report in each Compliance Certificate delivered pursuant to Section 6.1(c) (Financial Statements) the aggregate amount of such proceeds remaining so unused on the last day of the period covered by the Financial Statements delivered pursuant to Section 6.1(a) or (b) together with such Compliance Certificate, and (c) if such Indebtedness is secured by any asset other than Stock of the Borrower’s Subsidiaries and mortgages on the Borrower’s and its Subsidiaries’ real property, improvements thereto and/or equipment (but no other personal property) therein and fixtures thereon, the holders of such Indebtedness and the agent therefor shall have entered into an intercreditor agreement with the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent.

“Ratable Portion” or (other than in the expression “equally and ratably”) “ratably” means, with respect to any Revolving Credit Lender, the percentage obtained by dividing (a) the Revolving Credit Commitment of such Revolving Credit Lender by (b) the aggregate Revolving Credit Commitments of all Revolving Credit Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Revolving Credit Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Revolving Credit Lenders).

“Real Property” of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of

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any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuer, as applicable.

“Reference Bank” means the Lender (or any Affiliate thereof) that is then acting as the Administrative Agent or an Affiliate of the Administrative Agent.

“Register” has the meaning specified in Section 2.7(b) (Evidence of Debt).

“Reimbursement Date” has the meaning specified in Section 2.4(h) (Letters of Credit).

“Reimbursement Obligations” means, as and when matured, the obligation of the Borrower to pay, on the date payment is made or scheduled to be made to the beneficiary under each such Letter of Credit (or at such other date as may be specified in the applicable Letter of Credit Reimbursement Agreement) and in the currency drawn (or in such other currency as may be specified in the applicable Letter of Credit Reimbursement Agreement), all amounts of each drafts and other requests for payments drawn under Letters of Credit, and all other matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

“Related Documents” means the Indentures and each other document and instrument executed with respect thereof.

“Release” means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned, leased or operated by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

“Relevant Period” has the meaning specified in the definition of “Excess Availability Condition”.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, treaties, rules and regulations, orders, judgments, decrees and other determinations of, concessions, grants, franchises, licenses and other Contractual Obligations with, any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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“Requisite Lenders” means, collectively, Revolving Credit Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, more than fifty percent (50%) of the aggregate Dollar Equivalent of Revolving Credit Outstandings; provided, that a Defaulting Lender shall not be included in the calculation of “Requisite Lenders” in accordance with Section 11.1(d) (Amendments, Waivers, Etc.).

“Responsible Officer” means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

“Restricted Payment” means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalent of the Borrower or any of its Subsidiaries now or hereafter outstanding and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalent of the Borrower or any of its Subsidiaries now or hereafter outstanding.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule I (Revolving Credit Commitments) under the caption “Revolving Credit Commitment”, as amended to reflect each Assignment and Acceptance executed by such Revolving Credit Lender and as such amount may be reduced pursuant to this Agreement, and each additional commitment by a Lender (if any) that is included under the Facility as part of a Revolving Credit Commitment Increase.

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.18 (Incremental Facility).

“Revolving Credit Lender” means each Lender that (a) has a Revolving Credit Commitment, (b) holds a Revolving Loan or (c) participates in any Letter of Credit.

“Revolving Credit Note” means a registered promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns in a principal amount equal to the amount of such Revolving Credit Lender’s Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Loans owing to such Revolving Credit Lender.

“Revolving Credit Outstandings” means, at any particular time, the Dollar Equivalent of the sum of (a) the principal amount of the Revolving Loans outstanding at such time, (b) the Letter of Credit Obligations outstanding at such time and (c) the principal amount of the Swing Loans outstanding at such time.

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“Revolving Credit Termination Date” shall mean the earliest of (a) the Scheduled Termination Date, (b) the Business Day (each, a “Springing Maturity Date”) that is 45 Business Days prior to the maturity date of any Specified Senior Notes or any Specified Senior Secured Notes (each, an “Applicable Series”) (unless (i) prior to such applicable Springing Maturity Date, with respect to at least 80% of the aggregate principal amount of any Applicable Series outstanding as of the Amendment No. 3 Effective Date, (A) its maturity date is extended to a date not earlier than one year after the Scheduled Termination Date or (B) such amount is repaid, defeased, discharged or is refinanced with Indebtedness permitted to be incurred under the Facility or (ii) after giving effect, on a Pro Forma Basis, to the full repayment of such Applicable Series, the Excess Availability Condition shall have been satisfied on such Springing Maturity Date; provided, that from and after such Springing Maturity Date, the Administrative Agent shall implement the Maturity Reserve until such time that the condition set forth in clause (i)(A) or (B) has been satisfied with respect to such Applicable Series), (c) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.5 (Reduction and Termination of the Revolving Credit Commitments) and (d) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

“Revolving Loan” has the meaning specified in Section 2.1 (The Revolving Credit Commitments).

“Sanctioned Country” means, at any time, a country, region or territory subject to a sanctions program administered or enforced by OFAC, the U.S. Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council.

“Sanctioned Person” means (a) a Person that is the target of sanctions administered or enforced by OFAC, the U.S. Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization owned or controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, the U.S. Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council.

“S&P” means Standard & Poor’s Rating Services.

“Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002.

“Scheduled Termination Date” means December 4, 2020.

“Screen Rate” means, for any Interest Period, the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (“ICE LIBOR”), as published by Reuters (or another commercially available source providing quotations of ICE LIBOR as designated by Administrative Agent from time to time.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means Indebtedness of the type specified in clauses (a), (b) or (g) (with respect to Indebtedness specified in clauses (a) or (b)) of the definition of “Indebtedness” that is secured by a Lien upon the property or assets of the Borrower or any of its direct or indirect Subsidiaries.

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“Secured Leverage Ratio” means the ratio of (a) Secured Indebtedness of the Group Members outstanding as of such date to (b) EBITDA for the Group Members for the last four Fiscal Quarter period ending on or before such date.

“Secured Obligations” means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

“Secured Parties” means the Lenders, the Issuers, the Administrative Agent and any other holder of any Secured Obligation.

“Securities Account” has the meaning given to such term in the UCC.

“Securities Account Control Agreement” has the meaning specified in the Security Agreement.

“Security” means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

“Security Agreement” means an amended and restated pledged and security agreement, in substantially the form of Exhibit I (Form of Security Agreement), executed by the Borrower and each Guarantor.

“Self-Pay Account” means any Account for which a Third Party Payor is not the Account Debtor other than Accounts for which the Account Debtor is a credit card or debit card company or processor.

“Self-Pay Accounts Collection Analysis” means a Borrower’s analysis of write-offs and collectability of Self-Pay Accounts of the Borrower and the Guarantors as of the last day of each calendar month for the eighteen (18) consecutive month period ending on such date in a form and level of detail reasonably acceptable to the Administrative Agent.

“Self-Pay Accounts Collection Rate” means, as of any date of determination, the percentage of collection of Self-Pay Accounts, net of any allowances and write-offs, determined based on the Self-Pay Accounts Collection Analysis for the eighteen (18) consecutive month period ending on such date of determination or in another manner reasonably satisfactory to the Administrative Agent.

“Selling Lender” has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

“Senior Debt” means with respect to any Person, any Indebtedness of such Person that ranks in right of payment at least pari passu with the other unsecured Indebtedness of such Person, and in the case of the Borrower, includes the Senior Notes and Senior Secured Notes.

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“Senior Notes” means the Specified Senior Notes and each of the Borrower’s 8.125% Senior Notes due 2022, 6.75% Senior Notes due 2023 and 6.875% Senior Notes due 2031.

“Senior Secured Notes” means the Specified Senior Secured Notes and each of the Borrower’s 4.50% Senior Secured Notes due 2021 and 4.375% Senior Secured Notes due 2021.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the fair value of the assets of such Person is greater than the total amount of debt of such Person and the present fair saleable value of the assets of such Person is greater than the total probable liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Purpose Vehicle” means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

“Specified Event of Default” means any Event of Default pursuant to Section 9.1 (Events of Default) (a), (b), (c) (solely with respect to representations in the most recent Borrowing Base Certificate), (d) (solely with respect to any failure to comply with Article V (Financial Covenant), Section 6.9 (Borrowing Base Determination) and Section 7.11 (Cash Management)) or (f).

“Specified Senior Notes” means each of the Borrower’s 5.0% Senior Notes due 2019, 5.5% Senior Notes due 2019, 6.75% Senior Notes due 2020 and 8.0% Senior Notes due 2020.

“Specified Senior Secured Notes” means each of the Borrower’s 6.25% Senior Secured Notes due 2018, 4.75% Senior Secured Notes due 2020, 6.0% Senior Secured Notes due 2020 and Floating Rate Senior Secured Notes due 2020.

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Standby Letter of Credit” means any Letter of Credit that is not a Documentary Letter of Credit.

“Sterling” and “£” each means the lawful currency of the United Kingdom.

“Sterling Loan” means a Loan denominated in Sterling.

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“Sterling Outstandings” means, at any particular time, the Dollar Equivalent of the sum of (a) the principal amount of the Revolving Loans outstanding at such time and (b) the Letter of Credit Obligations outstanding at such time, in each case, denominated in Sterling.

“Sterling Sublimit” means the Dollar Equivalent of Sterling in an amount not to exceed $100,000,000.

“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Debt” means any Indebtedness that is subordinated to the payment in full of the Obligations on terms and conditions satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.

“Substitute Institution” has the meaning specified in Section 2.17 (Substitution of Lenders).

“Substitution Notice” has the meaning specified in Section 2.17 (Substitution of Lenders).

“Super-Majority Lenders” means, collectively, Revolving Credit Lenders having (a)(i) with respect to any amendments to this Agreement for the purposes of including eligible inventory, equipment and/or machinery in the Borrowing Base (and such assets and properties becoming part of the Collateral), and (ii) for the purpose of Section 2.13(g) (Payments and Computations) and with respect to any amendments or modifications to Section 2.13(g) (Payments and Computations), in each case, at least ninety percent (90%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, at least ninety percent (90%) of the aggregate Revolving Credit Outstandings; and (b) with respect to any amendments to this Agreement for the purposes of modifying the advance rates on and criteria for Eligible Accounts to be included in the Borrowing Base, at least seventy five percent (75%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, at least seventy five (75%) of the aggregate Revolving Credit Outstandings; provided, that in each case, a Defaulting Lender shall not be included in the calculation of “Super-Majority Lenders” in accordance with Section 11.1(d) (Amendments, Waivers, Etc.).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

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“Swing Loan” has the meaning specified in Section 2.3 (Swing Loans).

“Swing Loan Lender” means Citi or any other Revolving Credit Lender that becomes the Administrative Agent or agrees, with the approval of the Administrative Agent and the Borrower, to act as the Swing Loan Lender hereunder, in each case in its capacity as the Swing Loan Lender hereunder.

“Swing Loan Request” has the meaning specified in Section 2.3(b) (Swing Loans).

“Swing Loan Sublimit” means $50,000,000.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Affiliate” means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

“Tax Return” has the meaning specified in Section 4.8(a) (Taxes).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Party Payor” means any governmental entity, insurance company, health maintenance organization, professional provider organization or similar entity that is obligated to make payment on any Account.

“Title IV Plan” means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which any ERISA Affiliate has any obligation or liability, contingent or otherwise.

“UCC” has the meaning specified in the Security Agreement.

“Unbilled Account” means each Eligible Account that was not billed within 45 days following the Discharge Date.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate an Unrestricted Subsidiary after the Amendment No. 3 Effective Date and so long as (a) no Event of Default has occurred and is continuing or would result therefrom, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any Restricted Subsidiary) through Investments as permitted by, and in compliance with, Section 8.3(h) (Investments) and valued at its Fair Market Value at the time of such designation, as reasonably determined by the Borrower, (c) without duplication of clause (b), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 8.3(h)

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(Investments) and valued at their Fair Market Value at the time of such designation, as reasonably determined by the Borrower, (d) such Subsidiary shall not be a guarantor under the Indentures or any other debt instrument of the Group Members with a principal or committed amount equal to or greater than $50,000,000, (e) if, after giving effect to such designation, Designated Excess Availability is less than the greater of (A) $125,000,000 and (B) 12.5% of the Maximum Borrowing Amount, the Borrower would be in pro forma compliance with the financial covenant contained in Section 5.1 (Minimum Fixed Charge Coverage Ratio) (whether or not then tested) as at the end of the most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements), (f) no Subsidiary may be designated as an Unrestricted Subsidiary if the value of the Collateral held by all such Subsidiaries so designated prior to such designation exceeds $50,000,000 in any given calendar year, unless the Borrower shall have delivered an updated Borrowing Base Certificate giving pro forma effect to such designation on or prior to the date thereof and (g) to the extent applicable, such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any Indebtedness of the Loan Parties with an aggregate outstanding principal or committed amount in excess of $50,000,000. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) any Indebtedness of the applicable Subsidiary and any Liens encumbering its property existing as of the time of such Subsidiary Redesignation shall be deemed newly incurred or established, as applicable, at such time and (iii) the Borrower shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of the preceding clause (i).

“Unused Commitment Fee” has the meaning specified in Section 2.12(a) (Fees).

“Unused Commitment Fee Rate” means (a) prior to the delivery of the first Borrowing Base Certificate after the Amendment No. 3 Effective Date, 0.375% per annum and (b) thereafter, a per annum rate equal to the rate set forth below opposite the applicable Available Credit set forth below:

AVAILABLE CREDIT	UNUSED COMMITMENT FEE RATE
Greater than or equal to $500,000,000	0.375%
Less than $500,000,000	0.250%

Changes in the Unused Commitment Fee Rate resulting from a change in the Available Credit shall become effective as to all Revolving Loans and Swing Loans upon delivery by the Borrower to the Administrative Agent of a new Borrowing Base Certificate pursuant to Section 6.9(a) (Borrowing Base Determination). Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Available Credit), if the Borrower shall fail to deliver such Borrowing Base Certificate within any of the time periods specified in Section 6.9(a) (Borrowing Base Determination), the Unused Commitment Fee Rate from and including the 20th day after the end of such fiscal month or, during a Liquidity Event Period, the 5th Business Day after the end of such week, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Borrowing Base Certificate shall remain equal to the Unused Commitment Fee Rate in effect immediately prior to the 20th day after the end of such fiscal

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month or, during a Liquidity Event Period, the 5th Business Day after the end of such week, as the case may be “U.S. Lender” means each Lender or Issuer (or the Administrative Agent) that is a Domestic Person.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.16(g) (Status of Lenders).

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

“Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than director’s qualifying shares, as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

Section 1.2 Computation of Time Periods

In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

Section 1.3 Accounting Terms and Principles

(a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Article V (Financial Covenant)) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

(b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Group Member’s Accountants and results in a change in any of the calculations required by Article V (Financial Covenant) or VIII (Negative Covenants) that would not have resulted had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP, including proposed or actual changes in GAAP with respect to the treatment of operating leases and capital leases, that would affect a calculation or treatment that measures compliance with any covenant contained in Article V (Financial Covenant) or VIII (Negative Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.

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(c) For purposes of making all financial calculations hereunder, including to determine compliance with Article V (Financial Covenant), all components of such calculations shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any business or assets that have been acquired by the Group Members (including through Acquisitions) (i) on or after the first day of the applicable period of determination and on or prior to the end of such period or (ii) subsequent to the applicable period of determination and prior to, or simultaneously with, the event for which the calculation of any such financial calculation shall be calculated, as determined in good faith by the Borrower on a Pro Forma Basis.

Section 1.4 Conversion of Foreign Currencies

(a) Financial Covenant Debt. Financial Covenant Debt denominated in any currency other than Dollars shall be calculated using the Dollar Equivalent thereof as of the date of the Financial Statements on which such Financial Covenant Debt is reflected.

(b) Dollar Equivalents. The Administrative Agent shall determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Administrative Agent. The Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date either in its own discretion or upon the request of any Lender or Issuer.

(c) Rounding-Off. The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

Section 1.5 Certain Terms

(a) The terms “herein”, “hereof”, “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in, this Agreement.

(b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words “above” and “below”, when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

(c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

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(d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

(e) The term “including” when used in any Loan Document means “including without limitation” except when used in the computation of time periods.

(f) The terms “Lender”, “Issuer” and “Administrative Agent” include, without limitation, their respective successors.

(g) Upon the appointment of any successor Administrative Agent pursuant to Section 10.7 (Successor Administrative Agent), references to Citi in Section 10.4 (The Administrative Agent Individually) and to Citibank in the definitions of Base Rate, Dollar Equivalent, and Eurocurrency Rate and Reference Bank shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

ARTICLE II

THE FACILITY

Section 2.1 The Revolving Credit Commitments

On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans (each a “Revolving Loan”) in Dollars or an Alternative Currency to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such Revolving Loans by such Revolving Credit Lender, the Dollar Equivalent of which shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan (i) in excess of such Revolving Credit Lender’s Ratable Portion of the Available Credit and (ii) denominated in an Alternative Currency to the extent that, after giving effect to such Revolving Loan, (x) Euro Outstandings would exceed the Euro Sublimit or (y) Sterling Outstandings would exceed the Sterling Sublimit. Within the limits of the Revolving Credit Commitment of each Revolving Credit Lender, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

Section 2.2 Borrowing Procedures

(a) Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) (i) on the requested date of Borrowing, in the case of a Borrowing of Base Rate Loans, (ii) three Business Days prior to the date of the proposed Borrowing, in the case of a Borrowing of Eurocurrency Rate Loans denominated in Dollars; provided, that the Borrower may instead give the Administrative Agent notice (prior to 1:00 p.m. New York time) one Business Day prior to the date of a proposed Borrowing of Eurocurrency Rate Loans denominated in Dollars on the Amendment No. 3 Effective Date (or such shorter notice as is approved by the Administrative Agent in its reasonable discretion), and (iii) four Business Days prior to the requested date of any Borrowing in an Alternative Currency. Each such notice shall be in substantially the form of Exhibit C (Form of Notice of Borrowing) (a “Notice of Borrowing”), specifying (A) the date of such

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proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans, Eurocurrency Rate Loans or EURIBOR Rate Loans, (D) for each Eurocurrency Rate Loan or EURIBOR Rate Loan, the initial Interest Period or Periods thereof, (E) the Available Credit (after giving effect to (i) any Availability Reserve then in effect, a notice with respect to which has been provided to the Borrower prior to the delivery of such Notice of Borrowing, and (ii) the proposed Borrowing) and (F) whether such Borrowing is to be made in Dollars or an Alternative Currency. The Revolving Loans shall be made (i) in Dollars and/or (ii) as Base Rate Loans unless, with respect to clause (ii) subject to Section 2.14 (Special Provisions Governing Eurocurrency Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be (i) in Alternative Currency and/or (ii) Eurocurrency Rate Loans or EURIBOR Rate Loans. Notwithstanding anything to the contrary contained in Section 2.3(a) (Swing Loans), if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Administrative Agent may make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan. Each Borrowing shall be in an aggregate amount of not less than the Minimum Threshold.

(b) The Administrative Agent shall give each Revolving Credit Lender a notice by not later than 2:00 p.m. (New York time) (or 12:00 p.m. (New York time) with respect to any Borrowing of Base Rate Loans) on the date a Notice of Borrowing has been delivered to the Administrative Agent pursuant to Section 2.2(a) above of the Administrative Agent’s receipt of such Notice of Borrowing and, if Eurocurrency Rate Loans or EURIBOR Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a) (Determination of Interest Rate). Each Revolving Credit Lender shall, before (i) 1:00 p.m. (New York time) in the case of Loans denominated in Dollars, (ii) 2:00 p.m. (London time) in the case of Loans denominated in Sterling and (iii) 1:00 p.m. (London time) in the case of Loans denominated in Euros, in each case, on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.), in immediately available funds, such Revolving Credit Lender’s Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.)) at any time (including the Effective Date), of the applicable conditions set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), and after the Administrative Agent’s receipt of such funds, the Administrative Agent shall make such funds available to the Borrower.

(c) Unless the Administrative Agent shall have received notice from a Revolving Credit Lender prior to the date of any proposed Borrowing that such Revolving Credit Lender will not make available to the Administrative Agent such Revolving Credit Lender’s Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Revolving Credit Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Revolving Credit Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Revolving Credit Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to

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the Loans comprising such Borrowing and (ii) in the case of such Revolving Credit Lender, the Interbank Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Revolving Credit Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Revolving Credit Lender’s Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Revolving Credit Lender of any obligation it may have hereunder to the Borrower.

(d) The occurrence of any Revolving Credit Lender becoming a Defaulting Lender shall not relieve any other Revolving Credit Lender of its obligations to make such Loan or payment on such date but no such other Revolving Credit Lender shall be responsible for the failure of any Defaulting Lender to make a Loan or payment required under this Agreement.

Section 2.3 Swing Loans

(a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may, in its sole discretion, make, in Dollars, loans (each a “Swing Loan”) otherwise available to the Borrower under the Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding (together with the aggregate outstanding principal amount of any other Loan made by the Swing Loan Lender hereunder in its capacity as a Lender or the Swing Loan Lender) not to exceed the Swing Loan Sublimit; provided, however, that at no time shall the Swing Loan Lender make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit. Each Swing Loan shall be a Base Rate Loan and must be repaid in full within fifteen days after its making or, if sooner, upon any Borrowing hereunder and shall in any event mature no later than the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).

(b) In order to request a Swing Loan, the Borrower shall fax (or forward by electronic mail or similar means) to the Administrative Agent a duly completed request in substantially the form of Exhibit D (Form of Swing Loan Request), setting forth the requested amount and date of such Swing Loan (a “Swing Loan Request”), to be received by the Administrative Agent not later than 1:00 p.m. (New York time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender may make a Swing Loan available to the Administrative Agent and, in turn, the Administrative Agent shall make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the making of any Swing Loan.

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(c) The Swing Loan Lender shall notify the Administrative Agent in writing (which writing may be a fax or electronic mail) weekly, by no later than 10:00 a.m. (New York time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

(d) The Swing Loan Lender may demand at any time that each Revolving Credit Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in clause (e) below, such Revolving Credit Lender’s Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

(e) The Administrative Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each Revolving Credit Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 p.m. (New York time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Revolving Credit Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Revolving Credit Lender’s Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Sections 3.2 (Conditions Precedent to Each Loan and Letter of Credit) and 2.1 (The Revolving Credit Commitments) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), each Revolving Credit Lender shall, before 11:00 a.m. (New York time) on the Business Day next succeeding the date of such Revolving Credit Lender’s receipt of such notice or demand, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except as provided in clause (f) below, be deemed to have made a Revolving Loan to the Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Revolving Credit Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

(f) Upon the occurrence of a Default under Section 9.1(f) (Events of Default), each Revolving Credit Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Revolving Credit Lender pursuant to clause (e) above, which participation shall be in a principal amount equal to such Revolving Credit Lender’s Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Revolving Credit Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (e) above, in immediately available funds, an amount equal to such Revolving Credit Lender’s Ratable Portion of such Swing Loan. If all or part of such amount is not in fact made available by such Revolving Credit Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover any such unpaid amount on demand from such Revolving Credit Lender together with interest accrued from such date at the Interbank Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

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(g) From and after the date on which any Revolving Credit Lender (i) is deemed to have made a Revolving Loan pursuant to clause (e) above with respect to any Swing Loan or (ii) purchases an undivided participation interest in a Swing Loan pursuant to clause (f) above, the Swing Loan Lender shall promptly distribute to such Revolving Credit Lender such Revolving Credit Lender’s Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Revolving Credit Lender pursuant to clause (e) or (f) above.

Section 2.4 Letters of Credit

(a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Borrower and for the account of the Borrower (or for the joint account of the Borrower and any of its Restricted Subsidiaries) one or more Letters of Credit in Dollars or an Alternative Currency from time to time on any Business Day during the period commencing on the Effective Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to Issue (and, upon the occurrence of any of the events described in clauses (ii), (iii), (iv), (v) and to the extent relating to any fees owing to the Issuer of such Letter of Credit or its Affiliates, (vi)(A) below, shall not Issue) any Letter of Credit upon the occurrence of any of the following:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the Amendment No. 3 Effective Date or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the Amendment No. 3 Effective Date and that such Issuer in good faith deems material to it;

(ii) such Issuer shall have received any written notice of the type described in clause (d) below;

(iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit at such time;

(iv) after giving effect to the Issuance of such Letter of Credit, (A) the sum of (i) the Dollar Equivalents of the aggregate undrawn face amount of all Letters of Credit Issued by such Issuer outstanding at such time and (ii) the Dollar Equivalent of the Reimbursement Obligations owed to such Issuer at such time exceeds such Issuer’s L/C Commitment or (B) the sum of (i) the Dollar Equivalents of the Letter of Credit Undrawn Amounts at such time and (ii) the Dollar Equivalents of the Reimbursement Obligations at such time exceeds the Letter of Credit Sublimit;

(v) (A) such Letter of Credit is requested to be denominated in any Alternative Currency and such Issuer receives written notice from the Administrative

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Agent at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that, immediately after giving effect to the Issuance of such Letter of Credit, the Dollar Equivalent of all Letter of Credit Obligations at such time in respect of each Letter of Credit denominated in (x) Euros, would exceed $25,000,000 or (y) Sterling, would exceed $25,000,000 or (B) such Letter of Credit is requested to be denominated in any currency other than Dollars or an Alternative Currency;

(vi) (A) any fees due in connection with a requested Issuance have not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer or (C) the Issuer for such Letter of Credit shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by such Borrower, applications, agreements and other documentation (collectively, a “Letter of Credit Reimbursement Agreement”) such Issuer generally employs in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

(b) In no event shall the expiration date of any Letter of Credit be (i) more than one year after the date of issuance thereof or (ii) less than five days prior to the Revolving Credit Termination Date, unless consented to by the applicable Issuer in such Issuer’s sole discretion; provided, however, that any Letter of Credit with a term less than or equal to one year may provide for the automatic renewal thereof for additional periods less than or equal to one year, as long as, on or before the expiration of each such term and each such period, each of the Borrower and the Issuer of such Letter of Credit shall have the option to prevent such automatic renewal; provided, further, that, for any Letter of Credit having an expiration date after the Revolving Credit Termination Date, the Borrowers agree to cash collateralize or backstopped pursuant to arrangements reasonably acceptable to the relevant Issuer.

(c) In connection with the Issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least (x) two Business Days’ prior written notice, in the case of any Letter of Credit to be denominated in Dollars and (y) four Business Days’ prior written notice, in the case of any Letter of Credit to be denominated in an Alternative Currency, in substantially the form of Exhibit E (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a “Letter of Credit Request”). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the currency of issuance and face amount of the Letter of Credit requested, the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and, in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York time) on the second Business Day prior to the requested date of Issuance for any Letter of Credit to be Issued in Dollars and the fourth Business Day prior to the requested date of Issuance for any Letter of Credit to be Issued in an Alternative Currency.

(d) Subject to the satisfaction of the conditions set forth in this Section 2.4, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer’s usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written

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notice from any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) or clause (a) above (other than those conditions set forth in clauses (a)(i), (a)(vi)(B) and (C) above and, to the extent such clause relates to fees owing to the Issuer of such Letter of Credit and its Affiliates, clause (a)(vi)(A) above) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

(e) The Borrower agrees that, if requested by the Issuer of any Letter of Credit, it shall execute a Letter of Credit Reimbursement Agreement in respect to any Letter of Credit Issued hereunder. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

(f) Each Issuer shall comply with the following:

(i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a fax or electronic mail, of the Issuance of any Letter of Credit Issued by it, of all drawings under any Letter of Credit Issued by it and of the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by fax, electronic mail or similar transmission to each Lender);

(ii) upon the request of any Revolving Credit Lender, furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender; and

(iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Borrower separate schedules for Documentary Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations, in each case outstanding at the end of each month, and any information requested by the Borrower or the Administrative Agent relating thereto.

(g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender’s Ratable Portion, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

(h) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date that is the next succeeding Business Day after the Borrower

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receives written notice from such Issuer that payment has been made under such Letter of Credit (the “Reimbursement Date”), irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) or any such payment by the Borrower is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Revolving Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Credit Lender’s Ratable Portion of such payment (or the Dollar Equivalent thereof if such payment was made in any currency other than Dollars) in immediately available Dollars. If the Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 a.m. (New York time) on any Business Day, such Revolving Credit Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(f) (Events of Default) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Revolving Credit Lender pursuant to this clause (h), such Issuer shall pay over to the Administrative Agent any amount received in excess of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Revolving Credit Lender, in immediately available funds, an amount equal to such Revolving Credit Lender’s Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Credit Lenders have paid in respect of such Reimbursement Obligation.

(i) If and to the extent such Revolving Credit Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuer, at a rate per annum equal to the rate applicable to Base Rate Loans under the Facility.

(j) The Borrower’s obligation to pay each Reimbursement Obligation and the obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

(i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

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(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii) the existence of any claim, set off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of such Issuer to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

Section 2.5 Reduction and Termination of the Revolving Credit Commitments

The Borrower may, upon at least three Business Days’ prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the

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respective Revolving Credit Commitments of the Revolving Credit Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Any notice of termination or reduction delivered pursuant to this Section 2.5 may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied.

Section 2.6 Repayment of Loans

The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and the Swing Loans on the Scheduled Termination Date or earlier, if otherwise required by the terms hereof.

Section 2.7 Evidence of Debt

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and stated interest payable and paid to such Lender from time to time under this Agreement. In addition, each Lender having sold a participation in any of its Obligations or having identified a Special Purpose Vehicle as such to the Administrative Agent, acting as a non-fiduciary agent of the Borrower solely for this purpose, shall establish and maintain at its address referred to in Section 11.8 (Notices, Etc.) a record of ownership in which such Lender shall register by book entry (i) the name and address of each such participant and Special Purpose Vehicle (and each change thereto, whether by assignment or otherwise) and (ii) and the principal amounts (and stated interest) of each participant’s or Special Purpose Vehicle’s interests in any Obligation, in any Revolving Credit Commitment and in any right to receive payment hereunder (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person (other than the Borrower) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(b) (i) The Administrative Agent, acting as agent of the Borrower solely for this purpose, shall establish and maintain at its address referred to in Section 11.8 (Notices, Etc.) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the Administrative Agent’s, each Lender’s and each Issuer’s interest in each Loan, each Letter of Credit and each Reimbursement Obligation, and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as agent of the Borrower solely for this purpose, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (i) the names and addresses of the Lenders and the Issuers, (ii) the Revolving Credit Commitments of each Lender from

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time to time, (iii) the amount of each Loan made and, if a Eurocurrency Rate Loan, the Interest Period applicable thereto, (iv) the amount of any drawn Letters of Credit, (v) the amount of any principal and stated interest due and payable, and paid, by the Borrower to, or for the account of, each Lender hereunder, (vi) the amount that is due and payable, and paid, by the Borrower to, or for the account of, each Issuer, including the amount of Letter Credit Obligations (specifying the amount of any Reimbursement Obligations) due and payable to an Issuer, and (vii) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender’s and Issuer’s, as the case may be, share thereof, if applicable.

(ii) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Revolving Credit Notes evidencing such Loans) and the drawn Letters of Credit are registered obligations and the right, title, and interest of the Lenders and the Issuers and their assignees in and to such Loans or drawn Letters of Credit, as the case may be, shall be transferable only upon notation of such transfer in the Register. A Revolving Credit Note shall only evidence the Lender’s or a registered assignee’s right, title and interest in and to the related Loan, and in no event is any such Revolving Credit Note to be considered a bearer instrument or obligation. This Section 2.7(b) and Section 11.2 (Assignments and Participations) shall be construed so that the Loans and drawn Letters of Credit are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

(c) The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent, the Lenders and the Issuers shall treat each Person whose name is recorded in the Register as a Lender or as an Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or Issuer shall be available for inspection by the Borrower, the Administrative Agent, such Lender or such Issuer at any reasonable time and from time to time upon reasonable prior notice.

(d) Notwithstanding any other provision of the Agreement, in the event that any Revolving Credit Lender requests that the Borrower execute and deliver a registered promissory note or registered notes payable to such Revolving Credit Lender in order to evidence the Indebtedness owing to such Revolving Credit Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Revolving Credit Note or Revolving Credit Notes to such Revolving Credit Lender evidencing the Revolving Loans of such Revolving Credit Lender, substantially in the form of Exhibit B (Form of Revolving Credit Note).

Section 2.8 Optional Prepayments

The Borrower may prepay the outstanding principal amount of the Revolving Loans and Swing Loans in whole or in part at any time; provided, however, that if any prepayment of any Eurocurrency Rate Loan is made by the Borrower other than on the last day of

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an Interest Period for such Loan, the Borrower shall also pay any amount owing pursuant to Section 2.14(e) (Breakage Costs); provided, further, that the Administrative Agent shall receive notice of such prepayment not later than 12:00 noon (New York time in the case of Loans denominated in Dollars or London time in the case of Loans denominated in Alternative Currency) (i) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (ii) four Business Days prior to any date of prepayment of Revolving Loans denominated in Alternative Currency and (iii) on the date of prepayment of Base Rate Loans. Any notice of prepayment delivered pursuant to this Section 2.8 may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied.

Section 2.9 Mandatory Prepayments

(a) Upon receipt by any Group Member of Net Cash Proceeds arising from an Asset Sale of any Collateral, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds. Any such mandatory prepayment shall be applied in accordance with clause (b) below.

(b) Subject to the provisions of Section 2.13(g) (Payments and Computations), any prepayments made by the Borrower required to be applied in accordance with this clause (b) shall be applied as follows: first, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and then, if an Event of Default has occurred and is continuing, to provide cash collateral for any Letter of Credit Obligations in an amount equal to 103% of such Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein.

(c) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Maximum Credit at such time, the Borrower shall forthwith prepay the Swing Loans first and then the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) in an amount equal to 103% of such excess.

(d) The Borrower hereby irrevocably waives the right to direct, during a Liquidity Event Period, the application of all funds in the Cash Collateral Account and agrees that the Administrative Agent may and, upon the written direction of the Requisite Lenders given at any time during such Liquidity Event Period, shall (i) deliver a Blockage Notice to each Deposit Account Bank for each Approved Deposit Account and (ii) except, as provided in Section 2.13(g) (Payments and Computations) and clause (b) above, following the occurrence and during the continuance of an Event of Default, apply all payments in respect of any Obligations and all available funds in the Cash Collateral Account on a daily basis as follows: first, to repay the outstanding principal amount of the Swing Loans until such Swing Loans have been repaid in full; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been repaid in full; and then to any other Obligation then due and

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payable. The Administrative Agent agrees to apply such funds and the Borrower consents to such application. If (i) following such application, (ii) outside of a Liquidity Event Period or (iii) after all Letters of Credit shall have expired or be fully drawn and all Revolving Credit Commitments shall have been terminated, there are no Loans outstanding and no other Obligations that are then due and payable (and, if an Event of Default shall have occurred and be continuing, cash collateral has been provided in an amount equal to 103% of the Letter of Credit Obligations in the manner required in Section 9.3 (Actions in Respect of Letters of Credit)), then the Administrative Agent shall cause any remaining funds in the Cash Collateral Account to be paid at the written direction of the Borrower (or, in the absence of such direction, to the Borrower or another Person lawfully entitled thereto).

(e) At any time during a Liquidity Event Period, subject to Section 2.9(d) all amounts collected in the Concentration Account pursuant to Section 7.11 (Cash Management) shall be applied on each Business Day by the Administrative Agent first, to prepay the Loans (including Swing Loans) and then, if an Event of Default shall have occurred and be continuing, to provide cash collateral for any Letter of Credit Obligations in an amount equal to 103% of such Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. Following such application, the Administrative Agent shall, subject to Section 2.9(d) cause any remaining funds in the Concentration Account to be paid at the written direction of the Borrower (or, in the absence of such direction, to the Borrower or another Person lawfully entitled thereto).

(f) If, at any time, the aggregate amount of the Lenders’ Revolving Credit Outstandings exceeds the aggregate Revolving Credit Commitments as then in effect by greater than 5% for five consecutive Business Days solely due to fluctuations in currency exchange rates, the Borrower shall within one Business Day after the receipt of written notice thereof from the Administrative Agent repay Loans (or provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) in an amount equal to 103% of the Letter of Credit Obligations) in a principal amount such that, after giving effect to such repayment, the Revolving Credit Outstandings do not exceed the aggregate Revolving Credit Commitments.

Section 2.10 Interest

(a) Rate of Interest. All Loans and the outstanding amount of all other Obligations (other than pursuant to Hedging Contracts or Cash Management Obligations that are Loan Documents, to the extent such Hedging Contracts or Cash Management Obligations, as applicable, provide for the accrual of interest on unpaid obligations) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

(i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin;

(ii) each EURIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the EURIBOR Rate for such Interest Period plus the Applicable Margin; and

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(iii) each Base Rate Loan and other Obligation (at such time as they become due and payable) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

For the avoidance of doubt, each Sterling Loan shall be a Eurocurrency Rate Loan, and each Euro Loan shall be a EURIBOR Rate Loan.

(b) Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar month, (iii) interest accrued on each Eurocurrency Rate Loan and EURIBOR Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurocurrency Rate Loan or EURIBOR Rate Loan and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

(c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, upon (i) the occurrence of an Event of Default specified in Section 9.1(a), (b), or (f) (Events of Default) and (ii) the election of the Administrative Agent or the Requisite Lenders (in their sole discretion) with respect to any other Event of Default (and following written notice thereof to the Borrower) and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall, commencing, in the case of clause (i) above, on the date when the applicable Event of Default first occurred and, in the case of clause (ii) above, on the date of delivery of the written notice as provided therein, bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time. Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to clause (b) above or otherwise on demand.

Section 2.11 Conversion/Continuation Option

(a) The Borrower may elect (i) at any time on any Business Day, to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurocurrency Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurocurrency Rate Loans denominated in Dollars or any portion thereof into Base Rate Loans or to continue any (x) Eurocurrency Rate Loans or (y) EURIBOR Rate Loans, or, in each case, any portion thereof, for an additional Interest Period; provided, however, that the aggregate amount of Eurocurrency Rate Loans or EURIBOR Rate Loans for each Interest Period must be in the amount of the applicable Minimum Threshold. Each conversion or continuation shall be allocated among the Loans of each Revolving Credit Lender in accordance with such Revolving Credit Lender’s Ratable Portion. Each such election shall be in substantially the form of Exhibit F (Form of Notice of Conversion or Continuation) (a “Notice of Conversion or Continuation”) and shall be made by giving the Administrative Agent at least three Business Days’ prior written notice specifying

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(A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurocurrency Rate Loans or EURIBOR Rate Loans, as applicable, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.

(b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation pursuant to Section 2.11(a) above and the options selected therein. Notwithstanding the foregoing, (i) no conversion in whole or in part of Base Rate Loans to Eurocurrency Rate Loans and no continuation in whole or in part of Revolving Loans denominated in an Alternative Currency (other than to Revolving Loans having an Interest Period of one month) upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurocurrency Rate Loan would violate any provision of Section 2.14 (Special Provisions Governing Eurocurrency Rate Loans). If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurocurrency Rate Loans or EURIBOR Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, (x) any Dollar Loans shall be automatically converted to Base Rate Loans, (y) any Sterling Loans shall be automatically continued as Eurocurrency Rate Loans with an Interest Period of one month and (z) any Euro Loans shall be automatically continued as EURIBOR Rate Loans with an Interest Period of one month. Each Notice of Conversion or Continuation shall be irrevocable. During the existence of an Event of Default, the Administrative Agent or the Requisite Lenders may require that any Revolving Loans denominated in Alternative Currencies shall be automatically continued as Eurocurrency Rate Loans or EURIBOR Rate Loans, as applicable, with an Interest Period of one month on the last day of the then current Interest Period with respect thereto.

Section 2.12 Fees

(a) Unused Commitment Fee. The Borrower agrees to pay in immediately available Dollars to each Revolving Credit Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Revolving Credit Lender exceeds such Revolving Credit Lender’s Ratable Portion of the sum of (i) the aggregate outstanding principal amount of the Dollar Equivalent of Revolving Loans and (ii) the outstanding amount of the Dollar Equivalent of the aggregate Letter of Credit Obligations (the “Unused Commitment Fee”) from the date hereof through the Revolving Credit Termination Date at the Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Effective Date and (b) on the Revolving Credit Termination Date.

(b) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

(i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.125% per annum (or such lesser rate as agreed between the Borrower and such Issuer) of the Dollar Equivalent of the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

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(ii) to the Administrative Agent for the ratable benefit of the Revolving Credit Lenders, with respect to each Letter of Credit, a fee accruing in Dollars at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurocurrency Rate Loans on the Dollar Equivalent of the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default (to the extent that additional interest accrues on the Loans or other Obligations pursuant to Section 2.10(c) (Default Interest)), such fee shall be increased by two percent per annum (instead of, and not in addition to, any increase pursuant to Section 2.10(c) (Default Interest)) and shall be payable on demand; and

(iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer’s standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

(c) Defaulting Lender Fees. Notwithstanding anything in this Agreement to the contrary, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to clauses (a) and (b) above (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees) and, subject to the immediately following proviso, the Borrower shall not be required to pay any such fees that otherwise would have been required to have been paid to that Defaulting Lender; provided, that (i) to the extent that a Ratable Portion of the Letter of Credit Obligations or Swing Loans of such Defaulting Lender has been reallocated in accordance with Section 2.19(a)(i) (Reallocation of Defaulting Lender Commitments) to the Non-Defaulting Lenders, the fee accruing during such period pursuant to clause (b) above will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Credit Commitments, and (ii) to the extent any portion of such Letter of Credit Obligations or Swing Loans cannot be so reallocated to such Non-Defaulting Lenders, such fees will instead accrue for the benefit of and be payable to the Issuer and the Swing Loan Lender as their interests appear (and the pro rata payment provisions of Section 2.13 (Payments and Computations) will automatically be deemed adjusted to reflect the provisions of this Section 2.12(c)).

(d) Additional Fees. The Borrower has agreed to pay to the Administrative Agent additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

Section 2.13 Payments and Computations

(a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 a.m. (New York time) on the day when due, in the currency of the underlying Loan (in the case of payments of principal and interest) and in Dollars (in the case of fees and all other amount) to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in clause (f) or (g) below, as applicable, for the account of their

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respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.15 (Capital Adequacy), Section 2.16 (Taxes) or Section 2.14(c) or (d) (Special Provisions Governing Eurocurrency Rate Loans) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 11:00 a.m. (New York time) shall be deemed to be received on the next Business Day.

(b) All computations of interest for Base Rate Loans determined by reference to the rate of interest specified in clause (a) of the definition “Base Rate” shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Euro as to which market practice differs from the foregoing, in accordance with such market practice. Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Each payment by the Borrower of any Loan, Reimbursement Obligation (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligation shall be made in the currency in which such Loan was made, such Letter of Credit issued or such cost, expense or other Obligation was incurred; provided, however, that (i) the Letter of Credit Reimbursement Agreement for a Letter of Credit may specify another currency for the Reimbursement Obligation in respect of such Letter of Credit and (ii) other than for payments in respect of a Loan or Reimbursement Obligation, Loan Documents duly executed by the Administrative Agent or any Hedging Contract may specify other currencies of payment for Obligations created by or directly related to such Loan Document or Hedging Contract.

(d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurocurrency Rate Loan or EURIBOR Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurocurrency Rate Loans and EURIBOR Rate Loans, ratably, with those Eurocurrency Rate Loans and EURIBOR Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.

(e) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

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(f) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (g) below (or required to be applied in accordance with Section 2.9(b) or (d) (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Revolving Credit Lender’s Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Revolving Credit Lenders, in proportion to their respective Ratable Portions.

(g) Notwithstanding the provisions of Section 2.9(d) (Mandatory Prepayments) above, the Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.9(b) (Mandatory Prepayments) and clause (f) above, the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2 (Remedies), shall, deliver a Blockage Notice to each Deposit Account Bank for each Approved Deposit Account and apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral in the following order:

(i) first, to pay interest on and then principal of any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

(ii) second, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent;

(iii) third, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

(iv) fourth, to pay Secured Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

(v) fifth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

(vi) sixth, to pay or prepay principal amounts on the Loans and Reimbursement Obligations, to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3 (Actions in Respect of Letters

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of Credit), and to pay the Qualified Eligible Obligations, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, Cash Management Obligations, and Obligations owing with respect to Hedging Contracts constituting Qualified Eligible Obligations;

(vii) seventh, to the ratable payment of all other Secured Obligations (excluding the Last-Out Eligible Obligations); and

(viii) eighth, to pay the Last-Out Eligible Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any of clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above the available funds being applied with respect to any such Secured Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Obligation ratably, based on the proportion of the Administrative Agent’s and each Lender’s or Issuer’s interest in the aggregate outstanding Secured Obligations described in such clauses; provided, however, that payments that would otherwise be allocated to the Revolving Credit Lenders shall be allocated first to repay Protective Advances and Swing Loans pro rata until such Protective Advances and Swing Loans are paid in full and then to repay the Revolving Loans. The order of priority set forth in clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above may at any time and from time to time be changed by the agreement of the Super-Majority Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuer or by any other Person that is not a Lender or Issuer. The order of priority set forth in clauses (i), (ii), (iii) and (iv) above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Super-Majority Lenders.

(h) At the option of the Administrative Agent, principal on the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans and Protective Advances may be paid from the proceeds of Swing Loans or Revolving Loans. The Borrower hereby authorizes the Swing Loan Lender to make such Swing Loans pursuant to Section 2.3(a) (Swing Loans) and the Revolving Credit Lenders to make such Revolving Loans pursuant to Section 2.2(a) (Borrowing Procedures) from time to time in the amounts of any and all principal payable with respect to the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums payable in respect of the Revolving Loans and Protective Advances, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts. The Borrower agrees that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

(i) If any Lender is a Defaulting Lender, such Defaulting Lender shall be deemed to have assigned any and all payments in respect of the Obligations and any proceeds of Collateral due to it from and for the benefit of the Borrower to the Non-Defaulting Lenders for application to, and reduction of, the Non-Defaulting Lenders’ Ratable Portion of all Obligations until such Non-Defaulting Lenders have been repaid in full. Each Defaulting Lender hereby authorizes the Administrative Agent to distribute such payments to the Non-Defaulting Lenders in accordance with Section 2.8 (Optional Prepayments), Section 2.9 (Mandatory Prepayments) and this Section 2.13. This Section 2.13(i) shall (i) apply at any time such Lender is a

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Defaulting Lender and be effective regardless of whether an Event of Default has occurred or is continuing and notwithstanding (1) any other provision of this Agreement to the contrary or (2) any instruction of the Borrower as to its desired application of payments and (ii) not be deemed to relieve or otherwise release the Borrower or any other Loan Party from any of its Obligations due or owing to any Lender, including a Defaulting Lender.

(j) In the event that any Borrowing Base Certificate delivered pursuant to Section 6.9(a) (Borrowing Base Determination) for any period (an “Applicable Period”) is determined to be inaccurate in any material respect, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected and accurate Borrowing Base Certificate as required by Section 6.9(a) (Borrowing Base Determination) for such Applicable Period, (ii) the Applicable Margin (including for the purposes of Section 2.12(b)(ii) (Letter of Credit Fees) and Unused Commitment Fee Rate for the relevant Applicable Period shall equal the Applicable Margin and Unused Commitment Fee Rate calculated based upon such corrected Borrowing Base Certificate, and (iii) the Borrower shall immediately pay to the Administrative Agent the amount, if any, by which (x) the amount of accrued interest, Unused Commitment Fees and fees due pursuant to Section 2.12(b)(ii) (Letter of Credit Fees) for such Applicable Period, determined based on such corrected Borrowing Base Certificate, exceeds (y) the amount of interest, Unused Commitment Fee and fees due pursuant to Section 2.12(b)(ii) (Letter of Credit Fees) paid to the Lenders for such Applicable Period. Nothing in this Section 2.13(j) shall limit the right of the Administrative Agent or any Lender under Section 2.10(c) (Default Interest) or Article IX (Events of Default).

Section 2.14 Special Provisions Governing Eurocurrency Rate Loans and EURIBOR Rate Loans

(a) Determination of Interest Rate

The Eurocurrency Rate and EURIBOR Rate for each Interest Period for Eurocurrency Rate Loans and EURIBOR Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of “Eurocurrency Rate” and “EURIBOR Rate”, as applicable. The Administrative Agent’s determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.

(b) Interest Rate Unascertainable, Inadequate or Unfair

In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurocurrency Rate or EURIBOR Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurocurrency Rate or EURIBOR Rate for any Interest Period will not adequately reflect the cost to the Revolving Credit Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Revolving Credit Lenders, whereupon each Eurocurrency Rate Loan that is a Dollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan, a Eurocurrency or EURIBOR Borrowing, shall be ineffective and such Borrowing shall be maintained or made, as applicable, at a rate determined in a customary manner in good faith by the Administrative Agent and the Borrower, and the obligations of the Revolving Credit Lenders to make Eurocurrency Rate Loans or EURIBOR Rate Loans or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

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(c) Increased Costs

If at any time any Revolving Credit Lender determines that any Change in Law shall have the effect of increasing the cost to such Revolving Credit Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans or EURIBOR Rate Loans (other than Indemnified Taxes and Excluded Taxes), then the Borrower shall from time to time, upon demand by such Revolving Credit Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Revolving Credit Lender additional amounts sufficient to compensate such Revolving Credit Lender for such increased cost. A certificate as to the amount of such increased cost, setting forth in reasonable detail the basis for the amount so determined, submitted to the Borrower and the Administrative Agent by such Revolving Credit Lender, shall be conclusive and binding for all purposes, absent manifest error.

The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan or EURIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans or EURIBOR Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Revolving Credit Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided, however, the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of a request to be paid such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant interest payment date, such additional interest shall be due and payable 10 days from receipt of such notice.

The Borrower shall not be required to compensate a Lender pursuant to this Section 2.14(c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(d) Illegality

Notwithstanding any other provision of this Agreement, if any Revolving Credit Lender determines that any Change in Law shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Revolving Credit Lender or its Eurocurrency Lending Office to make Eurocurrency Rate Loans or its EURIBOR Lending Office to make EURIBOR Rate Loans or to continue to fund or maintain Eurocurrency Rate Loans or

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EURIBOR Rate Loans, as applicable, then, on notice thereof and demand therefor by such Revolving Credit Lender to the Borrower through the Administrative Agent, (i) the obligation of such Revolving Credit Lender to make or to continue Eurocurrency Rate Loans or EURIBOR Rate Loans and to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended, and each such Revolving Credit Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurocurrency Rate Loans denominated in Dollars and (ii) if the affected Eurocurrency Rate Loans and EURIBOR Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If, at any time after a Revolving Credit Lender gives notice under this clause (d), such Revolving Credit Lender determines that it may lawfully make Eurocurrency Rate Loans or EURIBOR Rate Loans, such Revolving Credit Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower’s right to request, and such Revolving Credit Lender’s obligation, if any, to make Eurocurrency Rate Loans or EURIBOR Rate Loans shall thereupon be restored.

The Borrower shall not be required to compensate a Lender pursuant to this Section 2.14(d) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Breakage Costs

In addition to all amounts required to be paid by the Borrower pursuant to Section 2.10 (Interest), the Borrower shall compensate each Revolving Credit Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Revolving Credit Lender to fund or maintain such Revolving Credit Lender’s Eurocurrency Rate Loans or EURIBOR Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Revolving Credit Lender may sustain (i) if for any reason (other than solely by reason of such Lender being a Defaulting Lender) a proposed Borrowing, conversion into or continuation of Eurocurrency Rate Loans or EURIBOR Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11 (Conversion/Continuation Option), (ii) if for any reason any Eurocurrency Rate Loan or EURIBOR Rate Loans is prepaid (including mandatorily pursuant to Section 2.9 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurocurrency Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (d) above or (iv) as a consequence of any failure by the Borrower to repay Eurocurrency Rate Loans or EURIBOR Rate Loans when required by the terms hereof. The Revolving Credit Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement setting forth in reasonable detail the basis for the amount so determined as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Revolving Credit Lender, absent manifest error.

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Section 2.15 Capital Adequacy

If at any time any Lender determines that (a) the adoption of, or any Change in Law after the Amendment No. 3 Effective Date regarding capital adequacy or liquidity requirements, (b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender’s (or any corporation controlling such Lender’s) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

Section 2.16 Taxes

(a) Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Issuer and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.2(g) (Assignments and Participations) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a Domestic Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

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(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by

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applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Amendment No. 3 Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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(j) FATCA Grandfathering. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 3 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) all the Loans and Letters of Credit as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 2.17 Substitution of Lenders

(a) In the event that (i) any Revolving Credit Lender makes a claim under Section 2.14(c) (Increased Costs) or 2.15 (Capital Adequacy), (ii) it becomes illegal for any Revolving Credit Lender to continue to fund or make any Eurocurrency Rate Loan or EURIBOR Rate Loans and such Revolving Credit Lender notifies the Borrower pursuant to Section 2.14(d) (Illegality), (iii) any Loan Party is required to make any payment pursuant to Section 2.16 (Taxes) that is attributable to a particular Revolving Credit Lender or (iv) any Revolving Credit Lender becomes a Defaulting Lender (any such Lender, an “Affected Lender”), the Borrower may substitute any Lender and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a “Substitute Institution”) for such Affected Lender hereunder, after delivery of a written notice (a “Substitution Notice”) by the Borrower to the Administrative Agent and the Affected Lender within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clauses (i) through (iv) above that the Borrower intends to make such substitution; provided, however, that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower’s receipt of the other Affected Lenders’ claim) less than all, Lenders making such claims.

(b) If the Substitution Notice was properly issued under this Section 2.17, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents, and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender’s Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages(which, pursuant to Section 11.5 (Limitation of Liability), do not include exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be recorded in the Register maintained by the Administrative Agent and shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Ratable Portion of the Revolving Credit Outstandings, together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to it and the Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (iii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a “Lender” hereunder for all purposes of this Agreement having a Revolving Credit Commitment in the amount of such Affected Lender’s Revolving Credit Commitment assumed by it and such Revolving Credit Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

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Each Revolving Credit Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.17, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such assignment, together with any Revolving Credit Note (if such Loans are evidenced by a Revolving Credit Note) evidencing the Loans subject to such Assignment and Acceptance; provided, however, that the failure of any Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.

Section 2.18 Incremental Facility

(a) The Borrower may from time to time after the Effective Date request one or more increases in the Revolving Credit Commitments (each, a “Revolving Credit Commitment Increase”); provided, however, that (i) the aggregate amount of all Revolving Credit Commitment Increases shall not exceed $500,000,000, (ii) no Revolving Credit Commitment Increases shall be requested later than six months prior to the Scheduled Termination Date, (iii) each Revolving Credit Commitment Increase shall be in an amount not less than $25,000,000 and (iv) any Revolving Credit Commitment Increase shall be permitted by the terms of the Senior Notes and the Senior Secured Notes. Nothing in this Agreement shall be construed to obligate the Administrative Agent, any Arranger or any Lender to negotiate for, solicit, provide or commit to provide any Revolving Credit Commitment Increase. Following the receipt by the Administrative Agent of the Borrower’s request to obtain a Revolving Credit Commitment Increase, the Administrative Agent shall promptly notify each Lender of such proposed Revolving Credit Commitment Increase and of the proposed terms and conditions therefor as provided in the Borrower’s notice with respect thereto. Each such Lender (and each of their Affiliates and Approved Funds) may, in its sole discretion, commit to participate in such Revolving Credit Commitment Increases by forwarding its commitment therefor to the Administrative Agent in form and substance satisfactory to the Administrative Agent. The Administrative Agent and the Borrower shall allocate the commitment under such Revolving Credit Commitment Increase among the Lenders and other Eligible Assignees from which the Administrative Agent has received written commitments with respect thereto. Each Revolving Credit Commitment Increase shall become effective on a date agreed by the Borrower and the Administrative Agent (each, an “Incremental Credit Extension Date”), which shall be in any case on or after the date of satisfaction of the conditions precedent set forth in Section 3.5 (Conditions Precedent to Each Incremental Credit Extension Date). The Administrative Agent shall notify the Lenders and the Borrower, on or before 11:00 a.m., New York City time, on the Business Day following an Incremental Credit Extension Date of the effectiveness of a Revolving Credit Commitment Increase and shall record in the Register all applicable additional information in respect of such Revolving Credit Commitment Increase.

(b) (i) The commitments under each Revolving Credit Commitment Increase shall be deemed for all purposes part of the Revolving Credit Commitments, (ii) each Lender or Eligible Assignee participating in such Revolving Credit Commitment Increase shall become a Revolving Credit Lender with respect to the Revolving Credit Commitments and all matters relating thereto and (iii) the commitments under each Revolving Credit Commitment Increase shall have the same terms and conditions as the Revolving Credit Commitments. On the Incremental Credit Extension Date for any Revolving Credit Commitment Increase, each Lender or Eligible Assignee participating in such Revolving Credit Commitment Increase shall purchase

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and assume from each existing Revolving Credit Lender having Revolving Loans and participations in Letters of Credit and Swing Loans outstanding on such Incremental Credit Extension Date, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Ratable Portion of the new Revolving Credit Commitments (after giving effect to such Revolving Credit Commitment Increase), in the aggregate outstanding Revolving Loans and participations in Letters of Credit and Swing Loans, so as to ensure that, on the Incremental Credit Extension Date after giving effect to such Revolving Credit Commitment Increase, each Revolving Lender is owed only its Ratable Portion of the Revolving Loans and participations in Letters of Credit and Swing Loans outstanding on such Incremental Credit Extension Date.

Section 2.19 Defaulting Lender.

(a) Reallocation of Defaulting Lender Commitments. If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding and future Letter of Credit Obligations and Swing Loans:

(i) in the case of each Defaulting Lender, the Ratable Portion of such Defaulting Lender with respect to any such outstanding and future Letter of Credit Obligations and Swing Loans will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the date such Lender becomes a Defaulting Lender) among the Revolving Credit Lenders that are Non-Defaulting Lenders pro rata in accordance with such Non-Defaulting Lenders’ respective Revolving Credit Commitments; provided, that (A) no Default or Event of Default shall be continuing at the time of such reallocation, (B) the sum of each Non-Defaulting Lender’s Ratable Portion of the Revolving Credit Outstandings may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation, (C) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuer, any Swing Loan Lender or any other Lender may have against such Defaulting Lender, or cause such Defaulting Lender to be a Non-Defaulting Lender and (D) the conditions set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time);

(ii) in the case of each Defaulting Lender, to the extent that any portion (the “unreallocated portion”) of the Ratable Portion of such Defaulting Lender with respect to any such outstanding and future Letter of Credit Obligations and Swing Loans cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrower will, not later than 5 Business Days after demand by the Administrative Agent (at the direction of the Issuer and/or the Swing Loan Lender, as the case may be), (A) Cash Collateralize the obligations of the Borrower to the Issuer and the Swing Loan Lender in respect of such Letter of Credit Obligations or Swing Loans, or (B) in the case of Swing Loans, prepay (subject to clause (iii) below) and/or Cash Collateralize in full the unreallocated portion thereof, or (C) make other arrangements reasonably satisfactory to the Administrative Agent, and to the Issuer and the Swing Loan Lender, as the case may be, in their reasonable discretion, to protect them against the risk of non-payment by such Defaulting Lender; and

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(iii) in the case of each Defaulting Lender, any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX (Events of Default) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.6 (Right of Set-Off) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuer or any Swing Loan lender hereunder; third, to Cash Collateralize the Lenders’ Letters of Credit with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuer’s future Letters of Credit with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuers or Swing Loan Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuers or Swing Loan Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 (Conditions to Each Loan and Letter of Credit) were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swing Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments without giving effect to this Section 2.19. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.19(a)(iii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Right to Give Drawdown Notices. In furtherance of the foregoing, if any Lender becomes, and during the period it remains, a Defaulting Lender and the Borrower fails to Cash Collateralize or prepay its obligations in respect of Letter of Credit Obligations or Swing Loans within 5 Business Days after demand by the Administrative Agent pursuant to Sections 2.19(a)(ii) (Defaulting Lender), any Issuer or Swing Loan Lender is hereby authorized by the Borrower (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, Notices of Borrowing pursuant to Section 2.2

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(Borrowing Procedures) in such amounts and in such times as may be required to (i) pay matured Reimbursement Obligations, (ii) repay an outstanding Swing Loan, and/or (iii) Cash Collateralize the obligations of the Borrower in respect of Letters of Credit Obligations or Swing Loans in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swing Loan.

(c) Termination of Defaulting Lender Commitments. The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than 10 Business Days’ prior notice to the Administrative Agent (who will promptly notify the Lenders thereof), and in such event the provisions of Section 2.13 (Payments and Computations) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided, that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuer, the Swing Loan Lenders or any Lender may have against such Defaulting Lender.

(d) Cure. If the Borrower, Administrative Agent, the Issuer and the Swing Loan Lenders, as applicable, agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.19(a) (Defaulting Lender)), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders at par and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause such Lender’s Ratable Portion to be on a pro rata basis in accordance with their respective Commitment, whereupon such Lender will cease to be a Defaulting Lender and will become a Non-Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 [Reserved]

Section 3.2 Conditions Precedent to Each Loan and Letter of Credit

The obligation of each Revolving Credit Lender on any date (including the Effective Date) to make any Loan and of each Issuer on any date (including the Effective Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

(a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loans, a duly executed Swing Loan Request), and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

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(b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds thereof:

(i) the representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Effective Date and shall be true and correct in all material respects on and as of any such date after the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(ii) no Default or Event of Default shall have occurred and be continuing.

(c) Borrowing Base. The Borrower shall have delivered the Borrowing Base Certificate required to be delivered by Section 6.9(a) (Borrowing Base Determination). After giving effect to the Loans or Letters of Credit requested to be made or Issued on any such date and the use of proceeds thereof, the Revolving Credit Outstandings shall not exceed the Maximum Credit at such time.

(d) No Legal Impediments. The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.

Section 3.3 Additional Conditions to Issuances of Letters of Credit and Swing Loans

In addition to the other conditions precedent herein set forth, if any Lender becomes, and during the period it remains, a Defaulting Lender, the Issuer will not be required to Issue any Letter of Credit or to amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, and the Swing Loan Lender will not agree to make any Swing Loan, unless the Administrative Agent and the Swing Loan Lender or the Issuer, as the case may be, is satisfied that any exposure that would

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result therefrom is eliminated or fully covered by the Revolving Credit Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof, in accordance with the following:

(a) in the case of each Defaulting Lender, the Ratable Portion of such Defaulting Lender with respect to any Letters of Credit Obligations and any Swing Loans is reallocated, as to outstanding and future Letters of Credit and Swing Loans, to the Non-Defaulting Lenders as provided in clause (i) of Section 2.19(a) (Reallocation of Defaulting Lender Commitment);

(b) in the case of each Defaulting Lender, the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letter of Credit or Swing Loan in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swing Loan, or makes other arrangements satisfactory to the Administrative Agent, the Issuer and the Swing Loan Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(c) in the case of each Defaulting Lender, in the case of a proposed issuance of a Letter of Credit or making of a Swing Loan, the Borrower agrees by an instrument or instruments in form and substance satisfactory to the Administrative Agent, and the Issuer and the Swing Loan Lender, as the case may be, that the face amount of such requested Letter of Credit or the principal amount of such requested Swing Loan will be reduced by an amount equal to the unreallocated, non-Cash Collateralized portion thereof as to which such Defaulting Lender would otherwise be liable, in which case the obligations of the Non-Defaulting Lenders in respect of such Letter of Credit or Swing Loan will, subject to the first proviso below, be on a pro rata basis in accordance with the Revolving Credit Commitments of the Non-Defaulting Lenders, and the pro rata payment provisions of Section 2.13 (Payments and Computations) will be deemed adjusted to reflect this provision;

provided, that (i) the sum of each Non-Defaulting Lender’s Ratable Portion of the Obligations may not in any event exceed the Commitment of such Non-Defaulting Lender, and (ii) neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuer, the Swing Loan Lender or any other Lender may have against such Defaulting Lender, or cause such Defaulting Lender to be a Non-Defaulting Lender.

Section 3.4 [Reserved]

Section 3.5 Conditions Precedent to Each Incremental Credit Extension Date

Each Revolving Credit Commitment Increase shall not become effective prior to the satisfaction of all of the following conditions precedent:

(a) The Administrative Agent shall have received on or prior to the Incremental Credit Extension Date each of the following, each dated as of such Incremental Credit Extension Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance satisfactory to the Administrative Agent:

(i) written commitments duly executed by existing Lenders (or their Affiliates or Approved Funds) or Eligible Assignees in an aggregate amount equal to the amount of the proposed Revolving Credit Commitment Increase (as agreed between the Borrower and the Administrative Agent but in any case not to exceed, in the aggregate,

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the maximum amount set forth in Section 2.18 (Incremental Facility)) and, in the case of each such Eligible Assignee that is not an existing Lender, an assumption agreement in form and substance satisfactory to the Administrative Agent and duly executed by the Borrower, the Administrative Agent and such Eligible Assignee;

(ii) an amendment to this Agreement (including to Schedule I (Revolving Credit Commitments)), effective as of such Incremental Credit Extension Date and executed by the Borrower and the Administrative Agent, to the extent necessary to implement terms and conditions of such Revolving Credit Commitment Increase as agreed by the Borrower and the Administrative Agent;

(iii) certified copies of resolutions of the Board of Directors of the Borrower and each Guarantor approving the consummation of such Revolving Credit Commitment Increase and the execution, delivery and performance of the corresponding amendments to this Agreement and the other documents to be executed in connection therewith;

(iv) a favorable opinion of counsel for the Borrower and each Guarantor, addressed to the Administrative Agent, the Lenders and the Issuers and in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

(v) such other documents as the Administrative Agent may reasonably request or as any Lender participating in such Revolving Credit Commitment Increase may require as a condition to its commitment therein; and

(vi) a certificate from a Responsible Officer of the Borrower certifying that to the extent the Revolving Credit Commitments were fully funded (after giving effect to such Revolving Credit Commitment Increase), the aggregate outstanding amount of Indebtedness under the Loan Documents would not violate any applicable debt limitations in the Indentures or any other Indebtedness of the Borrower or its Restricted Subsidiaries for borrowed money having a principal or committed amount of $50,000,000 or more.

(b) a certificate from a Responsible Officer of the Borrower, certifying that on the Incremental Credit Extension Date and immediately after giving effect to the Revolving Credit Commitment Increase the Borrower shall be in compliance with the financial covenant contained in Article V (Financial Covenant), in each case determined on a Pro Forma Basis after giving effect to such Revolving Credit Commitment Increase (and assuming the borrowing of the entire commitments under such Revolving Credit Commitment Increase), as of (i) the Incremental Credit Extension Date and (ii) the last day of the most recently ended fiscal quarter of the Borrower for which Financial Statements have been delivered to the Administrative Agent pursuant to Sections 5.1(a) or (b), as applicable, in each case in form and substance and with supporting documentation reasonably satisfactory to the Administrative Agent.

(c) There shall have been paid to the Administrative Agent, for the account of itself and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before such Incremental Credit Extension Date.

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(d) The conditions precedent set forth in Section 3.2 shall have been satisfied both before and after giving effect to such Revolving Credit Commitment Increase.

Such Revolving Credit Commitment Increase shall have been made on the terms and conditions set forth in Section 2.18 (Incremental Facility).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants each of the following to the Lenders, the Issuers and the Administrative Agent, on and as of the Effective Date and after giving effect to the making of the Loans and the other financial accommodations on the Effective Date and on and as of each date as required by Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit):

Section 4.1 Corporate Existence; Compliance with Law

Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law (including all Health Care Laws) except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect, (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect, and (g) is in compliance in all materials respects with all laws relating to terrorism or money laundering, including the Patriot Act.

Section 4.2 Corporate Power; Authorization; Enforceable Obligations

(a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

(i) are within such Loan Party’s corporate, limited liability company, partnership or other powers;

(ii) have been or, at the time of delivery thereof pursuant to Article III (Conditions Precedent) will have been duly authorized by all necessary action, including the consent of shareholders, partners and members where required;

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(iii) do not and will not (A) contravene or violate such Loan Party’s or any of its Restricted Subsidiaries’ respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Related Document or any other material Contractual Obligation of such Loan Party or any of its Restricted Subsidiaries or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Restricted Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

(iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Consents) and that have been or will be, prior to the Amendment No. 3 Effective Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent, and each of which on the Amendment No. 3 Effective Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

(b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

Section 4.3 Subsidiaries; Borrower Information

(a) Set forth on Schedule 4.3(a) (Ownership of Subsidiaries) is a complete and accurate list showing, as of the Amendment No. 3 Effective Date, all Subsidiaries of the Borrower and, as to each Loan Party, the jurisdiction of its organization. No Stock of any Guarantor is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. All of the outstanding Stock of each Guarantor owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Borrower or a Guarantor, free and clear of all Liens (other than Liens permitted pursuant to Section 8.2 (Liens, Etc.)), options, warrants, rights of conversion or purchase or any similar rights. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3 (Investments).

(b) Schedule 4.3(b) (Borrower Information) sets forth as of the Amendment No. 3 Effective Date the name, address of principal place of business and tax identification number of the Borrower.

Section 4.4 Financial Statements

(a) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2014, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche LLP, and the Consolidated balance sheets of the Borrower and its Subsidiaries as at September 30, 2015, and the related Consolidated statements of income and cash flows of the Borrower and its

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Subsidiaries for the nine months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at September 30, 2015, and said statements of income and cash flows for the nine months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

(b) The Borrower’s projections (the “Projections”), delivered to the Lenders in the Lender presentation dated November 18, 2015, are based upon estimates and assumptions stated therein, all of which the Borrower believed to be reasonable and fair in light of current conditions and facts known to the Borrower as of the date the Projections were submitted to the Administrative Agent and, as of the Amendment No. 3 Effective Date, reflect the Borrower’s good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

Section 4.5 Material Adverse Change

Since December 31, 2014, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

Section 4.6 Solvency

Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Effective Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Loan Parties, taken as a whole, are Solvent.

Section 4.7 Litigation

Except as set forth on Schedule 4.7 (Litigation), there are no pending or, to the knowledge of any Group Member, threatened actions, investigations, litigations, or proceedings affecting any Group Member before any court, Governmental Authority or arbitrator other than those that, in the aggregate, (x) could not have a Material Adverse Effect or (y) do not restrain, prevent or impose or can reasonably be expected to impose materially adverse conditions upon the Facility or the transactions contemplated hereby. The performance of any action by any Loan Party required or contemplated by any Loan Document or any Related Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

Section 4.8 Taxes

(a) All U.S. federal income, and other material state, local and foreign tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all material taxes, charges and other impositions reflected therein or otherwise due and payable have been paid except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established

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on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Except as disclosed on Schedule 4.8 (Taxes), no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for taxes has been given or made by any Governmental Authority. The Borrower and each of its Tax Affiliates have complied in all material respects with all withholding provisions under applicable Requirements of Law and all withholdings have been timely paid to the respective Governmental Authorities.

(b) Except as disclosed on Schedule 4.8 (Taxes), none of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges, (ii) incurred any obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agent has received a copy prior to the date hereof or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

Section 4.9 Full Disclosure

The information prepared or furnished by or on behalf of any Group Member in connection with this Agreement or the consummation of the transactions contemplated hereunder and thereunder taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not materially misleading in light of the circumstances under which such statements were made.

Section 4.10 Margin Regulations

The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 4.11 No Burdensome Restrictions; No Defaults

(a) No Group Member (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2 (Liens, Etc.)) on the assets of any thereof or (ii) is subject to one or more charter or corporate restrictions that would, in the aggregate, have a Material Adverse Effect.

(b) No Group Member is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Restricted Subsidiary of any Loan Party, other than, in either case, those defaults that, in the aggregate, would not have a Material Adverse Effect.

(c) No Default or Event of Default has occurred and is continuing.

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(d) To the best knowledge of the Borrower, there are no Requirements of Law applicable to any Loan Party or any Restricted Subsidiary of any Loan Party the compliance with which by such Loan Party or such Restricted Subsidiary, as the case may be, would, in the aggregate, have a Material Adverse Effect.

Section 4.12 Investment Company Act

No Group Member is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

Section 4.13 Compliance with Health Care Laws

(a) Except as set forth on Schedule 4.13(a) (Compliance with Health Care Laws), each of the Group Members has not received notice and has no knowledge that any Governmental Authority or accreditation organization is considering limiting, suspending, terminating, or revoking any such Permit which limitation, suspension, termination or revocation could have a Material Adverse Effect. All such Permits are valid and in full force and effect, except as could not have a Material Adverse Effect.

(b) To the extent it participates in a particular Program, each of the Group Members meets all of the requirements of participation and payment of Medicare, Medicaid, any other state or federal government health care programs, and any other public or private third party payor programs (each, a “Program”) and is a party to valid participation agreements for payment by such Programs, except in each case as could not have a Material Adverse Effect. There is no investigation, audit, claim review, or other action pending or, to the knowledge of the Borrower, threatened which could result in a revocation, suspension, termination, probation, material restriction, material limitation, or non-renewal of any Program participation agreement or result in any Group Member’s exclusion from any Program, except as would not have a Material Adverse Effect. Schedule 4.13(b) (Health Care Programs) sets forth, as of the Amendment No. 3 Effective Date, an accurate, complete and current list of (i) all Medicaid and other state and federal government health care program participation agreements, or, in the case of Medicare, each provider number, and (ii) the top twenty-five (25) payors, by revenue, in each case, of the Loan Parties, on a Consolidated basis.

(c) Except as set forth on Schedule 4.13(c) (Exclusion From Government Health Care Programs), as of the Amendment No. 3 Effective Date, no Group Member, or their respective officers and directors has been or is currently excluded from participation in government health care programs pursuant to 42 U.S.C. § 1320a-7 where such exclusion would have a Material Adverse Effect.

(d) Except as set forth on Schedule 4.13(d) (Integrity Agreements, Settlement Agreements, Etc.) as of the Amendment No. 3 Effective Date, no Group Member (i) is a party to a corporate integrity agreement, (ii) has failed to comply with any reporting obligations pursuant to a settlement agreement, plan of correction, or other remedial measure entered into with any Governmental Authority, or (iii) has been served with or received any search warrant, subpoena, civil investigative demand or contact letter from any Governmental Agency related to its business operations, where, in the case of clause (ii), the failure to comply with such reporting obligations, or, in the case of clause (iii), the consequence of the receipt of such search warrant, subpoena, demand or contact letter, would have a Material Adverse Effect. Each Group Member, as

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applicable, has complied with the terms and conditions of any corporate integrity agreements, settlement agreements, plans of correction, other remedial measures, search warrants, subpoenas, civil investigative demands, or contract letters set forth on Schedule 4.13(d) (Integrity Agreements, Settlement Agreements, Etc.) except where such exclusion would not result in a Material Adverse Effect.

Section 4.14 Use of Proceeds

The proceeds of the Loans and the Letters of Credit are being used by the Borrower (and, to the extent distributed to them by the Borrower, each other Loan Party) solely (a) for working capital and general corporate purposes and (b) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

Section 4.15 Insurance

All policies of insurance of any kind or nature of the Group Members, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. No Group Member has been refused insurance for any material coverage for which it had applied or had any policy of insurance terminated (other than at its request).

Section 4.16 Labor Matters

(a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving any Group Member, other than those that, in the aggregate, would not have a Material Adverse Effect.

(b) There are no unfair labor practices, grievances, complaints or arbitrations pending, or, to any Group Member’s knowledge, threatened, against or involving any Group Member, nor are there any arbitrations or grievances threatened involving any Group Member, other than those that, in the aggregate, would not have a Material Adverse Effect.

(c) Except as set forth on Schedule 4.16 (Labor Matters), as of the Amendment No. 3 Effective Date, there is no collective bargaining agreement covering any employee of any Loan Party.

Section 4.17 ERISA

(a) Schedule 4.17 (List of Plans) separately identifies as of the Amendment No. 3 Effective Date all Title IV Plans, all Multiemployer Plans and all material Benefit Plans.

(b) Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies, except where such failures, in the aggregate, would not have a Material Adverse Effect.

(c) Except for those that would not, in the aggregate, have a Material Adverse Effect, (i) each Benefit Plan is in compliance in all material respects with applicable

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provisions of ERISA, the Code and other Requirements of Law, (ii) there are no existing or pending (or, to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Group Member incurs or otherwise has or could have an obligation or any liability and (iii) no ERISA Event is reasonably expected to occur.

(d) On the Amendment No. 3 Effective Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

(e) Except to the extent set forth on Schedule 4.17 (List of Plans), no ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

Section 4.18 Environmental Matters

(a) The operations of each Group Member have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that, in the aggregate, would not have a Material Adverse Effect.

(b) No Group Member or any Real Property currently or, to the knowledge of any Group Member, previously owned, operated or leased by or for any Group Member is subject to any pending or, to the knowledge of any Group Member, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, in the aggregate, would not have a Material Adverse Effect.

(c) Except as disclosed on Schedule 4.18 (Environmental Matters), as of the Amendment No. 3 Effective Date, no Real Property owned, operated or leased by any Group Member is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the regulations thereunder or any state analog.

(d) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Borrower or of Real Property owned, operated or leased by any Group Member that are not specifically included in the financial information furnished to the Lenders other than those that, in the aggregate, would not result in a Material Adverse Effect.

Section 4.19 Intellectual Property

Each Group Member owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, Internet domain names, franchises, authorizations and other intellectual property rights that are necessary for the operations of its respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of any Group Member, that would result in a Material Adverse Effect. To the knowledge of each Group Member, no license, permit, patent, patent application, trademark, trademark application, service mark, trade name, copyright, copyright application, Internet domain name, franchise,

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authorization, other intellectual property right, slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Group Member infringes upon or conflicts with any rights owned by any other Person that would result in a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or threatened.

Section 4.20 Eligible Obligations

Set forth on Schedule 4.20 (Eligible Obligations) is a complete and accurate list showing, as of the Amendment No. 3 Effective Date, (a) each Hedging Contract between a Loan Party and any Person that is Lender or an Affiliate of a Lender and (b) the Cash Management Obligations of the Loan Parties.

Section 4.21 OFAC.

The Borrower and each of its Subsidiaries is in compliance with regulations and executive orders administered by OFAC or other similar economic sanctions administered or enforced by the U.S, Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council to the extent applicable to such Person. Nether the Borrower nor any of its Subsidiaries, nor to the knowledge of the Borrower, any of its directors, officers or employees, is a Sanctioned Person or located, organized, or resident in any country or territory subject to comprehensive territorial sanctions, currently Cuba, Crimea, Iran, North Korea, Sudan, or Syria. The Letters of Credit and the proceeds of any Loan will not be used and have not been used, directly or to the knowledge of the Borrower, indirectly, (a) to fund any operations in or with, finance any investments or activities in or with, or make any payments to, a Sanctioned Person or a Sanctioned Country to the extent in violation of any applicable Requirement of Law or (b) in any other manner that would result in a violation by any Person of any regulations or executive orders administered by OFAC or other similar economic sanctions administered or enforced by the U.S. Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council.

Section 4.22 Anti-Corruption Laws; Anti-Money Laundering Laws.

The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and Anti-Money Laundering Laws, and the Borrower and each of its Subsidiaries, and to the knowledge of the Borrower, each of their respective directors, officers and employees, is in compliance with Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects. No part of any Letter of Credit, Borrowing, the use of proceeds therefrom or any other transaction contemplated by this Agreement will violate Anti-Corruption Laws or Anti-Money Laundering Laws.

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ARTICLE V

FINANCIAL COVENANT

The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to the following as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

Section 5.1 Minimum Fixed Charge Coverage Ratio

If, on any day in any Fiscal Quarter, Designated Excess Availability is less than or equal to the greater of (a) $100,000,000 and (b) 10.0% of the Maximum Borrowing Amount, the Borrower shall maintain a Fixed Charge Coverage Ratio, as determined as of the last day of the Fiscal Quarter most recently ended on or prior to such day for which Financial Statements have been (or were required to have been) delivered pursuant to Section 6.1(a) or (b) (Financial Statements), for the four Fiscal Quarter period ending on the last day of such most recently ended Fiscal Quarter, of at least 1.5:1.0.

ARTICLE VI

REPORTING COVENANTS

The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

Section 6.1 Financial Statements

The Borrower shall furnish to the Administrative Agent (unless delivered electronically, with sufficient copies for each of the Lenders) each of the following:

(a) Quarterly Reports. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form (i) the figures of its Consolidated statement of income for the corresponding period in the prior year and (ii) the figures of its Consolidated statement of income and cash flow for that portion of the prior Fiscal Year ending as of the close of such quarter in the prior Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting the Consolidated financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(b) Annual Reports. Within 90 days after the end of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such Consolidated Financial

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Statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by the Group Member’s Accountants, together with the report of such accounting firm stating that (i) such Financial Statements fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Group Member’s Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by the Group Member’s Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the financial statements of the Borrower and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenant contained in Article V (Financial Covenant) has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenant, a statement as to the nature thereof.

(c) Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of the Borrower (each, a “Compliance Certificate”) (i) showing in reasonable detail the calculations used in determining (1) the Fixed Charge Coverage Ratio for the last four Fiscal Quarter period ending on or before such date and (2) demonstrating, to the extent required, compliance with the financial covenant contained in Article V (Financial Covenant) that is tested on a quarterly basis and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Borrower proposes to take with respect thereto.

(d) Corporate Chart and Other Collateral Updates. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) (i) a certificate of a Responsible Officer of the Borrower certifying that the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (d)) is true, correct, complete and current as of the date of such Financial Statement and (ii) above, a certificate of a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent that all statements, updates and other documents (including updated schedules) required to be delivered pursuant to the Security Agreement by any Loan Party in the preceding Fiscal Quarter have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended). The reporting requirements set forth in this clause (d) are in addition to, and are not intended to and shall not replace or otherwise modify, any obligation of any Loan Party under any Loan Document (including other notice or reporting requirements). Compliance with the reporting obligations in this clause (d) shall only provide notice to the Administrative Agent and shall not, by itself, modify any obligation of any Loan Party under any Loan Document, update any Schedule to this Agreement or any schedule to any other Loan Document or cure, or otherwise modify in any way, any failure to comply with any covenant, or any breach of any representation or warranty, contained in any Loan Document or any other Default or Event of Default.

(e) Operating Budget. Within 75 days after the end of each Fiscal Year, a copy of the Consolidated operating budget of the Borrower and its Subsidiaries for each fiscal month in such Fiscal Year.

(f) Acquisitions. After the consummation of any Acquisition for an aggregate consideration of $100,000,000 or more, (i) within five Business Days after the

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consummation of such Acquisition, a certificate of a Responsible Officer or the Borrower describing such Acquisition in reasonable detail and (ii) promptly after the Administrative Agent’s reasonable request, but in any event no later than ten Business Days after delivery of such request, such other financial information, financial analysis, documentation or other information relating to such Acquisition as the Administrative Agent or any Lender shall reasonably request.

(g) Deemed Delivery. Information required to be delivered pursuant to clauses (a) and (b) of this Section or Section 6.5 (SEC Filings) shall be deemed to have been delivered on the date on which the Borrower posts such information on the Borrower’s website on the Internet at http://investor.tenethealth.com/, at www.sec.gov/edgar/searchedgar/ webusers.htm or at another website identified in a written notice to the Administrative Agent and the Lenders and accessible by the Administrative Agent and the Lenders without charge; provided, however, that the Borrower shall deliver electronic or paper copies of the information required to be delivered pursuant to clauses (a) and (b) to the Administrative Agent promptly thereafter.

(h) Unrestricted Subsidiaries. Concurrently with the delivery of any financial statements pursuant to clauses (a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Section 6.2 Default Notices

As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

Section 6.3 Litigation

Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator affecting any Group Member that (a) seeks injunctive or similar relief or (b) in the reasonable judgment of the Borrower, would have a Material Adverse Effect.

Section 6.4 Notices under Related Documents

Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of all material notices, certificates or reports delivered pursuant to, or in connection with, any Related Document.

Section 6.5 SEC Filings

Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of (a) all reports that Borrower sends to its security holders

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generally, (b) all reports and registration statements that any Group Member files with the SEC or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and (c) all other statements concerning material changes or developments in the business of such Group Member made available by any Group Member to (i) the public or (ii) any other creditor holding Securities of any Group Members evidencing Indebtedness to all creditors holding such Securities of an aggregate principal amount of $10,000,000 or more.

Section 6.6 Labor Relations

Promptly after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any labor dispute to which any Group Member is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities, that would result in a Material Adverse Effect and (b) any material Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person.

Section 6.7 ERISA Matters

The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

(a) promptly and in any event within 30 days after any Group Member or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event; and

(b) promptly and in any event within 10 days after any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and any action, that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto.

Section 6.8 Environmental Matters

The Borrower shall provide the Administrative Agent promptly and in any event within 10 days after any Group Member learning of any of the following, written notice of each of the following:

(a) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release that would result in a Material Adverse Effect;

(b) the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not result a Material Adverse Effect; and

(c) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that, in the aggregate, would result in a Material Adverse Effect.

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Section 6.9 Borrowing Base Determination

(a) The Borrower shall deliver, as soon as available and in any event not later than twenty days after the end of each fiscal month, a Borrowing Base Certificate as of the end of such fiscal month executed by a Responsible Officer of the Borrower. During a Liquidity Event Period, the Borrower shall deliver, as soon as available and in any event not later than five Business Days after the end the last day of each week, an additional Borrowing Base Certificate as of the end of such period (containing available updated figures for Eligible Accounts) executed by a Responsible Officer of the Borrower.

(b) The Borrower shall promptly notify the Administrative Agent in writing in the event that at any time the Borrower receives or otherwise gains knowledge that (i) the Borrowing Base is less than 90% of the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to clause (a) above, (ii) the outstanding Revolving Credit Outstandings exceed the Borrowing Base as a result of a decrease therein, in which case such notice shall also include the amount of such excess or (iii) a Liquidity Event Period has begun.

(c) The Borrower shall furnish to the Administrative Agent any information that the Administrative Agent may reasonably request regarding the determination and calculation of the Borrowing Base. The Administrative Agent may, at the Borrower’s sole cost and expense, conduct a field examination of the Accounts in any manner and through any medium that the Administrative Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith; provided, however, that unless a Liquidity Event Period shall then be in effect or an Event of Default shall have occurred and is continuing, no more than one such field examination shall be performed during any calendar year. If a Liquidity Event Period shall then be in effect, the Administrative Agent may conduct two (in the aggregate) such field examinations during such calendar year and if an Event of Default shall have occurred and is continuing, there shall be no limitation on the number of field examinations during such calendar year. If a Liquidity Event Period shall then be in effect, and, upon the Administrative Agent’s request and at the expense of the Borrower, the Borrower shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, however, that unless an Event of Default shall be continuing, the Administrative Agent shall request no more than one such report during any calendar year.

Section 6.10 Tax Reporting

If the Borrower determines that it intends to treat the Loans and the Letters of Credit and the related transactions contemplated hereby as a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, the Borrower shall give the Administrative Agent written notice thereof and shall deliver to the Administrative Agent all IRS forms required in connection therewith.

Section 6.11 Health Care Reportable Event

Promptly after any Loan Party becoming aware of the same, the Borrower shall give the Administrative Agent written notice of any Health Care Reportable Event that would result in a Material Adverse Effect.

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Section 6.12 Other Information

The Borrower shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Group Members as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

Section 6.13 Eligible Obligations

On any date on which the Borrower is required to deliver a Borrowing Base Certificate in accordance with Section 6.9(a) (Borrowing Base Determination), the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower, setting forth the aggregate amount of all Qualified Eligible Obligations and all Last-Out Eligible Obligations, in each case as of the date of such certificate.

Section 6.14 Self-Pay Accounts Collection Analysis

On any date on which the Borrower is required to deliver a Borrowing Base Certificate in accordance with Section 6.9(a) (Borrowing Base Determination), the Borrower shall deliver to the Administrative Agent a Self-Pay Accounts Collection Analysis with respect to the eighteen (18) consecutive month period ending on the last day of the calendar month most recently ended, together with a certificate of a Responsible Officer of the Borrower certifying as to the accuracy and completeness of the information provided thereby; provided, that during a Liquidity Event Period, the Borrower shall deliver to the Administrative Agent a Self-Pay Accounts Collection Analysis reflecting all information that is available to, or can be obtained by, any Group Member in respect of collection of Self-Pay Accounts from the end of the period covered by the most recently delivered Self-Pay Accounts Collection Analysis to the end of the week covered by such Borrowing Base Certificate.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

Section 7.1 Preservation of Corporate Existence, Etc.

Each Loan Party shall preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Sections 8.4 (Sale of Assets) and 8.7 (Restriction on Fundamental Changes; Acquisitions).

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Section 7.2 Compliance with Laws, Etc.

Each Group Member shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

Section 7.3 Conduct of Business

Each Group Member shall (a) conduct its business in the ordinary course and (b) use its reasonable efforts, in the ordinary course of business, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with any Group Member, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not, in the aggregate, have a Material Adverse Effect.

Section 7.4 Payment of Taxes, Etc.

The Borrower and each of its Tax Affiliates shall file all Tax Returns required to be filed by it before such returns are delinquent and will pay all taxes, charges and other impositions reflected therein when due and payable, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of such Group Member in conformity with GAAP.

Section 7.5 Maintenance of Insurance

Each Group Member shall (a) maintain or cause to be maintained insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Group Member operates, and, in any event, all insurance required by any Collateral Documents and (b) cause all applicable insurance relating to any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ written notice thereof to the Administrative Agent.

Section 7.6 Access

Each Group Member shall from time to time permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within five Business Days (or such longer period as agreed to by the Administrative Agent) after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of each Group Member, (b) visit the properties of each Group Member, (c) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member, (d) communicate directly with any certified public accountants (including the Group Member’s Accountants). Each Group Member shall authorize its certified public accountants (including the Group Members’ Accountants) of any Group Member to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of any Group Member.

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Section 7.7 Keeping of Books

Each Group Member shall keep proper books of record and account in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of each Group Member.

Section 7.8 Maintenance of Properties, Etc.

Each Group Member shall maintain and preserve (a) in good working order and condition all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and (c) above would not, in the aggregate, have a Material Adverse Effect.

Section 7.9 Application of Proceeds

The Borrower (and, to the extent distributed to them by the Borrower, each of its Subsidiaries) shall use the entire amount of the proceeds of the Loans as provided in Section 4.14 (Use of Proceeds). The Borrower shall not request any Borrowing or Letter of Credit, nor use (and the Borrower shall procure that its Subsidiaries shall not use) the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent in violation of any applicable Requirement of Law or (c) in any other manner that would result in the violation by any Person of any regulations, executive orders, economic or financial sanctions or trade embargoes imposed, administered or enforced by OFAC or other similar economic sanctions administered or enforced by the U.S. Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council.

Section 7.10 Additional Collateral and Guaranties

To the extent not delivered to the Administrative Agent on or before the Amendment No. 3 Effective Date (including in respect of after-acquired Collateral and Persons that become a Subsidiary (other than an Excluded Subsidiary) of any Loan Party after the Amendment No. 3 Effective Date), such Loan Party shall within 30 days of the Amendment No. 3 Effective Date or 30 days of formation or acquisition of such Subsidiary, as applicable, do each of the following, unless otherwise agreed by the Administrative Agent:

(a) deliver to the Administrative Agent such duly-executed supplements and amendments to the Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure that any such Subsidiary of such Loan Party (i) the designation of which as an Excluded Subsidiary has been revoked or (ii) that has granted a security interest in the Collateral pursuant to Section 7.10(b) below, guaranties, as primary obligor and not as surety, the full and punctual payment when due of the Obligations or any part thereof;

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(b) deliver to the Administrative Agent such duly-executed joinder and amendments to the Security Agreement and, if applicable, other Collateral Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid, perfected and enforceable first-priority security interest in the Collateral;

(c) to take such other actions necessary or advisable to ensure the validity or continuing validity of the guaranties required to be given pursuant to clause (a) above or to create, maintain or perfect the security interest required to be granted pursuant to clause (b) above, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent; and

(d) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

Section 7.11 Cash Management

(a) Subject to clauses (c) and (d) below, the Proceeds of the Accounts of a Loan Party received from any Account Debtor or other Person obligated to make a payment with respect thereto shall be paid into any Approved Deposit Account or Collection Deposit Account as required by clause (b) below; provided, however, that proceeds of the Accounts (including Program Accounts) may be paid into Deposit Accounts that are neither an Approved Deposit Account nor a Collection Deposit Account, so long as the amount of Proceeds contained in all such Deposit Accounts does not exceed $10,000,000 in the aggregate at the end of any Business Day.

(b) Each Loan Party shall (i) instruct each Account Debtor or other Person obligated to make a payment to any of them (x) under any Account (other than Program Accounts) to make payment, or to continue to make payment, to an Approved Deposit Account or a Collection Deposit Account and (y) under any Program Account to make payment, or to continue to make payment, to a Collection Deposit Account and (ii) deposit in an Approved Deposit Account or a Collection Deposit Account, as applicable, promptly upon receipt all Proceeds of such Accounts received by any Loan Party from any other Person; provided, however, that, at any time (including after the occurrence and during the continuance of an Event of Default, and including after the exercise by the Administrative Agent of its remedies provided under the Loan Documents), any amount identified (with reasonably detailed written support) to the Administrative Agent as (x) an “account” or “payment intangible” (as defined in the UCC) or (y) Proceeds of any “account” or “payment intangible” (as defined in the UCC) in each case not constituting Proceeds of any Account (as defined herein) or “payment intangible” (as defined in the UCC) pertaining to any Account (as defined herein) will be promptly (an in no event later than two Business Days after such written support is delivered) distributed to any Deposit Account as directed by the Borrower or the Administrative Agent as requested by the Borrower, as applicable.

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(c) The Borrower will, or will cause each of the Loan Parties to, maintain a Deposit Account Control Agreement in favor of the Administrative Agent with respect to each Deposit Account of the Borrower or such Loan Party which is to serve as an Approved Deposit Account.

(d) The Borrower will, or will cause each of the Loan Parties to, maintain a Collection Deposit Account Agreement in favor of the Administrative Agent with respect of each Collection Deposit Account. Each such Collection Deposit Account Agreement shall provide, among other things, that from and after the date thereof the financial institution at which any Collection Deposits Accounts are maintained, agrees to transfer on each Business Day all amounts in each such Collection Deposit Account to an Approved Deposit Account.

(e) The Borrower will, or will cause each of the Loan Parties to, deliver to the Administrative Agent, with respect to each Securities Account used during a Liquidity Event Period to facilitate the investment of Proceeds of Accounts that are required to be deposited or maintained in an Approved Deposit Account or Collection Deposit Account pursuant to clause (a) above, a Securities Account Control Agreement in favor of the Administrative Agent.

(f) In the event (i) any Loan Party or any Deposit Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of an Approved Deposit Account for any reason, (ii) the Administrative Agent shall demand such termination as a result of the failure of a Deposit Account Bank to comply with the terms of the applicable Deposit Account Control Agreement or (iii) the Administrative Agent determines in its sole discretion that the financial condition of a Deposit Account Bank has materially deteriorated, each Group Member notify all of their respective obligors that were making payments to such terminated Approved Deposit Account to make all future payments to another Approved Deposit Account.

(g) The Administrative Agent may establish one or more Cash Collateral Accounts with such depositaries as it in its sole discretion shall determine. The Borrower agrees that each such Cash Collateral Account shall meet the requirements of the definition of “Cash Collateral Account”. Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested (but the Administrative Agent shall be under no obligation to make any such investment) in Cash Equivalents at the direction of the Administrative Agent and, except during the continuance of an Event of Default, the Administrative Agent agrees with the Borrower to issue Entitlement Orders for such investments in Cash Equivalents as requested by the Borrower; provided, however, that the Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon. No Group Member and no Person claiming on behalf of or through any Group Member shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations. The Administrative Agent shall apply all funds on deposit in a Cash Collateral Account as provided in Section 2.9(d) (Mandatory Prepayments).

(h) The Administrative Agent shall establish a Concentration Account with such depositary as it in its sole discretion shall determine. During any Liquidity Event Period, any amounts in any Approved Deposit Account shall be transferred on each Business Day to a Concentration Account for payments in respect of the Loans and as Cash Collateral for Letter of Credit Obligations on each Business Day pursuant to Section 2.9(e)( Mandatory Prepayments).

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(i) The requirements of this Section 7.11 (Cash Management) shall not apply to any Group Member that is not a Loan Party.

Section 7.12 Sanctions, Etc.

The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws, Anti-Money Laundering Laws and regulations and executive orders administered by OFAC or other similar economic sanctions administered or enforced by the U.S. Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council to the extent applicable to such Person.

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

Section 8.1 Indebtedness

No Group Member shall, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following:

(a) the Secured Obligations (other than in respect of Hedging Contracts not permitted to be incurred pursuant to clause (h) below) and Guaranty Obligations in respect thereto;

(b) Indebtedness existing on the Amendment No. 3 Effective Date and set forth on Schedule 8.1 (Existing Indebtedness), together with any Permitted Refinancing of any Indebtedness permitted by this clause (b);

(c) Guaranty Obligations incurred by any Group Member in respect of Indebtedness of any Group Member that is otherwise permitted by this Section 8.1 (other than clause (a) above);

(d) (i) to the extent the Excess Availability Condition has been satisfied, Capital Lease Obligations, purchase money and mortgage financings Indebtedness incurred by any Group Member to finance the acquisition of fixed assets or real property, (ii) any of the foregoing to the extent acquired or assumed in a Permitted Acquisition or other Investment permitted by Section 8.3 (Investments) and, (iii) in each case, Permitted Refinancings of any Indebtedness permitted by this clause (d); provided, that to the extent the Excess Availability Condition has not been satisfied, in lieu of (i) above, Capital Lease Obligations, purchase money and mortgage financings Indebtedness incurred by any Group Member to finance the acquisition

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of fixed assets or real property in an amount not to exceed (x) 6.0% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements) minus (y) the aggregate outstanding principal amount of all Capital Lease Obligations, purchase money Indebtedness and mortgage financings then outstanding;

(e) a sale and leaseback transaction to the extent such transaction would constitute Indebtedness;

(f) Indebtedness arising from intercompany loans owing to any Group Member and constituting an Investment permitted under Section 8.3 (Investments);

(g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

(h) Obligations under Hedging Contracts permitted under Section 8.13 (No Speculative Transactions);

(i) unsecured Indebtedness not otherwise permitted under this Section 8.1 and Permitted Refinancings thereof; provided, however, that the Dollar Equivalent of the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed the greater of $100,000,000 and 0.432% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements), at any time;

(j) unsecured Indebtedness of the Borrower that is subordinated to the payment in full of the Obligations on terms satisfactory to the Administrative Agent and Permitted Refinancings thereof; provided, however, that (i) the aggregate Dollar Equivalent of the principal amount of all such unsecured Indebtedness shall not exceed the greater of $200,000,000 and 0.863% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements), at any time and (ii) the terms of any such Indebtedness shall not provide for any scheduled repayment, mandatory prepayment or redemption or sinking fund obligation prior to six months after the Scheduled Termination Date;

(k) Indebtedness of a Person, or in respect of assets, acquired pursuant to an Acquisition and existing at the time of such Acquisition, including Permitted Refinancings thereof; provided, however, that any such Indebtedness that has been incurred or issued in contemplation of such Acquisition shall only be secured by the assets acquired in such Acquisition;

(l) Guaranty Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales permitted hereby;

(m) Guaranty Obligations granted in favor of title insurers; provided, however, that any such Guaranty Obligations entered into by any Group Member thereof shall apply to real property assets of the Group Members;

(n) other unsecured Indebtedness; provided, however, that at the time of incurrence of such Indebtedness and after giving effect thereto, (i) no Event of Default shall have

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occurred and be continuing (or was continuing immediately prior to the time of such incurrence) and (ii) the Borrower would be in compliance with the financial covenant contained in Section 5.1 (Minimum Fixed Charge Coverage Ratio) (whether or not then tested) as at the end of the most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements), determined on a Pro Forma Basis after giving effect to such Indebtedness as if such Indebtedness had been incurred on the first day of such Fiscal Quarter, and any Permitted Refinancing thereof;

(o) Indebtedness secured by assets other than Collateral; provided, however, that at the time of incurrence of such Indebtedness and after giving effect thereto, (i) no Event of Default shall have occurred and be continuing (or was continuing immediately prior to the time of such incurrence) and (ii) (x) the Secured Leverage Ratio would be less than 4.0 to 1.0 as at the end of the most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements) and (y) the Borrower would be in compliance with the financial covenant contained in Section 5.1 (Minimum Fixed Charge Coverage Ratio) (whether or not then tested) as at the end of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.1 (Financial Statements), in each case of (x) and (y) above, determined on a Pro Forma Basis after giving effect to such Indebtedness as if such Indebtedness had been incurred on the first day of the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter, and any Permitted Refinancing thereof;

(p) Qualified Refinancing Indebtedness of the Borrower, together with any Permitted Refinancing thereof; provided, however, that at the time of incurrence of such Qualified Refinancing Indebtedness and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

(q) Qualified Secured Refinancing Indebtedness, together with any Permitted Refinancing thereof; provided, however, that at the time of incurrence of such Qualified Secured Refinancing Indebtedness and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing (or was continuing immediately prior to the time of such incurrence) and (ii) to the extent such Qualified Secured Refinancing Indebtedness is secured by any assets not constituting collateral for the Senior Notes being repaid, redeemed, repurchased, defeased or otherwise refinanced with the proceeds of such Qualified Secured Refinancing Indebtedness, the Secured Leverage Ratio would be less than 4.0 to 1.0 as at the end of the most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements), determined on a Pro Forma Basis after giving effect to such Qualified Secured Refinancing Indebtedness as if such Qualified Secured Refinancing Indebtedness had been incurred on the first day of the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter.

Section 8.2 Liens, Etc.

No Group Member shall create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for the following:

(a) Liens created pursuant to the Loan Documents;

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(b) Liens existing on the Amendment No. 3 Effective Date and disclosed on Schedule 8.2 (Existing Liens);

(c) Customary Permitted Liens on the assets of Group Members;

(d) purchase money or mortgage Liens granted by any Group Member (including the interest of a lessor under a Capital Lease and purchase money Liens to which any property is subject at the time, on or after the date hereof, of such Group Member’s acquisition thereof) securing Indebtedness permitted under Section 8.1(d) or Section 8.1(k) (Indebtedness) and limited in each case to the property purchased with the proceeds of such purchase money or mortgage Indebtedness or subject to such Capital Lease or assumed in connection with the Acquisition;

(e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (b) or (d) above or this clause (e) without any change in the assets subject to such Lien;

(f) Liens in favor of lessors securing operating leases (to the extent such operating leases are permitted hereunder) or, to the extent such transactions create a Lien hereunder, sale and leaseback transactions;

(g) Liens not otherwise permitted by the foregoing clauses of this Section 8.2 securing obligations or other liabilities (other than Indebtedness) of any Loan Party; provided, however, that the Dollar Equivalent of the aggregate outstanding amount of all such obligations and liabilities shall not exceed the greater of $50,000,000 and 0.216% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements);

(h) any Lien in respect of Indebtedness permitted under Section 8.1(k) (Indebtedness), limited in each case to the property of the Person or the assets acquired with the proceeds of such Indebtedness;

(i) Liens arising in connection with the sale or disposition of Accounts permitted under Section 8.4(a) (Sale of Assets);

(j) Liens securing Indebtedness incurred pursuant to Section 8.1(o) (Indebtedness), limited in each case to property other than Collateral;

(k) any Lien on hospital facilities securing obligations not constituting Indebtedness provided, however, that the aggregate appraised value of all hospital facilities that are subject to Liens permitted by this clause (k) shall not exceed the greater of $150,000,000 and 0.647% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements) at any time;

(l) Liens on inventory not constituting Collateral, securing trade payables incurred in the ordinary course of business; provided, however, that the aggregate book value of all such inventory that is subject to Liens permitted by this clause (l) shall not exceed the greater of $60,000,000 and 0.259% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements) at any time;

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(m) Liens securing Indebtedness incurred pursuant to Section 8.1(q) (Indebtedness), limited in each case to property other than Collateral; and

(n) Liens in favor of the Borrower or any Guarantor securing Indebtedness permitted by Section 8.1(f) (Indebtedness), limited in each case to property other than Collateral.

Section 8.3 Investments

No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:

(a) Investments existing on the Amendment No. 3 Effective Date and disclosed on Schedule 8.3 (Existing Investments);

(b) (i) Investments made with proceeds of Collateral in cash and Cash Equivalents held in a Deposit Account in compliance with Section 7.11(a) (Cash Management) and (ii) Investments of any asset or property not constituting Collateral or proceeds thereof in cash and Cash Equivalents;

(c) Investments by Group Members that are captive insurance companies in connection with treasury operations of such companies;

(d) Investments in payment intangibles, chattel paper (each as defined in the UCC) and Accounts, notes receivable and similar items arising or acquired in the ordinary course of business of the Group Members;

(e) (i) Investments received in settlement of amounts due to any Group Member effected in the ordinary course of business and (ii) solely in connection with ordinary course settlement of unsecured intercompany obligations owing by one Loan Party to another Loan Party, Investments consisting of the contribution of such unsecured intercompany obligations to any Group Member; provided, that any such Investments shall (A) constitute part of a series of substantially simultaneous intercompany transactions resulting in such unsecured intercompany obligations being held by the Loan Party liable thereunder no later than the end of the Business Day on which such Investment is made, and (B) at the time of any such Investment, no Default or Event of Default shall have occurred and be continuing;

(f) loans or advances to employees of any Group Member in the ordinary course of business other than any loans or advances that would be in violation of Section 402 of the Sarbanes-Oxley Act; provided, however, that the Dollar Equivalent of the aggregate principal amount of all loans and advances permitted pursuant to this clause (f) shall not exceed the greater of $2,000,000 and 0.009% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements), at any time;

(g) Guaranty Obligations permitted by Section 8.1 (Indebtedness);

(h) Investments by (i) any Loan Party in any other Loan Party, (ii) any Group Member that is not a Loan Party in any Group Member, (iii) Investments constituting Acquisitions, Investments in joint ventures, and Investments in Subsidiaries (other than Loan Parties) or (iv) any other Investments not otherwise permitted pursuant to this Section 8.3;

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provided, however, that at the time of making an Investment pursuant to clauses (iii) or (iv) above and after giving effect thereto, (A) if the Excess Availability Condition is not satisfied, any such Investment shall be permitted only if, or to the extent that, the Dollar Equivalent of the aggregate amount of all such Investments made following the Amendment No. 3 Effective Date at any time when the Excess Availability Condition is not satisfied immediately after giving effect to such Investments would not exceed the greater of $200,000,000 and 0.863% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements) and (B) if such Investment is an Acquisition or an Investment pursuant to clause (iv) above, in each case (1) no Default or Event of Default shall have occurred and be continuing or result therefrom and (2) the Borrower is in pro forma compliance with Section 5.1 (Minimum Fixed Charge Coverage Ratio) as at the end of the last day of the four consecutive Fiscal Quarters most recently ended for which Financial Statements have been delivered to the Administrative Agent, calculated on a Pro Forma Basis after giving effect to such Acquisition or other Investment as if such Acquisition or other Investment had been consummated on the first day of such four consecutive Fiscal Quarters;

(i) Investments constituting non-cash consideration received by any Group Member in connection with Asset Sales permitted hereby, to the extent such non-cash consideration is permitted to be received hereunder;

(j) Investments in an aggregate amount that does not exceed the aggregate Available Contributions Amount at the time of making such Investments; provided, that immediately before and after giving effect thereto no Default or Event of Default has occurred and is continuing;

(k) Investments consisting of intercompany Investments incurred in the ordinary course of business and consistent with past practice in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) among the Group Members; provided that no Default or Event of Default shall have occurred and be continuing or result therefrom; and

(l) Investments in an aggregate principal amount at any time not to exceed the greater of $100,000,000 and 0.432% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements).

Section 8.4 Sale of Assets

No Loan Party shall sell, convey, transfer, lease or otherwise dispose of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or (except in the case of the Borrower) issue or sell any shares of their Stock or any Stock Equivalents (any such disposition being an “Asset Sale”), except for the following:

(a) the sale or disposition of Cash Equivalents or Inventory, in each case in the ordinary course of business, and the sale or disposition of private or self-pay Accounts that are more than 270 days past the Discharge Date;

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(b) the sale or disposition of Equipment that has become obsolete, worn-out surplus or is no longer used or useful in the business of such Loan Party or is replaced in the ordinary course of business;

(c) (i) a true lease or sublease of Real Property not constituting Indebtedness and not constituting a sale and leaseback transaction and (ii) a sale of assets pursuant to a sale and leaseback transaction;

(d) assignments and licenses of intellectual property of the Loan Parties in the ordinary course of business;

(e) any Asset Sale to the Borrower or any Guarantor;

(f) any Group Member can issue or sell any shares of its Stock or any Stock Equivalents thereof in connection with any bona fide joint venture arrangement;

(g) any Asset Sale, including the sale or disposition of hospital facilities owned by any Loan Party, disclosed on Schedule 8.4 (Asset Sales);

(h) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale not otherwise permitted under clauses (a) through (g) above; provided, however, that with respect to any such Asset Sale pursuant to this clause (h), (i) such Asset Sale is made for Fair Market Value, as determined at the earlier of (x) at the time the legally binding commitment for such Asset Sale was entered into and (y) if no legally binding commitment was entered into, the date of such Asset Sale, in each case without giving effect to subsequent change in value and (ii) a Group Member shall either (x) receive not less than 75% of the consideration in excess of $25,000,000 in the form of cash or Cash Equivalents or (y) the aggregate non-cash consideration received for all other Asset Sales consummated after the Amendment No. 3 Effective Date does not exceed the greater of $500,000,000 and 2.16% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements at any time (provided, that for purposes of this clause (ii), (A) secured notes issued by the buyer of such assets that are secured by the assets being sold and evidencing obligations to pay up to 20% of the cash consideration for any such Asset Sale, (B) any securities received by any Group Member from such Asset Sale that are converted by such Group Member into cash or Cash Equivalents within 180 days following the closing of the applicable Asset Sale and (C) any liability assumed by the buyer of such assets in connection with any such Asset Sale, in each case shall be considered cash and Cash Equivalents); provided, further, that if Collateral with a value in excess of $20,000,000 is the subject of any one or more Asset Sales pursuant to this clause (h) in any given calendar year, the Borrower shall deliver an updated Borrowing Base Certificate giving pro forma effect thereto on or prior to the date of consummation of such Asset Sale;

(i) the sale or disposition of Stock or Stock Equivalents of9 any Unrestricted Subsidiary or Immaterial Subsidiary;

(j) any Investment permitted by Section 8.3 (Investments) and (ii) any Restricted Payment permitted by Section 8.5 (Restricted Payments); and

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(k) the sale or disposition of any assets not constituting Collateral if prior to and after giving effect to any such sale of assets the Excess Availability Condition shall be satisfied.

Section 8.5 Restricted Payments

No Group Member shall, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

(a) Restricted Payments by any (i) Restricted Subsidiary of the Borrower to (x) the Borrower or any Guarantor or (y) to any other Restricted Subsidiary of the Borrower; provided, in the case of this clause (y) that an amount equal to such Restricted Payment is substantially simultaneously (and in any event on the same day) is paid in a form of a Restricted Payment by such Restricted Subsidiary or its direct or indirect parent to the Borrower or any Guarantor, and (ii) Restricted Subsidiary of the Borrower that is not a Loan Party to the holders of its equity interests on a pro rata basis in accordance with their holdings in such Restricted Subsidiary;

(b) dividends and distributions declared and paid on the common Stock of the Borrower and payable only in common Stock of the Borrower;

(c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the repurchase of shares of, or options to purchase shares of, Stock or Stock Equivalents issued by the Borrower from employees, officers or directors of the Borrower or any Restricted Subsidiary thereof in any aggregate amount not to exceed the greater of $5,000,000 and 0.022% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements) in any calendar year or the greater of $20,000,000 and 0.087% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements) in the aggregate;

(d) Restricted Payments not otherwise permitted by this Section 8.5 in an aggregate amount not to exceed the greater of $20,000,000 and 0.087% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements) in the aggregate;

(e) (i) payments in cash upon conversion, redemption, repayment, prepayment or repurchase of any Stock or Stock Equivalent to the extent such payments would be permitted under Section 8.6 (Prepayment and Cancellation of Indebtedness), (ii) deliveries of common Stock of the Borrower upon conversion or exchange of any Indebtedness permitted under Section 8.1 (Indebtedness) to equity or upon the conversion or exchange of any Stock or Stock Equivalent; (iii) payments in cash with respect to any partial units of common Stock of the Borrower required to be paid in cash in connection with the conversion of any Indebtedness permitted under Section 8.1 (Indebtedness) to such units of common Stock, (iv) payments in cash of interest payments due on any Indebtedness incurred in accordance with Section 8.1 (Indebtedness) and (v) dividends and distributions declared on any Qualified Preferred Stock;

(f) Restricted Payments in an aggregate amount that does not exceed the aggregate Available Contributions Amount at the time of making such Restricted Payment; provided, that immediately before and after giving effect thereto no Default or Event of Default has occurred and is continuing; and

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(g) any Restricted Payments if prior to and after giving effect to any such Restricted Payment the Excess Availability Condition shall be satisfied.

Section 8.6 Prepayment and Cancellation of Indebtedness

No Group Member shall prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any (1) Subordinated Debt or (2) Senior Debt with an aggregate principal amount of the greater of $100,000,000 and 0.432% of Consolidated Total Assets as of the most recently ended period for which Financial Statements were delivered pursuant to Section 6.1(a) or (b) (Financial Statements); provided, however, that each Group Member may (i) prepay the Obligations in accordance with the terms of this Agreement, (ii) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness, (iii) prepay any Indebtedness payable to the Group Members, (iv) renew, extend, refinance and refund Indebtedness, as long as such renewal, extension, refinancing or refunding is permitted under Section 8.1 (Indebtedness), (v) satisfy any outstanding Indebtedness that is convertible into or exchangeable for Stock by issuing the Stock into which such Indebtedness is convertible or exchangeable upon conversion thereof or in exchange therefor, (vi) prepay, redeem, repurchase, defease or otherwise satisfy any outstanding Senior Notes with the proceeds of a Qualified Refinancing Indebtedness, Qualified Secured Refinancing Indebtedness or Qualified Preferred Stock, (vii) if prior to and after giving effect to any such prepayment, redemption, repurchase, defeasance or other satisfaction of any such Indebtedness, the Excess Availability Condition shall be satisfied, such Group Member shall be permitted to prepay, redeem, repurchase, defease or otherwise satisfy any Indebtedness without limitation, and (viii) prepay, redeem, repurchase, defease or otherwise satisfy any Indebtedness in an aggregate amount that does not exceed the aggregate Available Contributions Amount at the time of such prepayment, redemption, repurchase, defeasance or other satisfaction of such Indebtedness, provided, that in the case of this clause (viii), immediately before and after giving effect thereto no Default or Event of Default has occurred and is continuing.

Section 8.7 Restriction on Fundamental Changes; Acquisitions

No Loan Party shall, (a) except in connection with an Acquisition or an Investment permitted pursuant to Section 8.3 (Investments), (i) merge with any Person other than any other Loan Party, (ii) consolidate with any Person other than any other Loan Party; provided, that in any such merger or consolidation involving the Borrower, the Borrower shall be the surviving Person and, at all times, the Borrower shall be organized under the laws of a state of the United States or the District of Columbia, (iii) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (iv) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person or (v) enter into any joint venture or partnership with any Person or (b) acquire or create any Subsidiary unless, after giving effect to such creation or acquisition, the Borrower is in compliance with Section 7.10 (Additional Collateral and Guaranties).

Section 8.8 Change in Nature of Business

No Loan Party shall make any material change in the nature or conduct of its business as carried on at the date hereof, whether in connection with an Acquisition or otherwise.

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Section 8.9 Transactions with Affiliates

No Group Member shall enter into any transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower that is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions on a basis no less favorable to the Group Member as could be reasonably obtained in a comparable arm’s length transaction with a Person not an Affiliate thereof, (ii) salaries and other director or employee compensation to officers or directors of the Group Members commensurate with current compensation levels and (iii) Asset Sales, Investments and Restricted Payments permitted pursuant to this Agreement.

Section 8.10 Limitations on Restrictions on Subsidiary Distributions; No New Negative Pledge

Except pursuant to the Loan Documents and any agreements governing Indebtedness permitted by Section 8.1(b), (d), (e) or (k) (Indebtedness) (in the case of agreements permitted by such clauses, any prohibition or limitation referred to in clause (b) below shall only be effective against the assets permitted hereunder to secure such permitted Indebtedness), (a) no Loan Party shall suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Loan Party to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, any other Loan Party and (b) no Loan Party shall enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations, except for the following:

(i) restrictions imposed by other permitted Indebtedness ranking pari passu with the Obligations; provided, however, that such restrictions are on customary or otherwise market terms;

(ii) restrictions or limitations with respect to matters referred to in clause (b) above pursuant to agreements governing Indebtedness permitted by Section 8.1(o) or (q) (Indebtedness); provided, that such restrictions or limitations shall only be effective against the assets securing such permitted Indebtedness and shall not extend to any of the Collateral;

(iii) restrictions with respect solely to any Restricted Subsidiary imposed pursuant to a binding agreement which has been entered into for the sale of all or substantially all of the Stock or assets of such Restricted Subsidiary; provided, however, that such restrictions apply solely to the Stock or assets of such Restricted Subsidiary which are being sold;

(iv) in connection with any permitted lease of property entered into in the ordinary course of business, customary provisions restricting the subletting or assignment of, or Liens on, the property subject to such lease; and

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(v) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements.

Section 8.11 Modification of Constituent Documents

No Group Member shall change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments that could not reasonably be expected to result in a Default or Event of Default.

Section 8.12 Margin Regulations

No Group Member shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

Section 8.13 No Speculative Transactions

No Group Member shall engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

Section 8.14 Compliance with ERISA

No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event that would have a Material Adverse Effect in the aggregate. No Group Member shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

Section 8.15 Environmental

No Group Member shall allow a Release of any Contaminant in violation of any Environmental Law; provided, however, that the Borrower shall not be deemed in violation of this Section 8.15 if all Environmental Liabilities and Costs incurred or reasonably expected to be incurred by the Loan Parties as the consequence of all such Releases would not result in a Material Adverse Effect.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1 Events of Default

Each of the following events shall be an Event of Default:

(a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

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(b) the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of five Business Days after the due date therefor; or

(c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V (Financial Covenant), 6.2 (Default Notices), Section 7.1 (Preservation of Corporate Existence, Etc.), solely with respect to the Borrower, Section 7.9 (Application of Proceeds) or Article VIII (Negative Covenants), (ii) any term, covenant or agreement contained in Section 6.1 (Financial Statements), Section 6.9 (Borrowing Base Determination), Section 6.13 (Eligible Obligations), Section 6.14 (Self-Pay Accounts Collection Analysis), Section 7.10 (Additional Collateral and Guarantees) or Section 7.11 (Cash Management) if such failure under this clause (ii) shall remain unremedied for three Business Days after the occurrence thereof, or (iii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (iii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(e) (i) Any Group Member shall fail to make any payment on any Indebtedness of such Group Member (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having an aggregate principal amount of $100,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the agreement governing such Indebtedness, (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(f) (i) Any Loan Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against any Loan Party (but not instituted by any Loan Party), either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) any Loan Party shall take any corporate action to authorize any action set forth in clauses (i) and (ii) above; or

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(g) one or more judgments or orders (or other similar process) involving, (i) in the case of money judgments, an aggregate amount whose Dollar Equivalent exceeds $100,000,000, and (ii) in the case of non-monetary judgments, such judgments, in the aggregate, that would result in a Material Adverse Effect, in each case, to the extent not covered by insurance (excluding insurance where the applicable insurer has disputed its obligations to pay thereunder), shall be rendered against one or more of the Borrower and its Subsidiaries and such judgment, order or similar process shall continue unsatisfied and unstayed for a period of 60 days; or

(h) an ERISA Event shall occur and the Dollar Equivalent of the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $100,000,000 in the aggregate; or

(i) any provision of any Loan Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing; or

(j) the Collateral Documents shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral purported to be covered thereby in an aggregate amount in excess of $25,000,000 or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien, or any Loan Party shall so state in writing; or

(k) there shall occur any Change of Control.

Section 9.2 Remedies

During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower declare that all or any portion of the Revolving Credit Commitments be terminated, whereupon the obligation of each Revolving Credit Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (b) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(f) (Events of Default), (x) the Revolving Credit Commitments of each Revolving Credit Lender to make Loans and the commitments of each Revolving Credit Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

Section 9.3 Actions in Respect of Letters of Credit

At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in Cash Collateral

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Accounts shall be less than 103% of the Letter of Credit Obligations, (iii) as may be required by Section 2.9 (Mandatory Prepayments), the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent’s office referred to in Section 11.8 (Notices, Etc.), for deposit in a Cash Collateral Account, (x) in the case of clauses (i) and (ii) above, the amount required to that, after such payment, the aggregate funds on deposit in the Cash Collateral Accounts equals or exceeds 103% of the sum of all outstanding Letter of Credit Obligations and (y) in the case of clause (iii) above, the amount required by Section 2.9 (Mandatory Prepayments). The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.9(d) (Mandatory Prepayments) and Section 2.13(g) (Payments and Computations), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

Section 9.4 Rescission

If at any time after termination of the Revolving Credit Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments, Waivers, Etc.), then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Revolving Credit Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

ARTICLE X

THE ADMINISTRATIVE AGENT

Section 10.1 Authorization and Action

(a) Each Lender and each Issuer hereby appoints Citi as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent for the Lenders, Issuers and the other Secured Parties under such Collateral Documents.

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(b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers except to the limited extent provided in Section 2.7(c) (Evidence of Debt), and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

(d) In the event that Citi or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Loan Party, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any Obligation of such Loan Party hereunder or under any other Loan Document by or on behalf of Citi in its capacity as the Administrative Agent for the benefit of any Loan Party under any Loan Document (other than Citi or an Affiliate of Citi) and which is applied in accordance with the Loan Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

(e) The Arranger shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity. Notwithstanding anything to the contrary contained in this Agreement, Bank of America, N.A., is a Lender designated as a “joint bookrunner” and each of Barclays Bank PLC, Capital One, N.A., Goldman Sachs Bank USA, RBC Capital Markets, SunTrust Robinson Humphrey, Inc., The Bank of Nova Scotia and Wells Fargo Capital Finance, LLC, is a Lender designated as “joint bookrunner” and each of Barclays Bank PLC, Goldman Sachs Bank USA, Healthcare Financial Solutions, LLC, Royal Bank of Canada, SunTrust, Bank, The Bank of Nova Scotia and Wells Fargo Capital Finance, LLC is a Lender designated as a “co-documentation agent”, in each case for title purposes only and in such respective capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party, any Lender or any Issuer, and shall have no rights separate from its rights as a Lender.

Section 10.2 Administrative Agent’s Reliance, Etc.

None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken

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by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Revolving Credit Note as its holder until such Revolving Credit Note has been assigned in accordance with Section 11.2 (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 2.7 (Evidence of Debt), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of any Group Member in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a fax or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

Section 10.3 Posting of Approved Electronic Communications

(a) Each of the Lenders, the Issuers and each Group Member agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and Issuers by posting such Approved Electronic Communications on DebtDomain™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuers and each Group Member acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers, and each Group Member hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS,

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DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (THE “AGENT AFFILIATES”) WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED ELECTRONIC COMMUNICATIONS.

(d) Each of the Lenders, the Issuers and each Group Member agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

Section 10.4 The Administrative Agent Individually

With respect to its Ratable Portion, Citi shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Revolving Credit Lenders”, “Requisite Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as a Lender, a Revolving Credit Lender or as one of the Requisite Lenders. Citi and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if Citi were not acting as the Administrative Agent.

Section 10.5 Lender Credit Decision

Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender, conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents. Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders or the Issuers, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come into the possession of the Administrative Agent or any Affiliate thereof or any employee or agent of any of the foregoing.

Section 10.6 Indemnification

Each Revolving Credit Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Revolving Credit

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Lender’s aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Revolving Credit Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or such Affiliate’s gross negligence or willful misconduct. Without limiting the foregoing, each Revolving Credit Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

Section 10.7 Successor Administrative Agent

(a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

(b) In addition to the foregoing, if a Revolving Lender becomes, and during the period it remains, a Defaulting Lender, and the Borrower shall not have satisfied its obligations set forth in Section 2.19 (Defaulting Lender), the Issuer and/or the Swing Loan Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuer or Swing Loan Lender, respectively, effective at the close of business New York time on a date specified in such notice (which date may not be less than 30 days after the date of such notice); provided, that such resignation by the Issuer will have no effect on the validity or

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enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to the Issuer; and provided further, that such resignation by the Swing Loan Lender will have no effect on its rights in respect of any outstanding Swing Loans or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Swing Loan.

Section 10.8 Concerning the Collateral and the Collateral Documents

(a) Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by any Group Member, (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any Deposit Accounts maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender or such Issuer, (iv) manage, supervise and otherwise deal with the Collateral, including the making of Protective Advances in an aggregate amount not to exceed the lesser of $25,000,000 and the aggregate amount of the unused Revolving Credit Commitments (unless, in the case of Protective Advances, the Administrative Agent has been instructed by the Requisite Lenders not to make Protective Advances), (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

(b) Each of the Lenders and the Issuers hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers against any of the following:

(i) all of the Collateral and all Loan Parties, upon termination of the Revolving Credit Commitments and payment and satisfaction in full of all Loans, all Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case in the appropriate currency and on terms satisfactory to the Administrative Agent and the applicable Issuers);

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(ii) any assets that are subject to a Lien permitted by Section 8.2(d) or (e) (Liens, Etc.);

(iii) any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement); and

(iv) any part of the Collateral that is the property of a Loan Party that is subsequently designated as an Excluded Subsidiary, or is otherwise disposed of if such disposition is permitted by this Agreement; provided, that immediately before and after giving effect to such release no Default or Event of Default has occurred and is continuing.

Any Loan Party that is subsequently designated as an Excluded Subsidiary, or is otherwise disposed of, if such disposition is permitted by this Agreement, shall be automatically released from any of its obligations under the Guaranty, Security Agreement and all other Loan Documents to which it is a party, unless either immediately before or after giving effect to such release a Default or Event of Default has occurred and is continuing.

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens, or otherwise evidence the release of obligations, to be released pursuant to this Section 10.8 promptly upon the effectiveness of any such release.

(c) Any guarantor of the Existing Credit Agreement that is not party to the Guaranty and is listed on either Schedule 1.1(a) (Excluded Subsidiaries) or Schedule 4.3(c) (Liquidated Existing Loan Parties) is hereby released from the Guaranty (as defined in the Existing Credit Agreement) and shall have no surviving obligations thereunder, (ii) is hereby released from the Security Agreement (as defined in the Existing Credit Agreement) and all liens or security granted by such guarantor thereunder or otherwise are hereby terminated.

Section 10.9 Collateral Matters Relating to Related Obligations

The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract or Cash Management Obligation or that is otherwise owed to Persons other than the Administrative Agent, the Lenders and the Issuers (collectively, “Related Obligations”) solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed

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solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Revolving Credit Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker’s lien or similar right except to the extent provided in Section 11.6 (Right of Set-off) and then only to the extent such right is exercised in compliance with Section 11.7 (Sharing of Payments, Etc.).

ARTICLE XI

MISCELLANEOUS

Section 11.1 Amendments, Waivers, Etc.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter, the Deposit Account Control Agreements, the Securities Account Control Agreements, the Hedging Contracts, the Letter of Credit Reimbursement Agreements and the Cash Management Documents) nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (w) in the case of any amendment to the definition of the term “Borrowing Base” and related provisions of this Agreement for the purposes of including in the Borrowing Base (and such assets and properties becoming part of the Collateral), (1) eligible inventory, equipment and/or machinery, signed by the Administrative Agent and the Super-Majority Lenders (or by the Administrative Agent with the consent of the Super-Majority Lenders) and (2) in the case of any other asset or property, signed by the Administrative Agent and each Lender (or by the Administrative Agent with the consent of each Lender), (x) in the case of any amendment to the definitions of the terms (1) “Advance Rate” and related provisions of this Agreement and/or (2) “Eligible Accounts” and related provisions of this Agreement for the purposes of modifying the advance rates on and criteria for Eligible Accounts to be included in the Borrowing Base, in each case, signed by the Administrative Agent and the Super-Majority Lenders (or by the Administrative Agent with the consent of the Super-Majority Lenders), (y) in the case of any amendment or modification to Section 2.13(g) (Payments and Computations), signed by the Administrative Agent and the Super-Majority Lenders (or by the Administrative Agent with the consent of the Super-Majority Lenders), and (z) in the case of any other amendment, waiver or consent, by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders ) and the Borrower, and then, in each case, any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and

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signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof), do any of the following:

(i) waive any condition specified in Section 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders;

(ii) increase or extend the Revolving Credit Commitment of such Lender or subject such Lender to any additional obligation;

(iii) extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal or interest of any such Loan or fees owing to such Lender (it being understood that Section 2.9 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender’s Revolving Credit Commitment;

(iv) reduce, or release the Borrower from its obligations to repay, the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

(v) reduce the rate of interest on any Loan or Reimbursement Obligation outstanding and owing to such Lender or any fee payable hereunder to such Lender;

(vi) expressly subordinate any of the Secured Obligations or any Liens securing the Secured Obligations;

(vii) postpone any scheduled date fixed for payment of interest or fees owing to such Lender or waive any such payment;

(viii) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

(ix) release all or substantially all of the Collateral except as provided in Section 10.8(b) (Concerning the Collateral and the Collateral Documents) or release the Borrower from its payment obligation to such Lender under this Agreement or the Revolving Credit Notes owing to such Lender (if any) or release any Guarantor from its obligations under the Guaranty except in connection with the sale or other disposition of a Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement);

(x) increase any of the percentages set forth in the definition of “Advance Rate” above the maximum percentages stated in such definitions on the date hereof; or

(xi) amend Section 10.8(b) (Concerning the Collateral and the Collateral Documents), Section 11.7 (Sharing of Payments, Etc.), this Section 11.1 or definition of any of the terms “Ratable Portion”, “Requisite Lenders” or “Super-Majority Lenders”;

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and provided, further, that (1) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.2(e) (Assignments and Participations), affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder; (2) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents; (3) no amendment, waiver or consent shall, unless in writing and signed by the Swing Loan Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Loan Lender under this Agreement or the other Loan Documents; (4) no amendment, waiver or consent shall, unless in writing and signed by each Issuer in addition to the Lenders required above to take such action, affect the rights or duties of such Issuer under this Agreement or the other Loan Documents; (5) the Administrative Agent may, with the consent of the Borrower, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any Issuer; and (6) the Borrower and the Administrative Agent may enter into any amendment necessary to implement the terms of a Revolving Credit Commitment Increase in accordance with the terms of this Agreement without the consent of any Lender.

(b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(c) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained but the consent of other Revolving Credit Lenders whose consent is required is not obtained (any such Revolving Credit Lender whose consent is not obtained as described in this Section 11.1 being referred to as a “Non-Consenting Lender”), then, as long as the Revolving Credit Lender acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request, any Eligible Assignee acceptable to the Administrative Agent shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to the Revolving Credit Lender acting as the Administrative Agent or such Eligible Assignee, all of the Revolving Credit Commitments, and Revolving Credit Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of sale; provided, however, that such purchase and sale shall be recorded in the Register maintained by the Administrative Agent and shall not be effective until (x) the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to the Administrative Agent and the Borrower whereby such Eligible Assignee shall agree to be bound by the terms hereof and (y) such Non-Consenting Lender shall have received payments of all Loans held by it and all accrued and unpaid interest and fees with respect thereto through the date

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of the sale. Each Revolving Credit Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the Administrative Agent an Assignment an Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Revolving Credit Note (if the assigning Revolving Credit Lender’s Loans are evidenced by a Revolving Credit Note) subject to such Assignment and Acceptance; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

(d) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Requisite Lenders, Super-Majority Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Requisite Lenders” and “Super-Majority Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

Section 11.2 Assignments and Participations

(a) Each Revolving Credit Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Revolving Credit Lender’s Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Revolving Credit Lender’s Revolving Credit Outstandings and Revolving Credit Commitments, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the assignor’s entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Borrower and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consent of the Borrower and the Administrative Agent shall each not be unreasonably withheld or delayed); provided, however, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days of having received notice thereof; and provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing. In addition, any Lender may make, carry or transfer Revolving Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender, solely to facilitate any Borrowing in an Alternative Currency.

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(b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note (if the assigning Revolving Credit Lender’s Loans are evidenced by a Revolving Credit Note) subject to such assignment. Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and, other than in respect of assignments made pursuant to Section 2.17 (Substitution of Lenders) and Section 11.1(c) (Amendments, Waivers, Etc.), the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Revolving Credit Lender and, if such Revolving Credit Lender were an Issuer, of such Issuer hereunder and thereunder, (ii) the Revolving Credit Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Revolving Credit Lender’s rights and obligations under the Loan Documents, such Revolving Credit Lender shall cease to be a party hereto).

(c) The Administrative Agent shall maintain at its address referred to in Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and Issuers and the principal amount (and stated interest) of the Loans and Reimbursement Obligations owing to each Lender from time to time and the Revolving Credit Commitments of each Lender. Any assignment pursuant to this Section 11.2 shall not be effective until such assignment is recorded in the Register.

(d) Upon its receipt of an Assignment and Acceptance executed by an assigning Revolving Credit Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Revolving Credit Notes to such assignee in an amount equal to the Revolving Credit Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Revolving Credit Lender has surrendered any Revolving Credit Note for exchange in connection with the assignment and has retained Revolving Credit Commitments hereunder, new Revolving Credit Notes to the assigning Revolving Credit Lender in an amount equal to the Revolving Credit Commitments retained by it hereunder. Such new Revolving Credit Notes shall be dated the same date as the surrendered Revolving Credit Notes and be in substantially the form of Exhibit B (Form of Revolving Credit Note).

(e) In addition to the other assignment rights provided in this Section 11.2, each Revolving Credit Lender may do each of the following:

(i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Revolving Credit Lender would otherwise be required to make

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hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Revolving Credit Lender to make such Loans thereunder, provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (y) such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder; and

(ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) without notice to or consent of the Administrative Agent or the Borrower, any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) and (B) without consent of the Administrative Agent or the Borrower, (1) any holder of, or trustee for the benefit of, the holders of such Revolving Credit Lender’s Securities and (2) any Special Purpose Vehicle to which such Revolving Credit Lender has granted an option pursuant to clause (i) above;

provided, however, that no such assignment or grant shall release such Revolving Credit Lender from any of its obligations hereunder except as expressly provided in clause (i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this Section 11.2 other than this clause (e) or clause (f) below. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause (e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender’s ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Borrower from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent and the Lenders, Issuers and other Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender’s obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this clause (e) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of Sections 2.15 (Capital Adequacy) and 2.16 (Taxes) and of Section 2.14(d) (Illegality) as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, no Borrower shall, at any time, be obligated to make under Section 2.15 (Capital Adequacy), 2.16 (Taxes) or 2.14(d) (Illegality) to any such Special Purpose Vehicle and any such Lender any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; and provided, further, that such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.

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(f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant’s consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.8(b) (Concerning the Collateral and the Collateral Documents). In the event of the sale of any participation by any Lender, (w) such Lender’s obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(g) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender, subject to the provisions of Section 2.7(c) (Evidence of Debt) relating to notations of transfer in the Register. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer’s obligations to Issue Letters of Credit pursuant to Section 2.4 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

Section 11.3 Costs and Expenses

(a) The Borrower agrees upon demand to pay, or reimburse the Administrative Agent and each Arranger for, all of the Administrative Agent’s or such Arranger’s, as the case may be, reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable documented out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent’s counsel, Weil, Gotshal & Manges LLP, one local legal counsel in each relevant jurisdiction, auditors, accountants, appraisers, field examiners, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent in connection with any of the following: (i) the Administrative Agent’s audit and investigation of the Group Members in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent’s periodic audits of the Group Members, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions Precedent), any Loan Document or any proposal letter or commitment

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letter issued in connection therewith, or the making of the Loans hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent’s rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower’s Subsidiaries, the Related Documents, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrower’s Subsidiaries, the Related Documents, this Agreement or any other Loan Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same. The foregoing notwithstanding, unless an Event of Default shall have occurred and be continuing, the Borrower shall only be obligated to reimburse the Administrative Agent and Lenders for two audits and/or appraisals in any Fiscal Year.

(b) The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or such Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower’s Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or Related Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

Section 11.4 Indemnities

(a) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Arranger, each co-documentation agent, each bookrunner, each Lender and each Issuer (including each Person obligated on a Hedging Contract that is a Loan Document if such Person was a Lender or Issuer at the time of it entered into such Hedging Contract) and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions Precedent) (each such Person being an “Indemnitee”) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including reasonable fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation,

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litigation or proceeding is brought by any such Indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Related Document, or any act, event or transaction related or attendant to any thereof or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter that has resulted primarily from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, “Indemnified Matters” include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of any Group Member involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Group Member, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. § 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to any Group Member, or the owner, lessee or operator of any property of any Group Member by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Administrative Agent, either Arranger, any Lender or any Issuer, or the Administrative Agent, the Arrangers, any Lender or any Issuer having become the successor in interest to any Group Member and (y) attributable solely to acts of the Administrative Agent, such Arranger, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such Arranger, such Lender or such Issuer.

(b) The Borrower shall indemnify the Administrative Agent, each Arranger, the Lenders and each Issuer for, and hold the Administrative Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Arrangers, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

(c) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding or requested Remedial Action, in each case contemplated in clause (a) above, and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower’s choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower’s obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

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(d) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

Section 11.5 Limitation of Liability

(a) The Borrower agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee’s gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). The Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b) IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER, ISSUER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE’S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 11.6 Right of Set-off

Upon the occurrence and during the continuance of any Event of Default and so long as the Requisite Lenders have requested that the Administrative Agent declare the Obligations to be immediately due and payable pursuant to Section 9.2, or the Obligations have become immediately due and payable without notice pursuant to Section 9.2, then each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of any Group Member against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

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Section 11.7 Sharing of Payments, Etc.

(a) If any Revolving Credit Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off)) or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) or 11.4 (Indemnities) (other than payments pursuant to Section 2.14 (Special Provisions Governing Eurocurrency Rate Loans), 2.15 (Capital Adequacy) or 2.16 (Taxes)) or otherwise receives any Collateral or any “Proceeds” (as defined in the Security Agreement) of Collateral (other than payments pursuant to Section 2.14 (Special Provisions Governing Eurocurrency Rate Loans), 2.15 (Capital Adequacy) or 2.16 (Taxes)) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off)) or otherwise) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Revolving Credit Lenders, such Revolving Credit Lender (a “Purchasing Lender”) shall forthwith purchase from the other Lenders (each, a “Selling Lender”) such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

(b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender’s ratable share (according to the proportion of (i) the amount of such Selling Lender’s required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

(c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 11.8 Notices, Etc.

(a) Addresses for Notices. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(i) if to the Borrower:

TENET HEALTHCARE CORPORATION

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

Attention: Chief Financial Officer

Fax no: (469) 893-2707

E-Mail Address: daniel.cancelmi@tenethealth.com

Attention: Treasurer

Fax no: (469) 893-2364

E-Mail Address: tyler.murphy@tenethealth.com

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Attention: General Counsel

Fax no: (469) 893-2582

E-Mail Address: audrey.andrews@tenethealth.com

Attention: Assistant General Counsel

Fax no: (469) 893-6733

E-Mail Address: paul.castanon@tenethealth.com

with a copy to:

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, New York 10166

Attention: Aaron F. Adams

Fax no: (212) 351-4000

E-Mail Address: afadams@gibsondunn.com

(ii) if to any Revolving Credit Lender, at its Domestic Lending Office specified opposite its name on Schedule III (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

(iii) if to any Issuer, at the address set forth under its name on Schedule III (Applicable Lending Offices and Addresses for Notices); and

(iv) if to the Administrative Agent or the Swing Loan Lender:

CITICORP USA, INC.

390 Greenwich Street, 1st Floor

New York, New York 10013

Attention: Shane Azarra

Fax no: (212) 723-3748

E-Mail Address: shane.azzara@citi.com

with a copy to:

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue,

New York, New York 10153-0119

Attention: Daniel S. Dokos

Fax no: (212) 310-8007

E-Mail Address: daniel.dokos@weil.com

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or at such other address as shall be notified in writing (x) in the case of the Borrower, the Administrative Agent and the Swing Loan Lender, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.

(b) Effectiveness of Notices. All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 10.3 (Posting of Approved Electronic Communications) to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified that such communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Facility) or Article X (The Administrative Agent) shall not be effective until received by the Administrative Agent.

(c) Use of Electronic Platform. Notwithstanding clauses (a) and (b) above (unless the Administrative Agent requests that the provisions of clause (a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citi.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender or Issuer to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.

Section 11.9 No Waiver; Remedies

No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.10 Binding Effect

This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall

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be binding upon and inure solely to the benefit of the Borrower, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 11.11 Governing Law

This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 11.12 Submission to Jurisdiction; Service of Process

(a) Each of the parties hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(ii) consents that any such action or proceeding will be brought in such courts and waives trial by jury and any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 14.2 or at such other address of which the other parties hereto shall have been notified pursuant thereto; and

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

Section 11.13 Waiver of Jury Trial

EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

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Section 11.14 Marshaling; Payments Set Aside

None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.15 Section Titles

The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

Section 11.16 Execution in Counterparts

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

Section 11.17 Entire Agreement

This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.

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Section 11.18 Confidentiality

Each of the Administrative Agent, the Lenders and the Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 11.18, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) any rating agency, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.18 or (y) becomes available to the Administrative Agent, any Lender, any Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section 11.18, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuer on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided, however, that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.19 Patriot Act Notice

Each Lender subject to the Patriot Act hereby notifies the Borrower that, pursuant to the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties, including the name and address of the Borrower and the other Loan Parties and other information that will allow such Lender to identify the Borrower and the other Loan Parties in accordance with the Patriot Act.

Section 11.20 No Lender Parties Implied Duties

The Administrative Agent, each co-documentation agent, each Arranger, each joint bookrunner, each Lender and each of their respective Affiliates (for the purposed of this

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Section 11.20 each a “Lender Party” and, collectively the “Lender Parties”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in this Agreement or any of the other Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by this Agreement and the other Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 11.21 Special Provisions Relating to Certain Currencies

(a) All funds to be made available to Administrative Agent pursuant to this Agreement in Euros or Sterling shall be made available to Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in such principal financial center in such Participating Member State (or London) as Administrative Agent shall from time to time nominate for this purpose.

(b) In relation to the payment of any amount denominated in Euros or Sterling, the Administrative Agent shall not be liable to any Loan Party or any of the Lenders for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by Administrative Agent if Administrative Agent shall have taken all relevant and necessary steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in Euros or Sterling) to the account with the bank in the principal financial center in the Participating Member State which the Borrower or, as the case may be, any Lender shall have specified for such purpose. In this Section 11.21, “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as Administrative Agent may from time to time determine for the purpose of clearing or settling payments of Euros or Sterling. Furthermore, and without limiting the foregoing, the Administrative Agent shall not be liable to any Loan Party or any of the Lenders with respect to the foregoing matters except to the extent resulting from (x) its own gross negligence, bad faith or willful misconduct, as determined by the final, non-appealable judgment of a court of competent jurisdiction (or pursuant to a binding arbitration award or as otherwise agreed in writing by the affected parties) or (y) a breach of any obligations under any Loan

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Document by the Administrative Agent or of any affiliate, director, officer, employee, agent, trustee or advisor of the Administrative Agent as determined by the final, non-appealable judgment of a court of competent jurisdiction (or pursuant to a binding arbitration award or as otherwise agreed in writing by the affected parties).

(c) If for purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars for delivery two Business Days thereafter. The obligation of the Borrower in respect of any such sum due from it to any Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.

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